EXHIBIT 10.2

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (“Sublease”) is made and entered into by Sublandlord and Subtenant as of August 5, 2003. For valuable consideration, the receipt and adequacy of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:

ARTICLE 1 — BASIC SUBLEASE INFORMATION

1.1 Definitions. In addition to the terms that are defined elsewhere in this Sublease, the following defined terms are used in this Sublease:

(a)	Sublandlord: Vignette Corporation, a Delaware corporation.

(b)	Sublandlord’s Address for Notices and Rent Payments:

1601 S. MoPac Expressway
Austin, TX 78746
Attn: Real Estate Manager

All Rent and any other amounts owed by Subtenant to Sublandlord under this Sublease shall be sent to the following address:

(c)	Subtenant: Salesforce.com, a Delaware corporation.

(d)	Subtenant’s Address: Landmark @ One Market
One Market Street, 3rd Floor
San Francisco, CA 94105-5106

(e)	Project: The land and building located at Landmark @ One Market, One Market Street, San Francisco, California. The term “Project expressly excludes the “Annex” (as defined in the Master Lease).

(f)	Premises: The premises leased by Sublandlord pursuant to the Master Lease (defined below), containing 74,716 square feet of space on the 7th and 8th floors of the Building.

(g)	Building: The Building located on the Project.

(h)	Subleased Premises. The entire 7th floor of the Building containing 37,488 rentable square feet, as shown on Exhibit A attached hereto.

(i)	Tenant’s Percentage Share: 10.353% (determined by dividing the Rentable Area of the Subleased Premises by the Rentable Area of the Building and multiplying the resulting quotient by 100 and rounding to the 3rd decimal place).

(j)	Security Deposit: $193,688.00. At Subtenant’s option, the Security Deposit may be in the form of an unconditional, clean, irrevocable standby letter of credit, acceptable to Sublandlord in Sublandlord’s reasonable discretion.

(k)	Term: Approximately 34-1/2 months, beginning on the Commencement Date and expiring on the Expiration Date.

(l)	Delivery Date: the first business day following the later of (i) the effective date of Master Landlord’s written consent to this Sublease, and (ii) Sublandlord’s substantial completion of its obligations (excluding punch-list items) set forth in Section 3.1(a) below.

(m)	Commencement Date: the later of (i) August 1, 2003 and (ii) 15 days after the Delivery Date.

(n)	Expiration Date: June 13, 2006.

(o)	Monthly Rent: $96,844.00 per month ($31.00 per square foot per year), beginning on the date which is 90 days after the Commencement Date and ending on the Expiration Date.

(p)	Parking Spaces: Subtenant shall not be entitled to the use of any parking spaces in connection with this Sublease.

(q)	Brokers:

(1)	Sublandlord’s Broker: Cushman & Wakefield of Colorado, Inc.

(2)	Subtenant’s Broker: Jones Lang LaSalle

(r)	Master Lease: Office Lease dated April 23, 2001, between TMG\One Market, L.P., a Delaware limited partnership, as Landlord, and Epicentric, Inc., predecessor-in-interest to Sublandlord, as Tenant, a true and correct copy of which is attached hereto as Exhibit B.

(s)	Additional Rent: All other amounts due and payable by Subtenant under this Sublease other than Monthly Rent.

(t)	Rent: The Monthly Rent and Additional Rent.

(u)	Base Year: 2004.

If any other provision of this Sublease contradicts any definition of this Article, the other provision will prevail. Any capitalized term which is not defined in this Sublease shall have the meaning for such term set forth in the Master Lease.

1.2 Exhibits. The following exhibits are attached to this Sublease and are made part of this Sublease:

EXHIBIT A—The Subleased Premises

EXHIBIT B—Master Lease

EXHIBIT C—Master Sublease

EXHIBIT D—Furniture

ARTICLE 2 — AGREEMENT

2.1 Agreement. Sublandlord subleases the Subleased Premises to Subtenant, and Subtenant subleases the Subleased Premises from Sublandlord, according to the terms of this Sublease.

2.2 Term. The term of this Sublease will begin on the Commencement Date, and will end on the Expiration Date; provided, however, that, except as expressly set forth in this Sublease, this Sublease shall automatically terminate upon a termination for any reason whatsoever of the Master Lease. Notwithstanding the foregoing, from and after the date upon which Sublandlord receives the Master Landlord Consent (as defined in Section 9.4 hereof), Sublandlord shall allow Subtenant limited access to the Subleased Premises prior to the Commencement Date to begin installing equipment, fixtures, cabling and any other improvements desired by Subtenant. Any such use of the Subleased Premises is also subject to, and Subtenant must comply with and observe, all applicable laws, Building rules and all other terms and conditions of this Sublease and the Master Lease. If Subtenant conducts business in the Subleased Premises prior to the Commencement Date, the Commencement Date shall be advanced hereunder such that, notwithstanding anything to the contrary set forth herein, the Commencement Date shall be the first business day Subtenant conducts business in the Subleased Premises.

ARTICLE 3 — DELIVERY OF SUBLEASED PREMISES

3.1 Delivery of Possession.

(a) Sublandlord will deliver possession of the Subleased Premises to Subtenant, and Subtenant will accept the Subleased Premises “AS-IS” in their present condition on the Delivery Date. Within 10 business days after the Delivery Date, Sublandlord shall (i) deliver all furniture and audio visual equipment listed on Exhibit D attached hereto (the “Furniture”) to the Subleased Premises, and (ii) remove from the Subleased Premises the personal property, equipment and trade fixtures of Sublandlord that are not listed on Exhibit D. Notwithstanding the foregoing, in the event that certain parts or panels are not in the current inventory of Sublandlord’s contractor, Sublandlord shall not be in default of this Sublease so long as Sublandlord diligently pursues the installation of such items after they become available.

(b) Subtenant acknowledges that neither Sublandlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Subleased Premises for the conduct of Subtenant’s business or as to the physical condition or actual dimensions of the Subleased Premises or the Building, nor has Sublandlord or its agents or employees agreed to undertake any alterations or construct any tenant improvements to the Subleased Premises, except as set forth on Exhibit D. Sublandlord shall deliver to Subtenant all existing keys for any keyed doors in the Subleased Premises and for elevator access, if necessary.

(c) On or before the first business day following Sublandlord’s completion of its obligations set forth in Section 3.1(a) above, representatives from both Sublandlord and Subtenant shall conduct a walk through and videotape the Subleased Premises in order to show the physical condition of the Subleased Premises as of such date.

3.2 Furniture. Subtenant shall have the right to use the Furniture during the term, and shall return the Furniture to Sublandlord upon expiration or earlier termination of this Sublease in the same condition as when delivered, ordinary wear and tear excepted. Subtenant shall remove all of its personal property which is not Furniture prior to the Delivery Date. At Sublandlord’s option, Subtenant, at its sole cost and expense, shall either be responsible for the replacement of any items that are lost, damaged or show wear and tear other than ordinary wear and tear, or Subtenant shall pay to Sublandlord within 10 days after written demand, (i) 100% of the cost of the item as set forth on Exhibit D attached hereto if the termination of the Lease or a default beyond applicable notice and cure periods occurs in the first twelve months of the Sublease Term, (ii) 66% of the cost of the item as set forth on Exhibit D if the termination of the Lease or a default beyond applicable notice and cure periods occurs in the second twelve months of the Sublease Term, or (iii) 33% of the cost of the item as set forth on Exhibit D if the termination of the Lease or a default beyond applicable notice and cure periods occurs after the 24th month of the Sublease Term. The Furniture shall at all times remain in the Subleased Premises, and Subtenant shall not at any time move the Furniture to any of its other space in the Building. Sublandlord may enter the Subleased Premises at any time to inspect and inventory the Furniture, and determine whether Subtenant has performed all of its obligations with respect thereto. Sublandlord makes no representations or warranties to Subtenant regarding the condition or fitness of the Furniture for Subtenant’s intended use. Subtenant shall indemnify, defend, and hold Sublandlord harmless from any and all injury, cost, loss, liability and expense, including without limitation, reasonable attorneys fees, arising out of or in connection with Subtenant’s use of the Furniture.

3.3 Security System. Subtenant shall have the use of Sublandlord’s existing security system infrastructure for the Subleased Premises; provided, however, Subtenant shall not be entitled to use Sublandlord’s security system controller or connect to Sublandlord’s security system on the eighth floor. At Subtenant’s sole cost and expense, Subtenant may disconnect the security system from Sublandlord’s controller, and connect with Subtenant’s security system controller, which is currently located in Subtenant’s leased premises on the third floor of the Building. Sublandlord makes no representation or warranty to Subtenant regarding the condition or fitness of the security system. Subtenant shall indemnify, defend and hold Sublandlord harmless from any and all injury, cost, loss, liability and expense, including without limitation, reasonable attorneys fees, arising out of or in connection with Subtenant’s use of the security system. Upon the expiration or earlier termination of this Sublease, Subtenant, at its sole cost and expense, shall cause the security system to be disconnected from Subtenant’s controller, and if notified in writing prior to the expiration of the Term, Subtenant, at its sole cost and expense, shall cause the security system to be reconnected to Sublandlord’s security system. Subtenant’s obligations under this Section will survive the expiration or other termination of this Sublease.

ARTICLE 4 — MONTHLY RENT

4.1 Monthly Rent. Subtenant will pay Monthly Rent to Sublandlord as rent for the Subleased Premises, as set forth in Section 1.1 above, without written demand or notice, and without deduction or offset. Rent which is due for any partial calendar month will be prorated on a per diem basis based on the actual number of days in that month. The first installment of

Rent will be due within three business days after Subtenant’s receipt (via facsimile) of a fully-executed copy of this Sublease, together with Subtenant’s Security Deposit as security for the full, faithful and timely performance of every provision of this Sublease to be performed by Subtenant. Thereafter, Rent will be paid to Sublandlord in advance on or before the first day of each month of the term at Sublandlord’s address set forth in Section 1.1 above, or to such other person or place as Sublandlord designates to Subtenant in writing. Sublandlord shall not deposit the first installment of Monthly Rent received from Subtenant until Sublandlord has received Master Landlord’s written consent to this Sublease, at which time Sublandlord shall immediately deposit the amount and apply it towards the first Rent payment due under this Sublease; provided, however, Sublandlord shall, within three business days after receipt of written notice stating that Master Landlord will not consent to this Sublease or the termination of this Sublease pursuant to Section 9.4 hereof, return the first installment of Rent and the Security Deposit to Subtenant.

4.2 Taxes and Operating Expenses.

(a) Subtenant shall pay to Sublandlord monthly, as Additional Rent, Tenant’s Percentage Share of all Operating Expenses and Real Estates Taxes over and above the Base Year, any Impositions, and any additional costs charged to Sublandlord by Master Landlord as a result of Subtenant’s use or occupancy of the Subleased Premises. The parties acknowledge that Subtenant shall not be obligated to pay any Operating Expenses and Real Estate Taxes until January 1, 2005.

(b) Subtenant shall also pay to Sublandlord, in addition to and together with each payment of Rent, any and all excise, transaction privilege, sales, rental, gross receipts, or other taxes (other than net income and/or estate taxes of Sublandlord) now or in the future imposed by any taxing authority upon Master Landlord or Sublandlord and attributable to or measured by the Rent or other charges payable by Subtenant pursuant to this Sublease, whether assessed against Master Landlord or Sublandlord or assessed against Subtenant and collected by Master Landlord or Sublandlord, or both.

4.3 Application of Security Deposit. Prior to the Delivery Date, Subtenant shall provide Sublandlord with an irrevocable stand-by letter of credit in the amount of $193,688.00, in a form acceptable to Sublandlord in Sublandlord’s reasonable discretion, and issued by a bank reasonably acceptable to Sublandlord. The letter of credit shall (i) be unconditional, irrevocable, transferable, payable to Sublandlord upon presentment of original to the issuer in person or by courier, in partial or full draws, and (ii) contain an “evergreen” provision which provides that it is automatically renewed on an annual basis (subject to the permitted date of termination set forth below) unless the issuer delivers thirty (30) days’ prior written notice of cancellation to Sublandlord and Subtenant. Any and all fees or costs charged by the issuer in connection with the letter of credit shall be paid by Subtenant. The irrevocable stand-by letter of credit shall remain effective from the Delivery Date through and including the date that is 60 days following the Expiration Date. Notwithstanding the foregoing, and provided that Subtenant is not in default beyond applicable notice and cure periods under this Sublease, as of the 181st day following the Commencement Date, the amount of the Security Deposit required pursuant to this Sublease shall be reduced to $96,844.00. Within 10 days after Sublandlord’s receipt of a replacement letter of credit in the amount of $96,844.00 that is otherwise in the form required by this Section 4.3, Sublandlord shall return the original letter of credit to Subtenant. If Subtenant defaults with respect to any provision of this Sublease beyond applicable notice and cure periods, including but not limited to the provisions relating to the payment of Rent, Sublandlord may draw upon all or any part of Subtenant’s letter of credit. If any portion of the Security

Deposit is so used, applied, or retained, Subtenant will within 15 days after written demand from Sublandlord, provide to Sublandlord an additional irrevocable, stand-by letter of credit, which shall be in form and substance satisfactory to Sublandlord, issued by a bank reasonably acceptable to Sublandlord, in an amount sufficient to restore the Security Deposit to its then required amount pursuant to this Section 4.3. Sublandlord may use, apply or retain all or any part of the Security Deposit for the payment of any Rent, or any other sum in default. In no event shall Sublandlord be required to apply the Security Deposit. Neither the application of the Security Deposit as set forth above nor the restoration by Subtenant of such Security Deposit shall operate to cure such default or to estop Sublandlord from pursuing any remedy to which Sublandlord would otherwise be entitled, unless and until Subtenant has fully compensated Sublandlord for any damage resulting from such default in accordance with this Sublease and Subtenant has restored any Security Deposit and otherwise complied with the terms hereof. Subtenant may not apply the Security Deposit to the payment of Rent or the performance of other obligations. Unless otherwise required by law, Sublandlord will not be required to keep the Security Deposit separate from its general funds and may commingle the Security Deposit with its own funds. Subtenant will not be entitled to interest on the Security Deposit. The Security Deposit will not be deemed a limitation on Sublandlord’s damages or a payment of liquidated damages or a payment of the Rent due for the last month of the term. If Subtenant fully, faithfully and timely performs every provision of this Sublease to be performed by it, the letter of credit will be returned to Subtenant within 30 days after the later of the expiration of the term or Subtenant’s vacation of the Subleased Premises. Notwithstanding the foregoing, Sublandlord shall return the Security Deposit to Sublandlord within three business days after Sublandlord’s receipt of written notice stating that Master Landlord will not consent to this Sublease or the termination of this Sublease pursuant to Section 9.4 hereof.

ARTICLE 5 — USE AND ALTERATIONS

5.1 Use. Subtenant will use the Subleased Premises for general office use only and for no other purpose. Subtenant will not use or permit the Subleased Premises to be used or occupied for any purpose or in any manner prohibited by any applicable laws or by the Master Lease. Subtenant will not commit waste or suffer or permit waste to be committed in, on, or about the Subleased Premises. Subtenant will use the Subleased Premises in a careful, safe, and proper manner. Subtenant will conduct its business and control its employees, agents, and invitees in such a manner as not to create any nuisance or interfere with, annoy, or disturb Master Landlord in its operation of the Building, Sublandlord, or any other tenant or occupant of the Building.

5.2 Alterations. Subtenant shall not make any alterations, additions or other improvements to the Subleased Premises by or on behalf of Subtenant (but not including Subtenant’s moveable trade fixtures or moveable items of personal property) (“Alterations”) without Sublandlord’s prior written consent, which shall not be unreasonably withheld or delayed, and the approval of Master Landlord if required by the terms of the Master Lease. At the time Subtenant requests approval from Sublandlord or Master Landlord, Subtenant must obtain the prior written approval of Master Landlord and Subtenant to any contractors and vendors performing work in the Subleased Premises. Subtenant acknowledges that Master Landlord has a pre-approved list of contractors and vendors from which Subtenant must select its contractor and vendors. Sublandlord shall consent or object to any proposed Alterations within three business days after receipt of all materials required by this Sublease and the Master Lease. If Sublandlord does not consent or object to Subtenant’s proposed Alterations within the three business day period provided above, Sublandlord’s consent will be deemed given. Sublandlord may withhold its approval of any proposed Alterations if Subtenant is in default of any of its obligations under this Sublease at the time Subtenant requests Sublandlord’s approval; provided, however, if Subtenant cures the default within the applicable notice and cure periods set forth in this Sublease, Sublandlord shall reconsider Subtenant’s request for approval. Any Alterations to which Sublandlord and Master Landlord (if required) consent must be constructed and installed in accordance with (i) all requirements contained in the Master Lease, and (ii) any reasonable requirements imposed by Sublandlord to protect Sublandlord’s interest in the Master Lease and/or in the Subleased Premises. All such alterations, additions and improvements consented to by Sublandlord and Master Landlord (if required) will be made using new, first class materials and in a good and workmanlike manner. Subtenant shall be obligated to diligently pursue the completion of all Alterations to the Subleased Premises. Any work that has not been completed in a timely manner may be completed by Sublandlord or Master Landlord, at the expense of Subtenant. Such expense will be collectible as Additional Rent and will be paid by Subtenant within 10 days after delivery of a statement for such expense. At its sole cost and expense, Subtenant shall coordinate all work with a project manager approved by Sublandlord (and Master Landlord, if required), and Sublandlord shall have the right to review all progress in connection with such work. Sublandlord hereby approves Jones Lang LaSalle as Subtenant’s project manager. Subtenant shall be solely responsible for any and all expenses additional costs charged by Master Landlord (whether billed directly to Sublandlord or Subtenant) arising out of the approval or installation of the Alterations pursuant to the Master Lease, including without limitation legal expenses, architectural and engineering expenses. Where possible, Subtenant shall coordinate payment of all additional costs directly with Master Landlord. Subtenant will indemnify and hold Sublandlord, Master Landlord, the Subleased Premises, the Premises, and the Building free, clear and harmless of and from all mechanics’ liens and claims of liens, and all other liabilities, liens, claims and demands on account of such work by or on behalf of Subtenant. Prior to the commencement of any work (including, but not limited to, any maintenance, repairs, alterations, additions, improvements or installations) in or to the Subleased Premises, by or for Subtenant, Subtenant will give Sublandlord written notice of the proposed work and the names and addresses of persons supplying labor and materials for the proposed work. Sublandlord and/or Master Landlord will have the right to post notices of non-responsibility or similar written notices on the Subleased Premises and the Premises in order to protect the same against any such liens. Upon termination of this Sublease, any Alterations to the Subleased Premises shall remain in the Subleased Premises, and Subtenant shall not have the right to remove such Alteration, unless requested to do so in writing by Sublandlord at such time as Sublandlord’s consent is received, or by Master Landlord to the extent permitted under the Master Lease; provided, however, Sublandlord shall not require Subtenant to remove any Alterations or restore the Subleased Premises unless such restorations or removal is a requirement of Master Landlord. If Subtenant is required to remove any improvements, Subtenant shall, at its sole cost and expense, restore the Subleased Premises to their condition prior to this Sublease, and restore the Subleased Premises in accordance with all terms and conditions in the Master Lease. Subtenant’s obligations under this section shall survive expiration or earlier termination of this Sublease.

5.3 Pre-Approved Alterations. Sublandlord hereby approves the removal by Subtenant from the Subleased Premises and the Furniture of all signage of any type, including stickers, which includes the name of Sublandlord or any of its affiliates. Notwithstanding anything in the Master Lease or this Sublease to the contrary, upon the expiration or earlier termination of this Sublease, Subtenant shall not be required to restore any removed signage to the condition in which it existed as of the Delivery Date.

ARTICLE 6 — SERVICES; MAINTENANCE AND REPAIR

6.1 Services. The Subleased Premises shall be furnished with those services required to be provided by Master Landlord under the terms of the Master Lease, on the terms and conditions set forth therein. Such services shall be provided subject to the terms of the Master Lease, and Sublandlord will not be obligated to provide any such services should Master Landlord fail to do so. Sublandlord will not be in default under this Sublease or be liable to Subtenant or any other person, for direct, indirect, or consequential damages, or otherwise, for any failure of Master Landlord to provide heat, air conditioning, elevator, cleaning, lighting, or for surges or interruptions of electricity, or other services, if any, to be provided by Master Landlord under the terms of the Master Lease, other than the abatement of Rent as set forth in Section 8.3 of the Master Lease.

6.2 Payment for Services. Subtenant shall pay to Sublandlord monthly, the actual cost to Sublandlord for the services provided to the Subleased Premises in accordance with Section 6.1 and which are not reimbursed as Operating Expenses. Subtenant shall additionally pay to Sublandlord as Additional Rent any additional charges payable by Sublandlord as a result of Subtenant’s use of electricity, HVAC, or other services for which Master Landlord may charge Subtenant either outside of Business Hours (as defined in the Master Lease) or in excess of the amounts which Master Landlord has agreed to furnish under the terms of the Master Lease. Sublandlord shall provide Subtenant with a written invoice on a monthly basis detailing such charges. Where possible, Subtenant shall coordinate the payment of all additional costs directly with Master Landlord.

6.3 Maintenance and Repair. Subtenant shall maintain the Subleased Premises (including Subtenant’s equipment, personal property and trade fixtures located in the Subleased Premises) in their condition at the time they were delivered to Subtenant, ordinary wear and tear excepted, using contractors and vendors pre-approved by Master Landlord and Sublandlord.

6.4 Damage. Subtenant will immediately advise Sublandlord and Master Landlord of any damage to the Subleased Premises or the Building. All damage or injury to the Subleased Premises, or the Building, or the fixtures, appurtenances and equipment in the Subleased Premises or the Building which is caused by Subtenant, its agents, employees, or invitees, and which is not satisfactorily repaired (in Sublandlord’s reasonable discretion) within 10 days after receipt of written notice by Subtenant, may be repaired, restored or replaced by Sublandlord or Master Landlord, at the expense of Subtenant. Such expense will be collectible as Additional Rent and will be paid by Subtenant within 10 days after delivery of a statement for such expense.

ARTICLE 7 — INSURANCE

7.1 Subtenant’s Insurance. At all times during the term, Subtenant will carry and maintain, at Subtenant’s sole cost and expense, any insurance required to be maintained by Sublandlord with respect to the Subleased Premises under the Master Lease.

7.2 Forms of the Policies. Certificates of insurance, together with copies of the endorsements when applicable, shall be delivered to Sublandlord and Master Landlord prior to Subtenant’s occupancy of the Subleased Premises and from time to time at least 10 days prior to the expiration of the term of each such policy. All Commercial General Liability or comparable policies maintained by Subtenant shall name Sublandlord and Master Landlord if required as an additional insured. All policies maintained by Subtenant will provide (i) for severability of interests or that the acts or omissions of one of the insureds or additional insureds shall not reduce or affect coverage available to any other insured or additional insured, (ii) that the insurer agrees not to cancel or alter the policy without at least 30 days’ prior written notice to all additional insureds, and (iii) that the aggregate liability applies solely to the Subleased Premises and the remainder of the Building. All Commercial General Liability and property policies maintained by Subtenant will be written as primary policies, not contributing with and not supplemental to the coverage that Sublandlord may carry.

7.3 Waiver of Subrogation. Sublandlord and Subtenant each waives any and all rights to recover against the other, or against the officers, directors, shareholders, partners, joint venturers, employees, or agents of the other, for any loss or damage to such waiving party arising from any cause covered by any property insurance required to be carried by such party pursuant to this Article 7 or any other property insurance actually carried by such party, to the extent of the limits of such policy. Sublandlord and Subtenant, from time to time, will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all property insurance policies carried in connection with the Premises or the Subleased Premises or the contents of the Premises or the Subleased Premises.

7.4 Requirements of Insurer. Subtenant, at its sole expense, shall comply with the requirements of any board of fire underwriters or other similar body constituted now or after the date hereof, with any occupancy certificate issued pursuant to any law by any public officer, insofar as they relate to the condition, use or occupancy of the Subleased Premises.

ARTICLE 8 — COMPLIANCE WITH LAWS

8.1 Subtenant Compliance. Subtenant will promptly comply with all Laws relating to Subtenant’s use or occupancy of the Subleased Premises to the extent Sublandlord is required to do so under the Master Lease.

8.2 Hazardous Materials.

(a) Subtenant’s Obligations.

(1) Subtenant will not cause or permit the storage, treatment or disposal of any Hazardous Substances in, on, or about the Subleased Premises, the Building, or any part of the Project in violation of Environmental Laws by Subtenant, its agents, employees or contractors, Subtenant will not permit the Subleased Premises, the Building, or any portion of the Project to be used or operated in a manner that may cause the Subleased Premises or any part of the Project to be contaminated by any Hazardous Substances in violation of any Environmental Laws, and shall only permit the introduction of Hazardous Materials to the Subleased Premises in compliance with all Environmental Laws.

(2) Subtenant will be solely responsible for and will defend, indemnify, and hold Sublandlord, its agents and employees harmless from and against all direct claims, costs, and liabilities, including reasonable attorneys’ fees and costs, arising out of or in connection with Subtenant’s introduction of Hazardous Substances to the Subleased Premises, the Building, or the Project or other breach of its obligations in this Section.

(b) Mutual Obligations. Each party will promptly notify the other party of (1) any and all enforcement, cleanup, remedial, removal, or other governmental or enforcement cleanup or other governmental or regulatory actions instituted, completed or threatened pursuant to any

Environmental Laws relating to any Hazardous Substances affecting any part of the Subleased Premises, the Premises or the Project; and (2) all claims made or threatened by any third party against Subtenant, Sublandlord or any part of the Project relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Substances on or about the Subleased Premises, the Premises, the Building, or the Project or any part thereof.

(c) Sublandlord’s Obligations.

(1) Sublandlord will not cause or permit the storage, treatment or disposal of any Hazardous Substances in, on, or about the Premises, the Building, or any part of the Project in violation of Environmental Laws by Sublandlord, its agents, employees or contractors, and Sublandlord will not permit the Premises, the Building, or any portion of the Project to be used or operated in a manner that may cause the Premises or any part of the Project to be contaminated by any Hazardous Substances in violation of any Environmental Laws, and shall only permit the introduction of Hazardous Substances to the Premises in compliance with all Environmental Laws.

(2) Sublandlord will be solely responsible for and will defend, indemnity, and hold Subtenant, its agents and employees harmless from and against all direct claims, costs, and liabilities, including reasonable attorneys’ fees and costs, arising out of or in connection with (i) the introduction of Hazardous Substances by Sublandlord, its agents or employees to the Subleased Premises, the Building, or the Project prior to the Delivery Date or (ii) Sublandlord’s introduction of Hazardous Substances to the Subleased Premises, the Building, or the Project or other breach of its obligations in this Section.

(d) Survival. The obligations of this Section shall survive the expiration or other termination of this Sublease.

ARTICLE 9 — MASTER LEASE; ASSIGNMENT

9.1 The Master Lease. This Sublease is subject and subordinate to all the terms and conditions of the Master Lease, and all rights of Sublandlord thereunder. Subtenant acknowledges that it has received a copy of the Master Lease, and is familiar with the terms and conditions thereof. Except with respect to payment of rent under the Master Lease or as otherwise expressly provided in this Sublease, Subtenant hereby agrees to comply in all respects with Sublandlord’s obligations under the Master Lease insofar as the same are applicable to the Subleased Premises. Neither Subtenant nor Sublandlord will cause or allow to be caused any default under the Master Lease. In the event the Master Lease terminates for any reason prior to the expiration or termination of this Sublease, Subtenant shall not have any claim whatsoever against Sublandlord arising or resulting from such termination of the Master Lease unless caused by the actions or omissions of Sublandlord. In the event the Master Lease terminates for any reason prior to the expiration or termination of this Sublease, Sublandlord shall not have any claim whatsoever against Subtenant arising or resulting from such termination of the Master Lease unless caused by the actions or omissions of Subtenant.

9.2 Sublandlord’s Warranties. Sublandlord hereby makes the following representations and warranties as of the date hereof to Subtenant for the purpose of inducing Subtenant to enter into this Sublease and to consummate the transactions contemplated hereby. All of the following representations and warranties shall survive the execution and delivery of this Sublease by Sublandlord and Subtenant.

(a) Sublandlord is a duly organized, validly existing corporation in good standing under the laws of the State of Delaware. Sublandlord has the legal power, rights, and authority to enter into this Sublease and to consummate the transactions contemplated hereby. The individuals executing this Sublease and the instruments referenced herein on behalf on Sublandlord have the power, right, and authority to bind Sublandlord.

(b) All requisite action has been taken by Sublandlord and all requisite consents required of Sublandlord have been obtained in connection with this Sublease (other than the Master Landlord Consent), the instruments, and documents referenced herein, and the consummation of the transaction contemplated hereby, and no consent of any other party is required.

(c) This Sublease is, and all agreements, instruments and documents to be executed by Sublandlord pursuant to this Sublease shall be, duly executed by Sublandlord and are, or shall be, valid and legally binding upon Sublandlord and enforceable in accordance with their respective terms.

(d) Subject to obtaining the prior written consent of Master Landlord to this Sublease, neither the execution of this Sublease nor the consummation of the transactions contemplated hereby shall result in a material breach of or constitute a material default under any agreement, document, instrument, or other obligation to which Sublandlord is a party or by which Sublandlord may be bound, or under any law, statute, ordinance, rule, governmental regulation, writ, injunction, order, or decree of any court or governmental body, as applicable to Sublandlord.

(e) There has not been filed by or against Sublandlord a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought pursuant to such bankruptcy laws with respect to Sublandlord.

(f) Sublandlord is not in default under the Master Lease, nor has any event occurred which, with the giving of notice or the passage of time or both, would constitute a default by Sublandlord thereunder.

(g) The copy of the Master Lease attached hereto as Exhibit B is a true and correct copy of the Master Lease. The Master Lease is in full force and effect and has not been amended. To Sublandlord’s actual knowledge, Master Landlord is not in default under the Master Lease, nor has any event occurred which, with the giving of notice or the passage of time or both, would constitute a default thereunder.

(h) Sublandlord has paid all rent due to Master Landlord under the Master Lease through and including August 31, 2003.

(i) Sublandlord is currently in possession of the Subleased Premises and except for an assignment of the Master Lease from Epicentric, Inc. to Vignette Corporation, and the Agreement dated April 23, 2001, between Scient Corporation and Epicentric, Inc., predecessor-in-interest to Sublandlord, Sublandlord has not previously sublet, assigned, or encumbered the Subleased Premises or any portion thereof. Sublandlord further represents and warrants to Subtenant that (1) Scient Corporation and its successors-in-interest do not have any rights in and to the Subleased Premises that would affect Subtenant’s occupancy of the Subleased Premises, and (2) Sublandlord has not granted any rights in and to the Subleased Premises to any third party other than Master Landlord that would affect Subtenant’s occupancy of the Subleased Premises pursuant to this Sublease.

9.3 Assignment and Subletting. No portion of the Subleased Premises or of Subtenant’s interest in this Sublease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of Subtenant, without the prior written consent of Sublandlord, which shall not be unreasonably withheld, conditioned or delayed. Sublandlord shall be deemed to have approved any request for assignment or subletting unless it has notified Subtenant in writing of its decision to reasonably withhold, condition or delay its consent within twenty (20) days of Sublandlord’s receipt of a written request for consent from Subtenant. Notwithstanding anything to the contrary herein, prior to any assignment or subletting, Subtenant must obtain the consent of Master Landlord in accordance with the Master Lease. At Subtenant’s sole cost and expense, Sublandlord will cooperate with Subtenant in obtaining Master Landlord’s consent. Any attempted transfer without the required consent shall be void and shall constitute a non-curable breach of this Sublease; provided, however, if Master Landlord waives its remedies with respect to any attempted transfer in violation of the Master Lease, such attempted transfer shall constitute a curable breach of this Sublease. Subtenant shall be responsible for any and all costs and expenses payable to Master Landlord and/or Sublandlord in connection with the proposed assignment or subletting.

9.4 Consent. The effectiveness of this Sublease is conditioned upon obtaining Master Landlord’s consent to this Sublease within 30 days after the date of this Sublease (the “Master Landlord Consent”). The terms and conditions of the Master Landlord Consent shall be mutually acceptable to both Sublandlord and Subtenant in their reasonable discretion. Sublandlord shall use commercially reasonable efforts to obtain the Master Landlord Consent. If Master Landlord fails to respond to the request for its consent within thirty (30) days of the parties’ execution of this Sublease, then until such time as a response is actually received, Subtenant or Sublandlord may elect to terminate this Sublease by delivering written notice to the other; provided, however, that if Master Landlord refuses to grant its consent, then this Sublease shall be deemed terminated as of the date of such refusal. As of the date of the termination of this Sublease pursuant to the immediately preceding sentence, this Sublease shall be deemed terminated and any payments made by Subtenant to Sublandlord shall be returned to Subtenant within ten (10) days of such termination or as otherwise expressly set forth in this Sublease, and the parties hereto shall have no further rights or obligations hereunder, except for those obligations which accrued prior to the date of termination and those obligations which expressly survive termination.

9.5 Non-Disturbance. Subtenant may attempt to obtain a non-disturbance agreement from Master Landlord, and Sublandlord shall use commercially reasonable efforts to assist Subtenant in this process; provided, however, this Sublease shall continue in full force and effect whether or not Subtenant is successful in obtaining the non-disturbance agreement from Master Landlord.

9.6 Enforcement of Master Lease. If Master Landlord fails to perform its obligations under the Master Lease, Sublandlord shall use its best efforts (with Subtenant’s assistance) to obtain Master Landlord’s performance thereunder; provided, however, Sublandlord shall not be obligated to make any out-of-pocket expenditures in connection therewith.

9.7 Amendment of Master Lease or Sublease. Sublandlord shall not, without the prior written consent of Subtenant, cause or permit any amendment or termination of the Master Lease during the Term that would adversely affect Subtenant’s rights or obligations under this Sublease with respect to the Subleased Premises. Notwithstanding the foregoing, Sublandlord may exercise its right to terminate the Master Lease without Subtenant’s prior written consent pursuant to Section 12.5 of the Master Lease provided that Sublandlord complies with Section 12.2 of this Sublease. This Section 9.7 shall not apply to any amendment affecting any space in the Project (other than the Subleased Premises) now or hereafter leased by Sublandlord. Subtenant shall not unreasonably delay or withhold its consent or disapproval of any proposed amendment of the Master Lease. Sublandlord and Subtenant shall not modify this Sublease without Master Landlord’s prior written consent.

ARTICLE 10 — DEFAULT

10.1 Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Sublease: (i) the Subleased Premises are left abandoned, (ii) any part of the Rent is not paid within five (5) days of when due, (iii) any failure to perform any obligation, covenant, condition or agreement under this Sublease (other than nonpayment of Rent, the recordation of this Sublease or any memorandum thereof or Subtenant’s abandonment of the Subleased Premises) within five (5) days after Sublandlord’s notice or, if the failure is of a nature requiring more than five days to cure, then an additional thirty (30) days after the expiration of such five-day period, but only if Subtenant commences cure within such five-day period and thereafter diligently pursues such cure to completion within such additional 30-day period; provided that, if Subtenant has failed to perform any such obligation, covenant, condition or agreement more than two (2) times during the Sublease Term and notice of such event of default has been given by Sublandlord in each instance, then no cure period shall apply; or (iv) Subtenant records this Sublease or any memorandum of this Sublease in any public records. Any installment of Rent that is not paid when due shall bear a late charge of 2.5% per month of the delinquent installment, to compensate Sublandlord for its administrative expenses and lost interest relating to such delinquency.

10.2 Sublandlord’s Remedies. If any Event of Default occurs, then Sublandlord shall have the right, at its election, to exercise any, some or all of the following remedies:

(a) To terminate this Sublease, in which case Subtenant’s right to possession of the Subleased Premises will cease and this Sublease will be terminated as if the expiration of the term fixed in such notice were the end of the term. If this Sublease is terminated, Sublandlord will be entitled to recover from Subtenant (1) the unpaid rent that had been earned at the time of termination; (2) the amount by which the unpaid rent that would have been earned after termination until the time of award exceeds the amount of the rent loss that Subtenant proves could reasonably have been avoided; (3) the amount by which the unpaid rent for the balance of the term of this Sublease after the time of award exceeds the amount of the rent loss that Subtenant proves could reasonably be avoided; and (4) any other amount necessary to compensate Sublandlord for all the damages proximately caused by Subtenant’s failure to perform its obligations under this Sublease or that in the ordinary course of things would be likely to result from that failure. The amount referred to in clauses (1) and (2) is computed by allowing interest at the highest rate permitted by law. The amount referred to in clause (3) is computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award. As used herein, “time of award” means when a decision is rendered by an arbitrator or court of competent jurisdiction.

(b) To reenter and take possession of the Subleased Premises, expel Subtenant and remove the effects of Subtenant, in compliance with applicable laws, without being liable for prosecution, and without prejudice to any remedies for arrears of Monthly Rent or other amounts payable under this Sublease. In such case, Sublandlord may, without being obligated to and without terminating the Sublease, relet the Subleased Premises for the account of Subtenant on such conditions and terms as Sublandlord may determine, in its sole discretion, and Sublandlord may collect and receive the rent. Subtenant will pay to Sublandlord Monthly Rent and other sums as provided in this Sublease that would be payable under this Sublease if such repossession had not occurred, less the net proceeds, if any, of any reletting of the Subleased Premises after deducting all of Sublandlord’s reasonable expenses in connection with such reletting.

(c) To cure any Event of Default and to charge Subtenant for the cost of effecting such cure, including without limitation reasonable attorneys’ fees and interest from the date such monies are advanced until paid at the rate of 10% per annum; provided, however, that Sublandlord will have no obligation to cure any such event of default of Subtenant.

(d) To exercise any other right or remedy permitted under applicable laws.

10.3 Late Payment Interest. In addition to the late charge provided for in Section 10.1, if any payment required by this Sublease is not made within 5 days after payment is due, interest shall accrue on all amounts owing at the rate of 18% per annum or the maximum rate allowed by applicable law, whichever is less, from the date on which such payment was due until the date on which it is paid in full with accrued interest.

10.4 Remedies Not Exclusive. Each right and remedy provided for in this Sublease is cumulative and is in addition to every other right or remedy provided for in this Sublease or at law or in equity. If a dispute arises under the terms of this Sublease or if any payment required by this Sublease is not paid when due and the matter is turned over to an attorney by Sublandlord, then Sublandlord will be entitled to receive its reasonable attorneys’ fees in addition to any other damages and costs of enforcement.

10.5 Limitation on Damages. Notwithstanding anything in this Sublease to the contrary, in no event shall (i) Sublandlord be liable to Subtenant for any indirect, consequential, special, punitive or exemplary damages including without limitation, lost profits and (ii) Subtenant be liable to Sublandlord for any indirect, consequential, special, punitive or exemplary damages including without limitation, lost profits; provided, however that the foregoing exclusion shall not apply as to damages which may be payable by Subtenant to reimburse Sublandlord for any indirect, consequential, special, punitive or exemplary damages including without limitation, lost profits to the extent payable to Master Landlord as a result of the (a) the use, occupancy, or enjoyment of the Subleased Premises by Subtenant or its agents, employees, or contractors, or any maintenance, repair, work, activity, or other things allowed or permitted by Subtenant to be done or left undone in or about the Subleased Premises, the Building, or the Project; (b) the actions or omissions of Subtenant, Subtenant’s employees, agents, or contractors, or of any other person entering onto the Subleased Premises or the

Building under express or implied invitation of Subtenant; or (c) any breach or default in the performance of any obligation of Subtenant under this Sublease or the Master Lease.

10.6 Sublandlord Default. Sublandlord will de deemed to be in default of this Sublease if Sublandlord fails to perform any obligation, covenant, condition or agreement under this Sublease within ten (10) days after receipt of Subtenant’s written notice or, if the failure is of a nature requiring more than 10 days to cure, then an additional sixty (60) days after the expiration of such 10-day period, but only if Sublandlord commences cure within such 10-day period and thereafter diligently pursues such cure to completion within such additional 60-day period; provided that, if Sublandlord has failed to perform any such obligation, covenant, condition or agreement more than two (2) times during the Sublease Term and written notice of such event of default has been given by Subtenant in each instance, then no cure period shall apply.

ARTICLE 11 — END OF TERM

11.1 End of Term. At the end of this Sublease, Subtenant will promptly quit and surrender the Subleased Premises broom-clean, in good order and repair, ordinary wear and tear excepted. Subtenant will remove all of Subtenant’s personal property and equipment and shall repair any damage to the Subleased Premises as a result of such removal. Subtenant’s obligations under this Section will survive the expiration or other termination of this Sublease.

11.2 Holding Over. Subtenant will have no right to remain in possession of all or any part of the Subleased Premises after the expiration of the Term or earlier termination of this Sublease. If Subtenant remains in possession of all or any part of the Subleased Premises after the expiration of the Term: (a) such tenancy will be deemed to be a tenancy at will; (b) such tenancy will not constitute a renewal or extension of this Sublease for any further term; and (c) such tenancy may be terminated by Sublandlord upon prior written notice to Subtenant on the earliest date permitted by law. In such event, Monthly Rent will be increased to an amount equal to 150% of Sublandlord’s monthly rental obligations under the Master Lease payable during the last month of the Term, any other sums due under this Sublease will be payable in the amount and at the times specified in this Sublease, and any other damages or costs incurred by Sublandlord as a result of any violation of the Master Lease caused by Subtenant’s failure to timely surrender the Subleased Premises shall be due and payable from Subtenant to Sublandlord upon demand. Such tenancy will be subject to every other term, condition, and covenant contained in this Sublease.

11.3 No Renewal Options. Subtenant acknowledges and agrees that it has no renewal or extension options to continue the term of this Sublease beyond the Expiration Date.

ARTICLE 12 — MISCELLANEOUS

12.1 Condemnation. In the event that all or any substantial or critical portion of the Subleased Premises are taken, the provisions of the Master Lease shall control with respect to whether this Sublease will be terminated as a result thereof, and with respect to restoration of the Subleased Premises. Subtenant shall have no right to share in any condemnation proceeds. In no event will Sublandlord be in default under this Sublease or be liable to Subtenant or any other person for direct, indirect, or consequential damages, or otherwise, for any termination of the Master Lease pursuant to such provisions, or for any failure of Master Landlord to repair or restore the Subleased Premises or to otherwise perform any of its obligations under such condemnation provisions in the Master Lease.

12.2 Casualty. In the event that the Subleased Premises shall be damaged by fire or other casualty, Sublandlord shall have no responsibility for restoration of the Subleased Premises. The casualty provisions of the Master Lease shall control with respect to termination of this Sublease and restoration of the Subleased Premises. In no event will Sublandlord be in default under this Sublease or be liable to Subtenant or any other person for direct, indirect or consequential damages, or otherwise, for any termination of the Master Lease pursuant to such provisions, or for any failure of Master Landlord to repair or restore the Subleased Premises or to otherwise perform any of its obligations under such casualty provisions in the Master Lease. Notwithstanding the foregoing, in the event of a casualty to the Premises, Sublandlord shall have the right to terminate the Master Lease in accordance with Section 12.5 of the Master Lease if the Sublease continues in full force and effect with respect to the Subleased Premises only.

12.3 Signage. Subtenant shall not be permitted to place any temporary or permanent signage, banners, or other displays on the exterior of the Subleased Premises without first obtaining (a) the prior written consent of Master Landlord (if required under the Master Lease), and (b) all necessary permits and approvals therefor. Any approved signage shall be constructed and installed in compliance with all applicable ordinances, codes, regulations and requirements, and entirely at Subtenant’s sole expense. Sublandlord shall provide Subtenant with all of its signage rights with respect to the Subleased Premises only, at the sole cost and expense of Subtenant. Subtenant shall contact Master Landlord directly with regards to Building standard signage.

12.4 Right to Enter. Master Landlord, Sublandlord, and their respective contractors and agents may enter the Subleased Premises in accordance with Section 19.1 of the Master Lease. Any entry to the Subleased Premises by Master Landlord or Sublandlord in accordance with this Section will not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Subleased Premises or an eviction, actual or constructive, of Subtenant from the Subleased Premises, or any portion of the Subleased Premises, nor will any such entry entitle Subtenant to damages or an abatement of Monthly Rent, Additional Rent, or other charges which this Sublease requires Subtenant to pay.

12.5 Sublandlord’s Name. Subtenant is prohibited from using Sublandlord’s name, logo, mark or any other identifying symbol as a business reference, in advertising or sales promotion, or in any publicity matter without Sublandlord’s prior written consent. Sublandlord is prohibited from using Subtenant’s name, logo, mark or any other identifying symbol as a business reference, in advertising or sales promotion, or in any publicity matter without Subtenant’s prior written consent.

12.6 Subtenant Indemnity. Subtenant shall indemnify, defend and hold Sublandlord and its officers, directors, partners, employees, and agents entirely harmless from and against all liabilities, losses, damages, demands, expenses, or claims, including reasonable attorneys’ fees and court costs, for injury to or death of any person or for damages to any property directly or indirectly arising out of or in any manner connected with (a) the use, occupancy, or enjoyment of the Subleased Premises by Subtenant or its agents, employees, or contractors, or any maintenance, repair, work, activity, or other things allowed or permitted by Subtenant to be done or left undone in or about the Subleased Premises, the Premises, the Building, or the Project; (b) the actions or omissions of Subtenant, Subtenant’s employees, agents, or contractors, or of any other person entering onto the Subleased Premises, the Premises, the Building, the Roof Space of the Annex, or any additional space in the Building or Annex that is leased by Sublandlord directly from Master Landlord after the date of this Sublease, under the express or implied invitation of Subtenant; or (c) any breach or default in the performance of any obligation of Subtenant under this Sublease. Subtenant shall not, however, be required to indemnify Sublandlord to the extent such damages are ultimately determined to be caused by the gross negligence or willful misconduct of Sublandlord, its officers, directors, partners, employees and agents. Subtenant’s obligations under this Section shall survive expiration or earlier termination of this Sublease.

12.7 Sublandlord Indemnity. Sublandlord shall indemnify, defend, protect and hold Subtenant, its officers, directors, shareholders, agents and employees harmless of and from any and all loss, liens, liability, claims, causes of action, damage, injury, cost or expense (including reasonable attorneys’ fees and court costs) arising out of or in connection with (i) any breach or default beyond applicable notice and cure periods by Sublandlord in the performance of any of its obligations under this Sublease or the Master Lease, (ii) Sublandlord’s gross negligence or willful misconduct, or (iii) the actions or omissions of Sublandlord, Sublandlord’s employees, agents, contractors, or of any other person under the express or implied invitation of Sublandlord, that occur in or about Subtenant’s leased space on the third and fourth floors of the Building and Annex and any additional space in the Building or Annex that is leased by Subtenant directly from Master Landlord after the date of this Sublease.

12.8 Personal Property Taxes. Subtenant will pay promptly when due all taxes payable by Subtenant, the non-payment of which might give rise to a lien on the Subleased Premises or Subtenant’s interest in the Subleased Premises.

12.9 Notices. All notices and other communications required under this Sublease shall be in writing and shall be given by (a) United States first class mail, postage prepaid, registered or certified, return receipt requested, (b) deposit with any nationally recognized overnight carrier that routinely issues receipts, or (c) by hand delivery (including by means of a professional messenger service), addressed to Sublandlord at its address set forth in Section 1.1(b), or Subtenant’s address set forth in Section 1.1(d). Any such notice or other communication shall be deemed to be effective when actually received or refused. Either party by similar notice given change the address to which future notices or other communications shall be sent.

12.10 Attorneys’ Fees and Costs of Enforcement. In the event that either party hereof commences an action to enforce any of the provisions of this Sublease, the prevailing party in such action shall be entitled to collect all of the costs of such action (including, without limitation, reasonable attorneys’ fees and court costs) from the other party.

12.11 Time of the Essence. Time is of the essence of each and every provision of this Sublease.

12.12 No Waiver. The waiver by either party of any agreement, condition, or provision contained in this Sublease will not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition, or provision contained in this Sublease.

12.13 Complete Agreement and Amendment. This Sublease sets forth the complete agreement between Sublandlord and Subtenant with respect to the subject matter hereof, and this Sublease may not be terminated, amended or modified in any respect except by agreement in writing executed by both Sublandlord and Subtenant.

12.14 Severability. If any provision of this Sublease proves to be illegal, invalid or unenforceable, the remainder of this Sublease will not be affected by such finding, and in lieu of each provision of this Sublease that is illegal, invalid or unenforceable, a provision will be added as a part of this Sublease as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

12.15 Captions. The captions of the various Articles and Sections of this Sublease are for convenience only and do not necessarily define, limit, describe or construe the contents of such Articles or Sections.

12.16 Authority. Subtenant and the party executing this Sublease on behalf of Subtenant represent to Sublandlord that such party is authorized to do so by requisite action of the board of directors, or partners, as the case may be, and agree upon request to deliver to Sublandlord a resolution or similar document to that effect.

12.17 Brokers. Sublandlord and Subtenant respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the Subleased Premises except the Brokers named in Section 1.1, if any. Each of them will indemnify the other against and hold the other harmless from any claims for fees or commissions from anyone with whom either of them has consulted or negotiated with regard to the Subleased Premises except the Brokers. Sublandlord shall pay any commission due to Sublandlord’s Broker or Subtenant’s Broker in accordance with separate listing or commission agreements with those parties.

12.18 Governing Law. This Sublease will be governed by and construed pursuant to the laws of the State of California.

12.19 Binding Effect. The covenants, conditions and agreements contained in this Sublease will bind and inure to the benefit of Sublandlord and Subtenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Sublease, their assigns.

12.20 No Recordation. Subtenant shall not record in any public records this Sublease or any memorandum of this Sublease. If Subtenant breaches this Section, Subtenant shall be in default of this Sublease and, in addition to Sublandlord’s remedies set forth in Article 10 above, Subtenant shall indemnify Sublandlord from and against any and all liabilities, costs, damages, or losses including reasonable attorneys’ fees, under the Master Lease that Sublandlord may incur as a result of such breach.

12.21 Annex Roof Space. Sublandlord agrees that upon the written request of Subtenant delivered at any time during the Sublease Term, Sublandlord shall sublease to Subtenant the Roof Space of the Annex during the Term for no additional consideration. Subtenant’s use and occupancy of the Roof Space of the Annex, to the extent subsequently subleased by Subtenant, shall at all times be in accordance with the terms and conditions of the Office Sublease, dated April 23, 2001, between TMG\One Market, L.P., a Delaware limited partnership, as Landlord, and Epicentric, Inc., predecessor-in-interest to Sublandlord, as Tenant, a true and correct copy of which is attached hereto as Exhibit C (the “Master Sublease”). Subtenant shall have no right to use, occupy or access the Roof Space of the Annex prior to entering into a sublease agreement with Sublandlord for the Roof Space. The effectiveness of such sublease of the Roof Space shall be conditioned upon obtaining Master Landlord’s and Equity Office Properties’ consent to such sublease within 30 days after the date thereof (the “Roof Space Consents”). The terms and conditions of the Roof Space Consents shall be mutually acceptable to both Sublandlord and Subtenant in their reasonable discretion. Sublandlord shall use commercially reasonable efforts to obtain the Roof Space Consents if requested by Subtenant. Subtenant shall be responsible for any fees, costs and expenses properly payable to Master Landlord or Equity Office Properties pursuant to Article 17 of the Master Sublease. Sublandlord agrees that during the Term, without Subtenant’s written consent, to be granted or withheld in Subtenant’s sole and absolute discretion, it shall not (i) occupy or use in any manner the Roof Space, (ii) sublease or assign any rights to the Master Sublease or the Roof Space to any party other than Subtenant, or (iii) terminate the Master Sublease. Sublandlord conforms and agrees that, notwithstanding anything to the contrary contained herein, it shall have no right of ingress or egress, or any easement or license of any kind, through the Subleased Premises in order to access the Roof Space, and Sublandlord waives to the fullest extent permitted by law any right to enter the Subleased Premises for the purpose of accessing the Roof Space; provided, however, Sublandlord, its employees, contractors and agents shall have the right of ingress and egress through the Subleased Premises to access the Roof Space to perform (1) any maintenance, improvements, repairs or replacements required by applicable Laws, Master Landlord or Equity Office Properties, (2) inspections of the Roof Space and/or Furniture, and (3) any other obligations required to be performed by Sublandlord under the Master Sublease.

Sublandlord and Subtenant have executed this Sublease as of the date first above written.

SUBLANDLORD: Vignette Corporation, a Delaware corporation		SUBTENANT: Salesforce.com, a Delaware corporation

By	/s/ Charles Sansbury	By	/s/ David Schellhase
Name	Charles Sansbury	Name	David Schellhase
Its	CFO	Its	VP and General Counsel

APPROVED: /s/ Illegible

VIGNETTE LEGAL

APPROVED AS TO LEGAL FORM by counsel to

Sublandlord:

Fisher Sweetbaum & Levin, P.C.

By	/s/ Illegible
Date	8/5/03

EXHIBIT A

Subleased Premises

A-1

One Market — 7th Floor

[GRAPHIC] 37,358 SF

[GRAPHIC]

EXHIBIT B

Master Lease

B-1

OFFICE LEASE

THE LANDMARK @ ONE MARKET

San Francisco, California

TMG\ONE MARKET, L.P.

LANDLORD

and

EPICENTRIC, INC.

TENANT

APRIL 23, 2001

OFFICE LEASE

THE LANDMARK @ ONE Market

San Francisco, California

BASIC LEASE INFORMATION

Lease Date:	April 23, 2001

Landlord:	TMG/ONE MARKET, L.P., a Delaware, limited partnership

Tenant:	EPICENTRIC, INC.,
a California corporation

Premises:	74,716 square feet of Rentable Area located on the entire 7th and 8th Floors of the Building as shown on the Floor Plans attached as Exhibit A. The entire Building contains 362,109 square feet of Rentable Area.

Term:	Commencing on the date of the full execution of this Lease and continuing until a date five (5) years from the Commencement Date (the “Initial Term”), subject to one (1) option to extend the Term for a period that shall expire on December 31, 2010 (the “Extended Term”).

Anticipated Possession Date:	June 15, 2001

Commencement Date:	The earlier of: (i) June 15, 2001 or (ii) the date Tenant commences normal business operations in the Premises.

Expiration Date:	The date which is five (5) years after the Commencement Date, or the last day of the Extended Term, if such Extended Term is properly exercised.

- i -

	Period of Term	Amount

Base Rent:
	Commencement Date to fifth anniversary of the Commencement Date	$4,109,380.00/ year

	Extended Term:	The fair market rent for the Premises as of the first day of the Extended Term, as determined in accordance with Section 3.2 of the Lease, subject to the floors set forth in Section 3.2

Base Year:	The 2001 calendar year.

Tenant’s Percentage Share:	21.61%

Permitted Use:	General office use

Security Deposit:	$2,750,000 on the execution of the Lease

Tenant’s Address:	Epicentric, Inc. 333 Bryant Street Suite 300 San Francisco, California 94107 Attn: Cynthia E. Parks, Senior Vice President, Corporate Affairs

with a copy to:	Baker & McKenzie Two Embarcadero Center San Francisco CA 94111 Attn: Ty Prosser

Landlord’s Address:	100 Bush Street, Suite 2600 San Francisco, CA 94104

Brokers:

Landlord’s Broker:	None

Tenant’s Broker:	BT Commercial/Colliers International

Exhibits, Schedule and Addenda:

- ii -

Exhibit A:	Floor Plan(s) of Premises
Exhibit B:	Legal Description of Land
Exhibit C:	INTENTIONALLY OMITTED
Exhibit D:	Rules and Regulations of the Building
Exhibit E:	Confirmation of Lease Term
Exhibit F:	Janitorial Specifications
Exhibit F-1:	Holidays
Exhibit F-2:	Security
Addenda:	None

The Basic Lease Information is incorporated into and made a part of the Lease. Each reference in the Lease to any Basic Lease Information shall mean the applicable information set forth above. In the event of any conflict between an item in the Basic Lease Information and the Lease, the Lease shall control.

- iii -

OFFICE LEASE

THIS LEASE is made and entered into by and between Landlord and Tenant as of the Lease Date. Landlord and Tenant hereby agree as follows:

1. Definitions.

1.1. Terms Defined. The following terms have the meanings set forth below. Certain other terms have the meanings set forth in the Basic Lease Information or elsewhere in this Lease.

Alterations: Alterations, additions or other improvements to the Premises made by or on behalf of Tenant (but not including Tenant’s moveable trade fixtures or moveable items of personal property).

Annex: The office building consisting of 6-stories located adjacent to the westerly wing of the Building.

Annex Lease: That certain sublease dated as of even date with this Lease, between Landlord and Tenant for a portion of the space located in the Annex.

Base Operating Expenses and Base Real Estate Taxes: The Operating Expenses and the Real Estate Taxes paid or incurred by Landlord in the Base Year. For purposes of determining Real Estate Taxes for the Base Year, Landlord shall make an appropriate adjustment to the Real Estate Taxes for such year as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Real Estate Taxes (including the annual installment of any special assessment, including any special assessment first assessed after 2001, but relating to the renovation of the Building or the initial buildout of the Premises) that would have been incurred during such year if the tenant improvements in the Building had been fully constructed and the Land, the Building, and all tenant improvements in the Building had been fully assessed for Real Estate Tax purposes. For purposes of determining Operating Expenses for the Base Year, if Landlord does not obtain earthquake insurance for the Building during the Base Year, Landlord shall make an appropriate adjustment to the amount of Operating Expenses for the Base Year at such time as Landlord elects to obtain earthquake insurance so as to impute the amount of the premium that would have been incurred as an Operating Expense if not self insured (assuming such insurance was competitively bid and included customary coverage and exclusions and commercially reasonable deductibles).

Building: The office building consisting of an 11-story building located on the Land, commonly known as The Landmark @ One Market, One Market Street, San Francisco, California, and any additions to such Building.

Escalation Rent: Tenant’s Percentage Share of the total dollar increase, if any, in Operating Expenses and in Real Estate Taxes, each as paid or incurred by Landlord in each calendar year, or part thereof, after the Base Year, over the amount of Base Operating Expenses and Base Real Estate Taxes. If the Building is less than ninety-five percent (95%) occupied during any part of any year (including the Base Year), Landlord shall make an appropriate adjustment of the variable components of Operating Expenses and Real Estate Taxes for that year, as reasonably determined by Landlord using sound accounting and management principles, in determine the amount of Operating Expenses and Real Estate Taxes that would have been incurred during such year if the Building had been ninety-five percent (95%) occupied during the entire year. If the management fees for the Building for any year are calculated as a different percentage of gross revenue than in the Base Year, then the percentage used in the calculation of management fees in any such year shall be adjusted upward or downward to be identical to the percentage used during the Base Year. This amount shall be considered to have been the amount of Operating Expenses and Real Estate Taxes for that year. For purposes hereof, “variable components” include only those component expenses that are affected by variations in occupancy levels.

Impositions: Taxes, assessments, charges, excises and levies, business taxes, licenses, permits, inspection and other authorization fees, transit development fees, assessments or charges for housing funds, service payments in lieu of taxes and any other fees or charges of any kind at any time levied, assessed, charged or imposed by any federal, state or local entity, (i) upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures or other personal property located in the Premises, or the cost or value of any alterations, additions or other improvements to the Premises made by or on behalf of Scient Corporation, the previous tenant of the Premises, and any subsequent Alterations; (ii) upon, or measured by, any Rent payable hereunder, including any gross receipts tax; (iii) upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; or (iv) upon this Lease transaction, or any document to which Tenant is a party creating or transferring any interest or estate in the Premises. Impositions do not include Real Estate Taxes, franchise, transfer, inheritance or capital stock taxes, or income taxes measured by the net income of Landlord from all sources, unless any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any Imposition.

Land: The parcel of land described on Exhibit B attached to this Lease.

Operating Expenses: All costs of management, operation, maintenance and repair of the Building and the Land, including, but not limited to, the following: (i) salaries, wages, benefits and other payroll expenses of employees engaged in the operation, maintenance or repair of the Building; (ii) property management fees and expenses (not to exceed 3.5% of the gross revenue from the Building and the Land); (iii) rent (or rental value) and expenses for Landlord’s and any property manager’s offices in the Building; (iv) electricity, natural gas, water, waste disposal, sewer, heating, lighting, air conditioning and ventilating and other utilities: (v) janitorial, maintenance, security, life safety and other services, such as alarm service, window cleaning and elevator maintenance and uniforms for personnel providing services; (vi) repair and replacement, resurfacing or repaving of paved areas, sidewalks, curbs and gutters (except that any such work which constitutes a capital improvement shall be included in Operating Expenses in the manner provided in clause (xiv) below); (vii) landscaping, ground keeping, management, operation, and maintenance and repair of all public, private and park areas adjacent to the Building; (viii) materials, supplies, tools and rental equipment; (ix) license, permit and inspection fees and costs; (x) insurance premiums and costs (including an imputed insurance premium if Landlord self-insures, or a proportionate share if Landlord insures under a “blanket” policy), and the deductible portion of any insured loss under Landlord’s insurance; (xi) sales, use and excise taxes; (xii) legal, accounting and other professional services for the Building, including costs, fees and expenses of contesting the validity or applicability of any law, ordinance, rule, regulation or order relating to the Building; (xiii) depreciation on personal property, including exterior window draperies provided by Landlord and floor coverings in the common areas and other public portions of the Building, and/or rental costs of leased furniture, fixtures, and equipment; and (xiv) the cost of any capital improvements to the Building made at any time that are intended in Landlord’s judgment as labor saving devices, or to reduce or eliminate other Operating Expenses or to effect other economies in the operation, maintenance, or management of the Building, or that are necessary or appropriate in Landlord’s judgment for the health and safety of occupants of the Building, or that are required under any law, ordinance, rule, regulation or order which was not applicable to the Building as of the date of this Lease, all amortized over such reasonable period as Landlord shall determine at an interest rate of ten percent (10%) per annum, or, if applicable, the rate paid by Landlord on funds borrowed for the purpose of constructing or installing such capital improvements. Operating Expenses shall not include: (A) Real Estate Taxes; (B) legal fees, brokers’ commissions or other costs incurred in the negotiation, termination, or extension of leases or in proceedings involving a specific tenant; (C) depreciation, except as set forth above; (D) interest, amortization or other payments on loans to Landlord except as a component of amortization as set forth above; (E) the cost of capital improvements, except as set forth above; (F) except as provided in item (xiv) above, costs incurred in connection with the original construction of the Building or in connection with any major change in the Building, such as adding or deleting floors; (G) except as provided in item (xiv) above, costs of alterations or improvements, other than maintenance items to the Premises or the leased premises of other tenants; (H) interest, principal, late charges, default fees, prepayment penalties or premiums on any debt owed by Landlord, including any mortgage debt; (I) costs of correcting defects in or inadequacy of the renovation of the Building; (J) expenses directly resulting from the negligence of the Landlord, its agents, servants or employees; (K) legal fees, space planners’ fees, real estate brokers’ leasing commissions and advertising expenses incurred in connection with the original development or original leasing of the Building or future leasing of the Building; (L) costs for which Landlord is fully reimbursed by any tenant or occupant of the Building or by insurance by its carrier or any tenant’s carrier or by anyone else; (M) any bad debt loss, rent loss, or reserves for bad debts or rent loss; (N) expenses of extraordinary services provided to other tenants in the Building which are made available to Tenant at cost or for which Tenant is separately charged; (O) costs associated with the operation of the business of the partnership which constitutes Landlord, as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be the issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations respecting Landlord and/or the Building and/or the site upon which the Building is situated; (P) the wages and benefits of any employee who does not devote substantially all of his or her time to the Building unless such wages and benefits are prorated to reflect time spent on maintaining, securing, repairing, operating or managing the Building vis-a-vis time spent on matters unrelated to such activities; (Q) damages, costs, fees, fines, penalties and interest arising from a default by Landlord under any obligation to a third party; (R) amounts paid as ground rental by Landlord; (S) any costs or expenses incurred in connection with any portion of the ground floor, to the extent devoted to retail operation, unless such square footage is included in the Rentable Area computation for the Building; (T) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building; (U) costs paid to Landlord or to affiliates of Landlord for services in the Building to the extent the same materially exceed or would materially exceed the costs for such services if rendered by first class unaffiliated third parties on a competitive basis; (V) electric power costs for which any tenant directly contracts with the local public service company; (W) costs arising from Landlord’s political or charitable contributions; (X) costs arising from latent defects in the Building or improvements installed by Landlord; (Y) costs, other than those incurred in ordinary maintenance, for sculpture, paintings or other objects of art; (Z) Landlord’s general corporate overhead; (AA) all costs in connection with the ownership, operation and maintenance of any off-site garage facilities associated with the Building, and all costs in connection with the operation of any parking facilities in the Building except costs of all utilities (heating, ventilating, air cooling, if any, electricity, water, serer, elevators), for repairs and replacements and for steam cleaning; (BB) capital expenditures required solely by Landlord’s failure to comply with laws applicable to the Building, including the Premises, as of the date of this Lease; (CC) income, franchise taxes and dividends; (DD) capital expenditures to common areas on multi-tenant floors to the extent such expenditures are made solely to accommodate the tenants on such floors; and (EE) the cost of removal or remediation of hazardous substances required in order to comply with any Environmental Law (as defined below) (i) applicable to the Building, including the Premises, as of the date of this Lease or (ii) with respect to subsurface removal or remediation only, not applicable to the Building, including the Premises, as of the date of this Lease, which subsurface removal or remediation is required in connection with the re-construction of the Building following an earthquake or casualty. Subject to the provisions of this definition, the determination of Operating Expenses shall be made by Landlord in accordance with generally accepted accounting principles and practices consistently applied.

Real Estate Taxes: All taxes, assessments and charges now or hereafter levied or assessed upon, or with respect to, the Building or any portion thereof, or any personal property of Landlord used in the operation thereof or located therein, or Landlord’s interest in the Building or such personal property, by any federal, state or local entity, including: (i) all real property taxes and general and special assessments; (ii) charges, fees or assessments for transit, housing, day care, open space, art, police, fire or other governmental services or benefits to the Building; (iii) service payments in lieu of taxes; (iv) any tax, fee or excise on the use or occupancy of any part of the Building, or on rent for space in the Building; (v) any other tax, fee or excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes; and (vi) reasonable fees and expenses, including those of consultants or attorneys, incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes. Real Estate Taxes do not include: (A) franchise, transfer, inheritance or capital stock taxes, or income taxes measured by the net income of Landlord from all sources, unless any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any Real Estate Tax; (B) Impositions and all similar amounts payable by tenants of the Building under their leases; and (C) penalties, fines, interest or charges due for late payment of Real Estate Taxes by Landlord. If any Real Estate Taxes are payable, or may at the option of the taxpayer be paid, in installments, such Real Estate Taxes shall, together with any interest that would otherwise be payable with such installment, be deemed to have been paid in installments, amortized over the maximum time period allowed by applicable law.

Rent: Base Rent, Escalation Rent and all other additional charges and amounts payable by Tenant in accordance with this Lease.

Rentable Area: As to a floor leased entirely by Tenant, the sum of: (i) all areas within exterior permanent Building walls measured to the applicable portion of the glass surface of outer Building walls as specified in ANZI/BOMA 1996 Standards, including restrooms, janitor, telephone and electrical closets, mechanical areas, and columns and projections necessary to the Building, but excluding public stairs, elevator shafts and pipe shafts, plus (ii) Tenant’s pro rata share of building common areas as determined in accordance with ANZI/BOMA 1996 Standards. As to a floor only a portion of which is leased by Tenant, the aggregate of (i) the Leased Area (as defined below) of the portion of the floor occupied by Tenant, plus (ii) the result obtained by multiplying (1) the area of the Common Area (as defined below) on such floor by (2) a fraction whose numerator is the Leased Area of Tenant’s portion of the floor and whose denominator is the Leased Area of all tenant space on such floor, plus (iii) in the event that Landlord must enlarge or alter in any way, shape or fashion the Common Area to accommodate Tenant’s Leased Area, the total additional Common Area space. For purposes of this paragraph, “Leased Area” shall mean all floor area in a tenant space, measured to the inside glass surface of exterior Building walls, to the center of corridors and other permanent partitions, and to the center of partitions that separate tenant space from adjoining tenant spaces, without deduction for columns and projections necessary to the Building; and “Common Area” shall mean the total area on a floor consisting of restrooms, janitor, telephone and electrical closets, mechanical areas and public corridors providing access to tenant space on such floor, but excluding public stairs, elevator shafts and pipe shafts.

Tenant’s Percentage Share: The percentage figure specified in the Basic Lease Information. Landlord and Tenant acknowledge that Tenant’s Percentage Share has been obtained by dividing the Rentable Area of the Premises, as specified in the Basic Lease Information by the total

Rentable Area of the Building, and multiplying such quotient by one hundred (100). In the event Tenant’s Percentage Share is changed during a calendar year by reason of a change in the Rentable Area of the Premises or a change in the total Rentable Area of the Building, Tenant’s Percentage Share shall thereafter mean the result obtained by dividing the then Rentable Area of the Premises by the then total Rentable Area of the Building and multiplying such quotient by one hundred (100). For the purposes of determining Tenant’s Percentage Share of Escalation Rent, Tenant’s Percentage Share shall be determined on the basis of the number of days during such calendar year at each such Percentage Share.

Term: The period from the date of the full execution of this Lease to the Expiration Date.

Wattage Allowance: The product obtained by multiplying the Rentable Area of the Premises by 6 watts. “Lighting Wattage Allowance” means thirty-three percent (33%) of the Wattage Allowance.

1.2. Effect of Certain Defined Terms. The parties acknowledge that the Rentable Area of the Premises and the Building have been finally determined by the parties as part of this Lease for all purposes, including the calculation of Tenant’s Percentage Share and will not, except as otherwise provided in this Lease, be changed.

2. Lease of Premises.

2.1. Premises. Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the non-exclusive right to use, in common with others, the lobbies, entrances, stairs, elevators, plazas, pedestrian walkways, restrooms, and other public portions of the Building, all subject to the terms, covenants and conditions set forth in this Lease. Subject to compliance with applicable law, Tenant shall have the right at its cost to decorate the stair wells within its Premises and to install a card access system to the doors from the stairwells to the Premises (including all cabling required for such system) so as to permit travel by Tenant between the floors of the Premises. The right to use the stairwells however shall remain non-exclusive. All the windows and exterior walls of the Premises, the terraces adjacent to the Premises, if any, and any space in the Premises used for shafts, columns, projections, stacks, pipes, conduits, ducts, electric utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of management, operation, maintenance and repairs, are reserved to Landlord.

2.2. Satellite Dish/Antennae. Subject to Tenant’s compliance (at Tenant’s sole cost and expense) with all applicable laws, rules and ordinances, and subject to Tenant obtaining Landlord’s prior written consent, which shall not be unreasonably withheld, Tenant shall have the right to elect, by delivery of written notice to Landlord, to install, at Tenant’s sole cost and expense, an antenna or satellite dish on the roof of the Building in a location determined by Landlord in its sole discretion (the “Dish”). Tenant shall be solely responsible for the installation, insurance, maintenance and repair of the Dish and the repair of any damage to the roof of the Building caused by Tenant’s use, installation or maintenance of the Dish.. The Dish shall be of reasonable size and design so as not to materially and adversely affect the Building structure, loading, systems or aesthetics. The use and installation of any antenna or satellite dish on the roof of the Building by any other tenant or occupant of the Building shall not interfere with Tenant’s use of the Dish and Tenant’s use and installation of the Dish shall not interfere with the use of antennas or satellite dishes by other tenants of the Building. The Dish may be installed only after the acquisition by Tenant of all appropriate permits, consents and licenses. The provisions of this Lease regarding Alterations shall apply as if the installation of the Dish were a Tenant Alteration.

2.3. Sixth Floor Ceiling. Tenant shall have reasonable access to the space above the 6th floor ceiling of the Building so long as Tenant complies with the following requirements: (i) Tenant shall give not less than two (2) business days prior notice to Landlord and the then current tenant of the 6th Floor of the request for access, unless access is needed sooner due to an emergency, (ii) the date and time requested for access shall be reasonably acceptable to Landlord and the then current tenant of the 6th Floor of the Building, (iii) access will be restricted to evenings and weekends, and (iv) Tenant shall immediately repair any damage caused by its access; provided, however, that Tenant shall have the right during the first ninety (90) days following the date of this Lease to access the space above the 6th floor ceiling of the Building during normal business hours so long as Tenant uses reasonable efforts to minimize its disruption of normal business operations in the Building.

3. Term: Condition and Acceptance of Premises.

3.1 Initial Term and Acceptance of Premises. Except as hereinafter provided, and unless sooner terminated pursuant to the provisions of this Lease, the Term of this Lease shall commence on the date of the full execution of this Lease and end on the Expiration Date. Tenant hereby acknowledges that Tenant is accepting the Premises in their AS IS condition and that Landlord shall have absolutely no obligation to perform any construction or tenant improvement work in the Premises. Tenant hereby accepts possession of the Premises. Tenant further acknowledges that Tenant is accepting possession of the Premises subject to the temporary continued occupancy of Scient Corporation in a portion of the Premises, subject to the terms of a separate agreement between Tenant and Scient Corporation.

3.2 Option to Extend.

3.2.1. Exercise of Option to Extend Term. If no “Suspension Condition” (as hereinafter defined) exists at the time of Tenant’s exercise of an option to extend the Term or at the commencement of the Extended Term, as the case may be, Tenant shall have one (1) option (the “Extension Option”) to extend the Initial Term for an additional period that shall expire on December 31, 2010 (the “Extended Term”). To exercise Tenant’s option with respect to the Extended Term, Tenant shall give notice to Landlord not earlier than eighteen (18) months prior and not later than twelve (12) months prior to the expiration of the Initial Term (“Election Notice”). A “Suspension Condition” shall mean the existence of any event or condition of default after the expiration of any applicable grace, notice or cure periods.

3.2.2. Fair Market Rent. If Tenant properly and timely exercises Tenant’s Extension Option to Section 3.2.1 above, such Extended Term shall be upon all of the same terms, covenants and conditions of this Lease; provided, however, that the Base Rent applicable to the Premises for the Extended Term shall be the greater of: (a) the Base Rent and Escalation Rent as of the last month of the Initial Term, (b) one hundred percent (100%) of the “Fair Market Rent” for space comparable to the Premises as of the commencement of such Extended Term, or (c) $56.00/square foot of Rentable Area during the first 2 years of the Extended Term and $58.25/square foot of Rentable Area during the remainder of the Extended Term. “Fair Market Rent” shall mean the annual rental being charged for first class space comparable to the Premises in buildings comparable to the Building in the financial district of San Francisco, taking into account location, condition and improvements to the space; provided, however, that Fair Market Rent shall not be discounted to reflect tenant improvement allowances granted to other tenants; provided further, however, that the determination of Fair Market Rent shall take into account the 2001 calendar year Base Year under this Lease. Tenant shall pay all leasing commissions and consulting fees payable in connection with such extensions, unless such leasing commissions or consulting fees arise solely out of a contractual relationship between Landlord and a broker or consultant. All other terms and conditions of the Lease, which may be amended from time to time by the parties in accordance with the provisions of the Lease, shall remain in full force and effect and shall apply during the Extended Term, except that there shall be no further option to extend the Term beyond December 31, 2010. The Base Year shall remain 2001 during the entire Extended Term.

3.2.3. Determination of Rent. Within forty-five (45) days after the date of the Election Notice, Landlord and Tenant shall negotiate in good faith in an attempt to determine Fair Market Rent for the Extended Term. If they are unable to agree within said forty-five (45) day period, then the Fair Market Rent shall be determined as provided in Section 3.2.4 below.

3.2.4. Appraisal. If it becomes necessary to determine the Fair Market Rent for the Premises by appraisal, the real estate appraiser(s) indicated in this Section 3.2.4, each of whom shall be members of the American Institute of Real Estate Appraisers and each of whom have at least five (5) years experience appraising office space located in the vicinity of the Premises, shall be appointed and shall act in accordance with the following procedures:

(i) If the parties are unable to agree on the Fair Market Rent within the allowed time, either party may demand an appraisal by giving written notice to the other party, which demand to be effective must state the name, address and qualifications of an appraiser selected by the party demanding the appraisal (“Notifying Party”). Within ten (10) days following the Notifying Party’s appraisal demand, the other party (“Non-Notifying Party”) shall either approve the appraiser selected by the Notifying Party or select a second properly qualified appraiser by giving written notice of the name, address and qualification of said appraiser to the Notifying Party. If the Non-Notifying Party fails to select an appraiser within the ten (10) day period, the appraiser selected by the Notifying Party shall be deemed selected by both parties and no other appraiser shall be selected. If two (2) appraisers are selected, they shall select a third appropriately qualified appraiser. If the two (2) appraisers fail to select a third qualified appraiser, the third appraiser shall be appointed by the then presiding judge of the county where the Premises are located upon application by either party.

(ii) If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the Fair Market Rent for the Premises within fifteen (15) days following his or her selection, which appraisal shall be conclusively determinative and binding on the parties as the appraised Fair Market Rent.

(iii) If multiple appraisers are selected, the appraisers shall meet not later than ten (10) days following the selection of the last appraiser. At such meeting, the appraisers shall attempt to determine the Fair Market Rent for the Premises as of the commencement date of the Extended Term in question by the agreement of at least two (2) of the appraisers.

(iv) If two (2) or more of the appraisers agree on the Fair Market Rent for the Premises at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall forthwith notify both Landlord and Tenant of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the Fair Market Rent for the Premises, each appraiser shall submit to Landlord and Tenant his or her respective independent appraisal of the Fair Market Rent for the Premises, in simple letter form, within twenty (20) days following appointment of the final appraiser. The parties shall then determine the Fair Market Rent for the Premises by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.

(v) If only one (1) appraiser is selected, then each party shall pay one-half (1/2) of the fees and expenses of that appraiser. If three (3) appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half (1/2) of the fees and expenses of the third appraiser.

3.2.5. Amendment to Lease. Immediately after the Fair Market Rent has been determined, the parties shall enter into an amendment to this Lease setting forth the Base Rent for the applicable Extended Term and the new Expiration Date of the Term of the Lease.

4. Rent.

4.1. Obligation to Pay Base Rent. Tenant shall pay Base Rent to Landlord, in advance, in equal monthly installments, commencing on or before the Commencement Date, and thereafter on or before the first day of each calendar month during the Term. If the Commencement Date and/or Expiration Date is other than the first day of a calendar month, the installment of Base Rent for the first and/or last fractional month of the Term shall be prorated on a daily basis. On the Commencement Date, Tenant shall pay to Landlord the first month’s Base Rent. If the Annex Lease is terminated as a result of a termination of the Annex Master Lease (other than a termination due to Tenant’s actions or omissions), then the Base Rent shall automatically be reduced during the remainder of the Term by an amount equal to $6,226.33/month.

4.2. Manner of Rent Payment. All Rent shall be paid by Tenant without notice, demand, abatement, deduction or offset, in lawful money of the United States of America, payable to Landlord, at Landlord’s Address as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate by notice to Tenant.

4.3. Additional Rent. All Rent not characterized as Base Rent or Escalation Rent shall constitute additional rent, and if payable to Landlord shall, unless otherwise specified in this Lease, be due and payable fifteen (15) days after Tenant’s receipt of Landlord’s invoice therefor.

4.4. Late Payment of Rent; Interest. Tenant acknowledges that late payment by Tenant of any Rent will cause Landlord to incur administrative costs not contemplated by this Lease, the exact amount of which are extremely difficult and impracticable to ascertain based on the facts and circumstances pertaining as of the Lease Date. Accordingly, if any Rent is not paid by Tenant when due, Tenant shall pay to Landlord, with such Rent, a late charge equal to three percent (3%) of such Rent; provided, however, that the following additional provisions shall apply to such late charge: (i) the first two late payments in any calendar year shall not result in any late charge payment unless such payment of Rent is not received within one (1) business day after telephonic notice by Landlord to each of Tenant’s Vice President of Finance, Controller and Assistant Treasurer (or any person succeeding such person for whom notice has been provided to Landlord), and (ii) if there are more than three (3) late payments of Rent by Tenant in any calendar year, then the late charge for each subsequent late payment in such calendar year shall be five percent (5%). Any Rent, other than late charges, due Landlord under this Lease, if not paid when due, shall also bear interest from the date due until paid, at the rate of ten percent (10%) per annum or, if a higher rate is legally permissible, at the highest rate legally permitted. The parties acknowledge that such late charge and interest represent a fair and reasonable estimate of the administrative costs and loss of use of funds Landlord will incur by reason of a late Rent payment by Tenant, but Landlord’s acceptance of such late charge and/or interest shall not constitute a waiver of Tenant’s default with respect to such Rent or prevent Landlord from exercising any other rights and remedies provided under this Lease, at law or in equity.

5. Calculation and Payments of Escalation Rent. During each full or partial calendar year of the Term subsequent to the Base year, Tenant shall pay to Landlord Escalation Rent in accordance with the following procedures:

5.1. Payment of Estimated Escalation Rent. During December of the Base Year and December of each subsequent calendar year, or as soon thereafter as practicable (and Landlord shall use reasonable efforts to provide such information on or before March 1 of each subsequent calendar year), Landlord shall give Tenant notice of its estimate of Escalation Rent due for the next ensuing calendar year. On or before the first day of each month during such next ensuing calendar year, Tenant shall pay to Landlord in advance, in addition to Base Rent, one-twelfth (1/12th) of such estimated Escalation Rent. In the event such notice is given after December 31st of any year during the Term, (i) Tenant shall continue to pay Escalation Rent on the basis of the prior calendar year’s estimate until the month after such notice is given, (ii) subsequent payments by Tenant shall be based of the estimate of Escalation Rent set forth in Landlord’s notice, and (iii) with the first monthly payment of Escalation Rent based on the estimate set forth in Landlord’s notice, Tenant shall also pay the difference, if any, between the amount previously paid for such calendar year and the amount which Tenant would have paid through the month in which such notice is given, based on Landlord’s noticed estimate or, in the alternative, if such amount previously paid by Tenant for such calendar year through the month in which such notice is given exceeds the amount which Tenant would have paid through such month based on Landlord’s noticed estimate, Landlord shall credit such excess amount against the next monthly payments of Escalation Rent due from Tenant. If at any time Landlord reasonably determines that the Escalation Rent for the current calendar year will vary from Landlord’s estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for such calendar year, and subsequent payments by Tenant for such calendar year shall be based upon such revised estimate.

5.2. Escalation Rent Statement and Adjustment. Within one hundred twenty (120) days after the close of each calendar year, or as soon-thereafter as practicable, Landlord shall deliver to Tenant a statement of the actual Escalation Rent for such calendar year, accompanied by a statement prepared by Landlord showing in reasonable detail the Operating Expenses and the Real Estate Taxes comprising the actual Escalation Rent. If Landlord’s statement shows that Tenant owes an amount less than the payments previously made by Tenant for such calendar year, Landlord shall credit the difference first against any sums then owed by Tenant to Landlord and then against the next payment or payments of Rent due Landlord, except that if a credit amount is due Tenant after termination of this Lease, Landlord shall pay to Tenant any excess remaining after Landlord credits such amount against any sums owed by Tenant to Landlord. If Landlord’s statement shows that Tenant owes an amount more than the payments previously made by Tenant for such calendar year, Tenant shall pay the difference to Landlord within fifteen (15) days after delivery of the statement. Tenant shall have the right to inspect Landlord’s books and records relating to the calculation of Operating Expenses and Real Estate Taxes, subject to the following limitations: (i) such inspection shall be conducted no more than one time per calendar year, (ii) such inspection shall be conducted within two (2) years after Tenant’s receipt of Landlord’s statement of Operating Expenses and Real Estate Taxes; (iii) subject to the following, such inspection may not be conducted by a person or entity whose compensation is in any way calculated based on the results of such audit; provided, however, that if such inspection is conducted by such person or entity, then Tenant shall pay to Landlord on demand all of Landlord’s reasonable costs and expenses incurred in connection with such inspection; and (iv) such information shall be kept in the strictest confidence by Tenant and any other person or entity performing such inspection. If Tenant in good faith disputes the accuracy of any statement on the basis of any such inspection, such dispute must be alleged in reasonable detail in a written notice to Landlord within ninety (90) days following Tenant’s completion of such inspection. If actual Operating Expenses or Real Estate Taxes are ultimately determined to have been overstated by Landlord for any calendar year, then Landlord shall within thirty (30) days thereafter refund to Tenant the applicable overpayment of Escalation Rent.

5.3. Proration for Partial Year. If this Lease terminates other than on the last day of a calendar year (other than due to Tenant’s default), the amount of Escalation Rent for such fractional calendar year shall be prorated on a daily basis. Upon such termination, Landlord may, at its option, calculate the adjustment in Escalation Rent prior to the time specified in Section 5.2 above. Tenant’s obligation to pay Escalation Rent, as set forth in Paragraph 5.2, above, shall survive the expiration or termination of this Lease.

6. Impositions Payable by Tenant.Tenant shall pay all Impositions prior to delinquency. If billed directly to Tenant, then, subject to Tenant’s right to contest such Impositions (upon the posting of a bond or other security reasonably satisfactory to Landlord), Tenant shall pay such Impositions and concurrently deliver to Landlord evidence of such payments. If any Impositions are billed to Landlord or included in bills to Landlord for Real Estate Taxes or other charges, then Tenant shall pay to Landlord all such amounts within fifteen (15) days after delivery of Landlord’s invoice therefor. If applicable law prohibits Tenant from reimbursing Landlord for an Imposition, but Landlord may lawfully increase the Base Rent to account for Landlord’s payment of such Imposition, the Base Rent payable to Landlord shall be increased to net to Landlord the same return without reimbursement of such Imposition as would have been received by Landlord with reimbursement of such Imposition. Tenant’s obligation to pay Impositions which have accrued and remain unpaid upon the expiration or earlier termination of this Lease shall survive the expiration or earlier termination of this Lease.

7. Use of Premises.

7.1. Permitted Use. The Premises shall be used solely for the Permitted Use and for no other use or purpose; provided, however, that Tenant shall also have the right to use the Roof Space of the Annex (as defined in the Annex Lease) for an outside terrace so long as Tenant satisfies the following requirements: (i) Tenant obtains all required permits for such use; (ii) Tenant constructs at its sole cost and expense all improvements to the Roof Space required to be performed by Tenant in order to obtain a certificate of occupancy for such Roof Space; (iii) Tenant’s use of the roof does not violate any terms of existing roof warranties so long as such warranties do not prohibit the use of the roof for an outside terrace, (iv) Tenant pays to Landlord one hundred percent (100%) of any increase in Landlord’s insurance expenses arising out of such use, and (v) Tenant fully complies with all of the terms of the Annex Lease.

7.2. No Violation of Legal and Insurance Requirements. Tenant shall not do or permit to be done, or bring or keep or permit to be brought or kept, in or about the Premises, or any other portion of the Building, anything which (i) is prohibited by or will in any way conflict with any law, ordinance, rule or regulation; (ii) would invalidate or be in conflict with the provisions of any insurance policy carried by Landlord or Tenant on any portion of the Building or Premises, or any property therein; or (iii) would cause a cancellation of any such insurance, increase the existing rate of or affect any such Landlord’s insurance, or subject Landlord to any liability or responsibility for injury to any person or property. If Tenant does or permits anything to be done which increases the cost of any of Landlord’s insurance, or which results in the need, in Landlord’s reasonable judgment, for additional insurance by Landlord or Tenant with respect to any portion of the Building or Premises, then Tenant shall reimburse Landlord, upon demand, for any such additional costs or the costs of such additional insurance, and/or procure such additional insurance at Tenant’s sole cost and expense. Exercise by Landlord of such right to require reimbursement of additional costs (including the costs of procuring of additional insurance) shall not limit or preclude Landlord from prohibiting Tenant’s impermissible use of the Premises or from invoking any other right or remedy available to Landlord under this Lease.

7.3. Compliance with Legal Insurance and Life Safety Requirements. Except as provided in clauses (i) through (iii) below, Tenant, at its cost and expense, shall promptly comply with all laws, ordinances, rules, regulations, orders and other governmental requirements, the requirements of any board of fire underwriters or other similar body, any directive or occupancy certificate issued pursuant to any law by any public officer or officers, the provisions of all recorded documents affecting any portion of the Building and all life safety programs, procedures and rules implemented or promulgated by Landlord (“Laws”). Tenant shall not, however, be required to comply with Laws requiring Tenant to make structural changes to the Premises unless necessitated, in whole or in part, by (i) Tenant’s special use or occupancy of, or business conducted in, the Premises, (ii) any acts or omissions of Tenant, its employees, agents, contractors, invitees or licensees, or (iii) Alterations (including any alterations, additions or other improvements to the Premises made by or on behalf of Scient Corporation.)

7.4. No Nuisance. Tenant shall not (i) do or permit anything to be done in or about the Premises, or any other portion of the Building, which would injure, or obstruct or interfere with the rights of, Landlord or other occupants of the Building, or others lawfully in or about the Building; (ii) use or allow the Premises to be used in any manner inappropriate for a Class A office building, or for any improper or objectionable purposes; or (iii) cause, maintain or permit any nuisance or waste in, on or about the Premises, or any other portion of the Building.

7.5. Hazardous Substances. The term “hazardous substances” as used in the Lease, is defined as follows:

Any element, compound, mixture, solution, particle or substance, which presents danger or potential danger of damage or injury to health, welfare or to the environment including, but not limited to: (i) those substances which are inherently or potentially radioactive, explosive, ignitable, corrosive, reactive, carcinogenic or toxic and (ii) those substances which have been recognized as dangerous or potentially dangerous to health, welfare or to the environment by any federal, municipal, state, county or other governmental or quasi-governmental authority and/or any department or agency thereof.

Tenant represents and warrants to Landlord and agrees that at all times during the term of this Lease and any extensions or renewals thereof, Tenant shall:

(i) promptly comply at Tenant’s sole cost and expense, with all laws, orders, rules, regulations, certificates of occupancy, or other requirements, as the same now exist or may hereafter be enacted, amended or promulgated, of any federal, municipal, state, county or other governmental or quasi-governmental authorities and/or any department or agency thereof relating to the manufacturing, processing, distributing, using, producing, treating, storing (above or below ground level), disposing or allowing to be present (the “Environmental Activity”) of hazardous substances in or about the Premises (each, an “Environmental Law”, and all of them, “Environmental Laws”), to the extent Tenant is responsible for the presence of such hazardous substances.

(ii) indemnify and hold Landlord, its agents and employees, harmless from any and all demands, claims, causes of action, penalties, liabilities, judgments, damages (including consequential damages) and expenses including, without limitation, court costs and reasonable attorneys’ fees incurred by Landlord as a result of (a) Tenant’s failure or delay in properly complying with any Environmental Law as required by item (i) above, or (b) any adverse effect which results from the Environmental Activity, whether Tenant or Tenant’s subtenants or any of their respective agents, employees, contractors or invitees, with or without Tenant’s consent has caused, either intentionally or unintentionally, such Environmental Activity. If any action or proceeding is brought against Landlord, its agents or employees by reason of any such claim, Tenant, upon notice from Landlord, will defend such claim at Tenant’s expense with counsel reasonably satisfactory to Landlord. This indemnity obligation by Tenant of Landlord will survive the expiration or earlier termination of this Lease.

(iii) promptly disclose to Landlord by delivering, in the manner prescribed for delivery of notice in this Lease, a copy of any forms, submissions, notices, reports, or other written documentation (each, a “Communication”) relating to any Environmental Activity, whether any such Communication is delivered to Tenant or any of its subtenants or is requested of Tenant or any of its subtenants by any federal, municipal, state, county or other government or quasi-governmental authority and/or any department or agency thereof.

(iv) in the event there is a release of any hazardous substance as a result of or in connection with any Environmental Activity by Tenant or any of Tenant’s subtenants or any of their respective agents, employees, contractors or invitees, which must be remediated under any Environmental Law, Landlord shall perform the necessary remediation; and Tenant shall reimburse Landlord for all costs thereby incurred within fifteen (15) days after delivery of a written demand therefor from Landlord (which shall be accompanied by reasonable substantiation of such costs). In the alternative, Landlord shall have the right to require Tenant, at its sole cost and expense, to perform the necessary remediation in accordance with a detailed plan of remediation which shall have been approved in advance in writing by Landlord. Landlord shall give notice to Tenant within thirty (30) days after Landlord receives notice or obtains knowledge of the required remediation. The rights and obligations of Landlord and Tenant set forth in this subparagraph (iv) shall survive the expiration or earlier termination of this Lease.

(v) notwithstanding any other provisions of this Lease, allow Landlord, and any authorized representative of Landlord, access and the right to enter and inspect the Premises for Environmental Activity, at any time deemed reasonable by Landlord, without prior notice to Tenant.

Compliance by Tenant with any provision of this Section 7.5 shall not be deemed a waiver of any other provision of this Lease. Without limiting the foregoing, Landlord’s consent to any Environmental Activity shall not relieve Tenant of its indemnity obligations under the terms hereof.

Landlord represents and warrants to Tenant that as of the date of this Lease Landlord has no actual knowledge of the presence of any hazardous substance in the Building in violation of any applicable Environmental Law, rules or ordinances, except as described in the Phase I and Phase II hazardous materials reports prepared by Geomatrix and delivered by Landlord to Tenant before the execution of this Lease. Landlord shall promptly disclose to Tenant by delivering, in the manner prescribed for delivery of notice in this Lease, a copy of any material Communication relating to any Environmental Activity from any federal, municipal, state, county or other government or quasi-govornmental authority and/or any department or agency thereof to the extent such notice is required by Environmental Laws. Landlord shall comply with all Environmental Laws applicable to the Building to the extent such compliance is required of Landlord as owner of the Building.

7.6 Special Provisions Relating to The Americans With Disabilities Act of 1990.

7.6.1. Allocation of Responsibility to Landlord. Subject to the provisions of the second sentence of Section 10.2 of this Lease, as between Landlord and Tenant, Landlord shall be responsible that the public entrances, stairways, corridors, restrooms, elevators and elevator lobbies and other public areas in the Building comply with the requirements of Title III of the Americans with Disabilities Act of 1990 (42 U.S.C. 12181, et seq., The Provisions Governing Public Accommodations and Services Operated by Private Entities), and all regulations promulgated thereunder, and all amendments, revisions or modifications thereto now or hereafter adopted or in effect in connection therewith (hereinafter collectively referred to as the “ADA”), and to take such actions and make such alterations and improvements as are necessary for such compliance. As of the Commencement Date,

Landlord shall cause such portions of the Building to so comply with ADA, as interpreted by the local building officials. All costs incurred by Landlord in discharging its responsibilities under this Section 7.6.1 shall be included in Operating Expenses as provided in Section 1.1, except to the extent such costs relate to violations of ADA laws which occurred before the Commencement Date.

7.6.2. Allocation of Responsibility to Tenant. As between Landlord and Tenant, Tenant, at its sole cost and expense, shall be responsible that the Premises (other than the restrooms constructed by Landlord in the Premises), all Alterations to the Premises, Tenant’s use and occupancy of the Premises, and Tenant’s performance of its obligations under this Lease, comply with the requirements of the ADA, and to take such actions and make such Alterations as are necessary for such compliance; provided, however, that Tenant shall not make any such Alterations except upon Landlord’s prior written consent pursuant to the terms and conditions of this Lease. Tenant shall protect, defend, indemnify and hold Landlord harmless from and against any claim, demand, cause of action, obligation, liability, loss, cost or expense (including reasonable attorneys’ fees) which may be asserted against or incurred by Landlord as a result of Tenant’s failure in any respect to comply with its obligations set forth in this Section 7.6.2. Tenant’s indemnity obligations set forth in the immediately preceding sentence shall survive the expiration or earlier termination of this Lease.

7.6.3. General. Notwithstanding anything in this Lease to the contrary, no act or omission of Landlord, including any approval, consent or acceptance by Landlord or Landlord’s agents, employees or other representatives, shall be deemed an agreement, acknowledgment, warranty, or other representation by Landlord that Tenant has complied with the ADA or that any action, alteration or improvement by Tenant complies or will comply with the ADA or constitutes a waiver by Landlord of Tenant’s obligations to comply with the ADA under this Lease or otherwise. Any failure of Landlord to comply with the obligations of the ADA shall not relieve Tenant from any obligations under this Lease or constitute or be construed as a constructive or other eviction of Tenant or disturbance of Tenant’s use and possession of the Premises.

8. Building Services.

8.1. Maintenance of Building. Landlord shall maintain the Building (other than the Premises and the premises of other tenants of the Building) in good order and condition, except for ordinary wear and tear, damage by casualty or condemnation, or damage occasioned by the act or omission of Tenant or Tenant’s employees, agents, contractors, licensees or invitees, which damage shall be repaired by Landlord at Tenant’s expense. Landlord’s maintenance of, and provision of services to, the Building shall be performed in a manner consistent with that of comparable Class A office buildings in the San Francisco, California area. Landlord shall have the right in connection with its maintenance of the Building hereunder (i) to change the arrangement and/or location of any amenity, installation or improvement in the public entrances, stairways. corridors, elevators and elevator lobbies, and other public areas in the Building, and (ii) to utilize portions of the public areas in the Building from time to time for entertainment, displays, product shows, leasing of kiosks or such other uses that in Landlord’s reasonable judgment tend to attract the public, so long as such uses do not materially interfere with or impair Tenant’s access to or use or occupancy of the Premises. Landlord shall not be in default under this Lease or liable for any damages directly or indirectly resulting from or incidental to, nor shall the rental reserved in this Lease be abated by reason of, Landlord’s failure to make any repair or to perform any maintenance required to be made or performed by Landlord under this Section 8.1, unless such failure shall persist for an unreasonable time after written notice of the need for such repair or maintenance is given to Landlord by Tenant; provided, however, that Landlord shall be liable to Tenant for actual, out of pocket, costs or expenses incurred by Tenant as a direct result of Landlord’s failure to cause the ground floor lobby, shared lobbies on Floors occupied by Tenant or elevators of the Building to comply with laws which are immediately applicable to, and enforceable against, the Building (subject to Landlord’s reasonable right of contest of such laws).

8.2. Building Standard Services. Landlord shall cause to be furnished to Tenant: (i) tepid and cold water to those points of supply and in volumes provided for general use of tenants in the Building; (ii) electricity up to the Wattage Allowance for lighting and the operation of electrically powered office equipment; (iii) heat, ventilation and air conditioning to the extent reasonably required for the comfortable occupancy by Tenant of the Premises during the period from 8:00 a.m to 6:00 p.m. on weekdays (except Building holidays determined by Landlord), or such shorter period as may be prescribed by any applicable policies, regulations or guidelines adopted by any federal, state or local governmental or quasi-governmental entities or utility suppliers; (iv) passenger elevator service; (v) freight elevator service subject to then applicable Building standard procedures and scheduling; (vi) lighting replacement for Building standard lights; (vii) restroom supplies; (viii) window washing as determined by Landlord (which shall not be less than 2 times per year for the exterior portions of Building windows, and 2 times per year for the interior portions of Building windows); (ix) janitor service on a five (5) day per week basis (excluding Building holidays), except for portions of the Premises used for preparing or consuming food or beverages (such janitorial services to include the services described on Exhibit F attached to this Lease); (x) security if and to the extent deemed appropriate by Landlord for the Building (but not less than as set forth on Exhibit F-2 attached to this Lease) (but not individually for Tenant or the Premises – provided that Tenant shall have the right to install its own security service in the Premises), except that Landlord shall not be liable in any manner for acts of others, criminal or otherwise, or for any direct, consequential or other loss, damage, death or injury related to any interruption, discontinuance, malfunction, circumvention or failure of such security service and (xi) access to the Building 24 hours/day seven days/week. Landlord may establish in the Premises or other portions of the Building such measures as are required by laws, ordinances, rules or regulations or as it deems necessary or appropriate to conserve energy, including automatic switching of lights and/or more efficient forms of lighting. Security personnel shall be on-duty, on-site 24 hours/day seven days/week during the Term. The initial Building holidays are described on Exhibit F-1 attached to this Lease.

8.3. Interruption or Unavailability of Services. Rent shall not abate, no consecutive or other eviction shall be constructive to have occurred, Tenant shall not be relieved from any of its obligations under this Lease, and Landlord shall not be in default hereunder or liable for any damages directly or indirectly resulting from, the failure of Landlord to furnish, or delay in furnishing, any maintenance or services under this Article 8 as a result of repairs, alterations, improvements or any circumstances beyond Landlord’s reasonable control. Landlord shall use reasonable diligence to remedy any failure or interruption in the furnishing of such maintenance or services. Notwithstanding anything set forth in this Lease to the contrary, if such interruption or unavailability of services continues for more than thirty (30) consecutive days and such interruption or unavailability prevents Tenant from using the Premises, then commencing upon the expiration of such thirty (30) day period, Rent shall abate until beneficial use of the Premises is restored.

8.4. Tenant’s Use of Excess Electricity and Water. Tenant shall not, without Landlord’s prior consent, given or withheld in Landlord’s sole discretion, (i) install in the Promises (A) lighting, the aggregate average daily power usage of which exceeds the Lighting Wattage Allowance, or lighting and equipment, the aggregate average daily power usage of which exceeds the Wattage Allowance, or which requires a voltage other than 110/208 volts single-phase, (B) heat generating equipment or lighting other than lights deemed standard for the Building, or (C) supplementary air conditioning facilities, or (ii) permit average permanent occupancy levels in excess of one person per two hundred (200) feet of Rentable Area. If, pursuant to this Section 8.4, heat-generating equipment or lighting other than Building standard lights are installed or used in the Premises, or occupancy levels are greater than set forth above, or if the Premises or fixtures therein are reconfigured by Alterations, and such equipment, lighting, occupancy levels or Premises reconfiguration affects the temperature otherwise maintained by the Building air conditioning system, or if equipment is installed in the Premises which requires one or two separate temperature-controlled rooms, Landlord may, at Landlord’s election after notice to Tenant or upon Tenant’s request, install supplementary air conditioning facilities in the Premises, or otherwise modify the ventilating and air conditioning serving the Premises, in order to maintain the temperature otherwise maintained by the Building air conditioning system or to serve such separate temperature-controlled room(s). Tenant shall pay the cost of any transformers, additional risers, panel boards and other facilities if, when and to the extent required to furnish power for, and all maintenance and service costs of, any supplementary air conditioning facilities or modified ventilating and air conditioning, or for lighting and/or equipment the power usage of which exceeds the standards set forth in this Section 8.4. Notwithstanding the foregoing, Landlord acknowledges that Tenant intends to construct a temperature-controlled computer equipment room in the Premises which will require supplementary air conditioning facilities and Landlord will permit Tenant to install such facilities subject to Landlord’s approval of the plans therefor. The capital, maintenance and service costs of such facilities and modifications shall be paid by Tenant as Rent. Landlord, at its election and at Tenant’s expense, may also install and maintain an electric current meter or water meter (together with all necessary wiring and related equipment) at the Premises to measure the power and/or water usage of such lighting, equipment or ventilation and air conditioning equipment, or may otherwise cause such usage to be measured by reasonable methods.

8.5. Provision of Additional Services. If Tenant desires services in additional amounts or at different times than set forth in Section 8.2 above, or any other services that are not provided for in this Lease, Tenant shall make a request for such services to Landlord with such advance notice as Landlord may reasonably require. If Landlord provides such services to Tenant, Tenant shall pay Landlord’s charges for such services within fifteen (15) days after Tenant’s receipt of Landlord’s invoice; provided, however, that Landlord hereby agrees that upon Tenant’s written request Landlord shall provide HVAC service to the Premises 24 hours per day during the Term so long as Tenant pays Landlord’s actual costs for such services, plus an administrative fee not to exceed 15% of the cost of such services, which costs may be based on a reasonable allocation of Landlord’s actual costs.

9. Maintenance of Premises. Tenant shall, at all times during the Term, at Tenant’s cost and expense, keep the Premises in good condition and repair, except for ordinary wear and tear and damage by casualty or condemnation. Except as may be specifically set forth in this Lease, Landlord has no obligation to alter, remodel, improve, repair, decorate or paint the Premises, or any part thereof, or any obligation respecting the condition, maintenance and repair of the Premises or any other portion of the Building. Tenant hereby waives all rights, including those provided in California Civil Code Section 1941 or any successor statute, to make repairs which are Landlord’s obligation under this Lease at the expense of Landlord or to receive any setoff or abatement of Rent or in lieu thereof to vacate the Premises or terminate this Lease.

10. Alterations to Premises.

10.1. Landlord Consent; Procedure. Tenant shall not make or permit to be made any Alterations without Landlord’s prior consent, which consent may be granted or withheld in Landlord’s reasonable discretion; no consent shall be required for non-structural Alterations to any single floor within the Premises which do not require a building permit and which, in the aggregate, cost less than $50,000.00 to construct. Any Alterations to which Landlord has consented shall be made in accordance with procedures as then established by Landlord and the provisions of this Article10. Tenant shall provide Landlord with written notice of the commencement of all Alterations, within five (5) days before the commencement of such Alterations.

10.2. General Requirements. All Alterations shall be made at Tenant’s cost and expense. Tenant shall be solely responsible for compliance with applicable laws, ordinances, rules and regulations in connection with all Alterations. Without limiting the foregoing or any other provisions of this Lease, if any applicable law, ordinance, rule or regulation provides that any Alteration by Tenant will result in the requirement of the performance of any other work, repair, capital improvement or other expenditure with respect to any portion of the Building (including in the premises of other tenants), then Tenant shall be solely responsible, at Tenant’s sole cost and expense, to perform such work, repair or capital improvement, or to pay such expenditure. Tenant shall be responsible for the cost of any additional alterations required by applicable laws, ordinances, rules and regulations to be made by Landlord to any portion of the Building as a result of Alterations. Tenant shall promptly commence or cause the commencement of construction of all Alterations and complete or cause completion of the same with due diligence as soon as possible after commencement in order to cause the least disruption to Building operations and occupants and to continue Tenant’s business in the Premises. In connection with installing or removing Alterations, Tenant shall pay to Landlord on demand Landlord’s reasonable actual costs incurred in connection with the administration by Landlord (or its agent) of the construction, installation or removal of Alterations, and restoration of the Premises to their previous condition.

10.3. Removal of Alterations. If Landlord has not consented to an Alteration (for which such consent is required), Tenant shall, prior to the expiration of the Term or termination of this Lease, remove such Alteration and Tenant’s trade fixtures and personal property at Tenant’s cost and expense and restore the Premises to the condition existing prior to the installation of such Alteration. If Tenant fails so to do, then Landlord may remove such Alteration, trade fixtures and personal property and perform such restoration and Tenant shall reimburse Landlord for Landlord’s cost and expense incurred to perform such removal and restoration (which obligation of Tenant shall survive the expiration or earlier termination of this Lease). Tenant shall repair at its cost and expense all damage to the Premises or the Building caused by the removal of any Alteration. Subject to the foregoing provisions regarding removal, all Alterations (including any above Building standard improvements to the Premises) shall be Landlord’s property and from and after the expiration or earlier termination of this Lease shall remain on the Premises without compensation to Tenant; Tenant’s trade fixtures and personal property shall remain Tenant’s property, subject to applicable California laws regarding abandoned property.

11. Liens. Tenant shall keep the Premises and the Building free from any liens arising out of any work performed or obligations incurred by or for, or materials furnished to, Tenant pursuant to this Lease or otherwise. Landlord shall have the right to post and keep posted on the Premises any notices required by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens and to take any other action at the expense of Tenant that Landlord deems necessary or appropriate to prevent, remove or discharge such liens. Tenant shall protect, defend, indemnify and hold Landlord harmless from and against any claim, demand, cause of action, obligation, liability, loss, cost or expense (including reasonable attorneys’ fees) which may be asserted against or incurred by Landlord as a result of Tenant’s failure to comply with the foregoing obligation (which indemnity obligation shall survive the expiration or earlier termination of this Lease).

12. Damage or Destruction.

12.1. Obligation to Repair. Except as otherwise provided in this Article 12, if the Premises, or any other portion of the Building necessary for Tenant’s use and occupancy of the Premises, are damaged or destroyed by fire or other casualty, Landlord shall, within thirty (30) days after such event, notify Tenant of the estimated time, in Landlord’s reasonable judgment, required to repair such damage or destruction. If Landlord’s estimate of time is less than one hundred eighty (180) days after the date that Landlord obtains the required building permits for the repair of such damage or destruction, then (i) Landlord shall proceed with all due diligence to repair the Premises, and/or the portion of the Building necessary for Tenant’s use and occupancy of the Premises, to substantially the condition existing immediately before such damage or destruction, as permitted by and subject to then applicable laws, ordinances, rules and regulations; (ii) this Lease shall remain in full force and effect; and (iii) Base Rent and Escalation Rent shall abate for such part of the Premises rendered unusable by Tenant, in Tenant’s reasonable, good faith judgment, in the conduct of its business during the time such part is so unusable, in the proportion that the Rentable Area contained in the unusable part of the Premises bears to the total Rentable Area of the Premises.

12.2. Landlord’s Election. If Landlord determines that the necessary repairs cannot be completed within one hundred eighty (180) days after the date that Landlord obtains the required building permits for the repair of such damage or destruction, or if such damage or destruction arises from causes not covered by Landlord’s insurance policy then in force, and would cost in the aggregate more than $2,000,000 to repair, Landlord may elect, in its notice to Tenant pursuant to Section 12.1, to (i) terminate this Lease or (ii) repair the Premises or the portion of the Building necessary for Tenant’s use and occupancy of the Premises pursuant to the applicable provisions of Section 12.1 above. If Landlord terminates this Lease, then this Lease shall terminate as of the date of occurrence of the damage or destruction.

12.3. Cost of Repairs. Landlord shall pay the cost for repair of the Building and all improvements in the Premises, other than any Alterations. Tenant shall pay the costs to repair all Alterations (but Landlord shall make available to Tenant for such purpose any insurance proceeds received by Landlord for such purpose under Landlord’s insurance policy then in force). Tenant shall also replace or repair, at Tenant’s cost and expense, Tenant’s movable furniture, equipment, trade fixtures and other personal property in the Premises which Tenant shall be responsible for insuring during the Term of this Lease.

12.4. Damage at End of Term. Notwithstanding anything to the contrary contained in this Article 12, if the Premises, or any other portion thereof or of the Building, are materially damaged or destroyed by fire or other casualty within the last twelve (12) months of the Term, then Landlord shall have the right, in its sole discretion, to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such event. Such termination shall be effective on the date specified in Landlord’s notice, but in no event later than the end of such 90-day period. For purposes hereof, the Premises or other portion of the Building shall be deemed to be materially damaged if such damage costs more than $2,000,000 to repair. Notwithstanding the foregoing, if Landlord seeks to terminate the Least in circumstances where the Premises were not affected by any such damage or destruction. Landlord may do so only if Landlord is terminating all other office leases in the Building on account thereof.

12.5. Tenant’s Right to Terminate. Notwithstanding anything to the contrary contained in this Article 12, if the Premises are materially damaged or destroyed by fire or other casualty and the date by which Landlord determines that the necessary repairs could be completed would occur in the last twelve (12) months of the Term, then Tenant shall have the right, in its sole discretion, to terminate this Lease by notice to Landlord given within ninety (90) days after the date of such casualty. Landlord shall, within thirty (30) days after such casualty, notify Tenant of the estimated time, in Landlord’s reasonable judgment, required to repair such damage or destruction. Such termination shall be effective on the date specified in Tenant’s notice, but in no event later than the end of such 90-day period.

12.6. Waiver of Statutes. The respective rights and obligations of Landlord and Tenant in the event of any damage to or destruction of the Premises, or any other portion of the Building, are governed exclusively by this Lease. Accordingly, Tenant hereby waives the provisions of any law to the contrary, including California Civil Code Sections 1932(2) and 1933(4) providing for the termination of a lease upon destruction of the leased property.

13. Eminent Domain.

13.1. Effect of Taking. Except as otherwise provided in this Article 13, if all or any part of the Premises is taken as a result of the exercise of the power of eminent domain or condemned for any public or quasi-public purpose, or if any transfer is made in avoidance of such exercise of the power of eminent domain (collectively, “taken” or a “taking”), this Lease shall terminate as to the part of the Premises so taken as of the effective date of such taking. On a taking of a portion of the Premises, Landlord and Tenant shall each have the right to terminate this Lease by notice to the other given within thirty (30) days after the effective date of such taking, if the portion of the Premises taken is of such extent and nature so as to materially impair Tenant’s business use of the balance of the Premises, as reasonably determined by the party giving such notice. Such termination shall be operative as of the effective date of the taking. Landlord may also terminate this Lease on a taking of any other portion of the Building if Landlord reasonably determines that such taking is of such extent and nature as to render the operation of the remaining Building economically infeasible or to require a substantial alteration or reconstruction of such remaining portion. Landlord shall elect such termination by notice to Tenant given within thirty (30) days after the effective date of such taking, and such termination shall be operative as of the effective date of such taking. Upon a taking of the Premises which does not result in a termination of this Lease, the Base Rent shall thereafter be reduced as of the effective date of such taking in the proportion that the Rentable Area of the Premises so taken bears to the total Rentable Area of the Premises.

13.2. Condemnation Proceeds. Except as hereinafter provided, in the event of any taking, Landlord shall have the right to all compensation, damages, income, rent or awards made with respect thereto (collectively an “award”), including any award for the value of the leasehold estate created by this Lease. No award to Landlord shall be apportioned and, subject to Tenant’s rights hereinafter specified, Tenant hereby assigns to Landlord any right of Tenant in any award made for any taking. So long as such claim will not reduce any award otherwise payable to Landlord under this Section 13.2, Tenant may seek to recover, at its cost and expense, as a separate claim, any damages or awards payable on a taking of the Premises to compensate for the unamortized cost paid by Tenant for any Alterations, or for Tenant’s personal property taken, or for interference with or interruption of Tenant’s business (including goodwill), or for Tenant’s removal and relocation expenses.

13.3. Restoration of Premises. On a taking of the Premises which does not result in a termination of this Lease, Landlord and Tenant shall restore the Premises as nearly as possible to the condition they were in prior to the taking in accordance with the applicable provisions and allocation of responsibility for repair and restoration of the Premises on damage or destruction pursuant to Article 12 above, and both parties shall use any awards received by such party attributable to the Premises for such purpose.

13.4. Tenant Waiver. The rights and obligations of Landlord and Tenant on any taking of the Premises or any other material portion of the Building are governed exclusively by this Lease. Accordingly, Tenant hereby waives the provisions of any law to the contrary, including California Code of Civil Procedure Sections 1265.120 and 1265.130, or any similar successor statute.

14. Insurance.

14.1. Liability Insurance. Landlord, with respect to the Building, and Tenant, at its cost and expense with respect to the Premises, shall each maintain or cause to be maintained, from the Lease Date and throughout the Term, a policy or policies of Commercial General Liability insurance with limits of liability not less than Five Million Dollars ($5,000,000.00) per occurrence and in the aggregate. Each policy shall contain coverage for blanket contractual liability, personal injury liability, and premises operations, coverage deleting liquor liability exclusions and, as to Tenant’s insurance, fire legal liability. Tenant’s policy shall be subject to deductible amounts as Tenant may reasonably elect based on prudent risk management practices for business comparable to Tenant’s business and for Tenant’s financial condition.

14.2. Form of Policies. All insurance required by this Article 14 shall be issued on an occurrence basis by solvent companies qualified to do business in the State of California. Any insurance required under this Article 14 may be maintained under a “blanket policy” or an “umbrella policy”, insuring other parties and other locations, so long as the amount and coverage required to be provided hereunder is not thereby diminished. Tenant shall provide Landlord a copy of each policy of insurance or a certificate thereof certifying that the policies contain the provisions required hereunder. Tenant shall deliver such policies or certificates to Landlord as of the date of this Lease or such earlier date as Tenant or Tenant’s contractors, agents, licensees, invitees or employees first enter the Premises and, upon renewal, not less than thirty (30) days prior to the expiration of such coverage. All evidence of insurance provided to Landlord shall provide (i) that Landlord, Landlord’s managing agent and any other person requested by Landlord who has an insurable interest, is designated as an additional insured without limitation as to coverage afforded under such policy, (ii) for severability of interests or that the acts or omissions of one of the insureds or additional insureds shall not reduce or affect coverage available to any other insured or additional insured; (iii) that the insurer agrees not to cancel or alter the policy without at least thirty (30) days prior written notice to all additional insureds; (iv) that the aggregate liability applies solely to the Premises and the remainder of the Building; and (v) that Tenant’s insurance is primary and noncontributing with any insurance carried by Landlord.

14.3. Workers’ Compensation Insurance. Tenant, at its sole cost and expense, shall maintain Workers’ Compensation insurance as required by law and employer’s liability insurance in an amount of not less than Five Hundred Thousand Dollars ($500,000).

14.4. Additional Tenant Insurance. Tenant, at its sole cost and expense, shall maintain such other insurance as Landlord may reasonably require from time to time, but in no event may Landlord require any other insurance which is (i) not then being required of comparable tenants leasing comparable amounts of space in comparable buildings in the vicinity of the Building or (ii) not then available at commercially reasonable rates.

14.5. Landlord’s Casualty Insurance. Landlord shall, during the Term of this Lease, procure and maintain in full force and effect, at a minimum, a policy or policies of fire insurance covering the Building and the permanent tenant improvements in the Premises, with standard extended coverage, vandalism, malicious mischief and sprinkler leakage endorsements. The amount and scope of coverage of Landlord’s insurance hereunder shall be determined by Landlord from time to time in its reasonable discretion based on prudent risk management practices for buildings comparable to the Building (but shall not be less than 90% of full replacement value of the Building and Tenant’s permanent tenant improvements in the Premises, and shall be subject to such deductible amounts as Landlord may reasonably elect based on prudent risk management practices for buildings comparable to the Building. Landlord shall have the right to reduce or terminate any insurance or coverage called for by this Section 14.5 to the extent that any such coverage is not reasonably available in the commercial insurance industry from recognized carriers or not available at a cost which is in Landlord’s judgment commercially reasonable under the circumstances. Landlord shall at Tenant’s request provide a description of Landlord’s coverage then maintained by Landlord pursuant to this Section 14.5.

15. Waiver of Subrogation Rights. Notwithstanding anything to the contrary contained in this lease, Landlord and SPE, on the one hand, and Tenant, on the other hand, for themselves and their respective insurers, agree to and do hereby release each other of and from any and all claims, demands, actions and causes of action that each may have or claim to have against the other for loss or damage to property, both real and personal, notwithstanding that any such loss or damage may be due to or result from the negligence of either of the parties hereto or their respective employees or agents. Each party shall, to the extent such insurance endorsement is lawfully available at commercially reasonable rates, obtain or cause to be obtained, for the benefit of the other party, a waiver of any right of subrogation which the insurer of such party may acquire against the other party by virtue of the payment of any such loss covered by such insurance.

16. Tenant’s Waiver of Liability and Indemnification.

16.1. Waiver and Release. Except to the extent due to the gross negligence or willful misconduct of Landlord, Landlord shall not be liable to Tenant or Tenant’s employees, agents, contractors, licenses or invitees for, and Tenant waives and releases Landlord and Landlord’s managing agent from, all claims for loss or damage to any property or injury, illness or death of any person in, upon or about the Premises (including claims caused in whole or in part by the act, omission, or neglect of other tenants, contractors, licensees, invitees or other occupants of the Building or their agents or employees). The waiver and release contained in this Section 16.1, extends to the officers, directors, shareholders, partners, employees, agents and representatives of Landlord.

16.2. Indemnification of Landlord. Except to the extent due to Landlord’s gross negligence or willful misconduct, Tenant shall indemnify, defend, protect and hold Landlord harmless of and from any and all loss, liens, liability, claims, causes of action, damage, injury, cost or expense arising out of or in connection with (i) the making of any alterations, additions or other improvements made by or on behalf of Tenant to the Promises or any Alterations, or (ii) injury to or death of persons or damage to property occurring or resulting directly or indirectly from: (A) the use or occupancy of, or the conduct of business in, the Premises by Tenant or its subtenants or any of their respective officers, directors, employees, agents, contractors, invitees or licensees; (B) any other occurrence or condition in or on the Premises; and (C) acts, neglect or omissions of Tenant, or its subtenants or any of their respective officers, directors, employees, agents, contractors, invitees or licensees, in or about any portion of the Building. Tenant’s indemnity obligation includes reasonable attorneys’ fees and costs, investigation costs and other reasonable costs and expenses incurred by Landlord. If Landlord reasonably disapproves the legal counsel proposed by Tenant for the defense of any claim indemnified against hereunder, Landlord shall have the right to appoint its own legal counsel, the reasonable fees, costs and expenses of which shall be included as part of Tenant’s indemnity obligation hereunder. The indemnification contained in this Section 16.2 shall extend to the officers, directors, shareholders, partners, employees, agents and representatives of Landlord.

16.3. Indemnification of Tenant. Landlord shall indemnify, defend, protect and hold Tenant harmless of and from any and all loss, liens, liability, claims, causes of action, damage, injury, cost or expense arising out of or in connection with (i) any breach or default by Landlord in the performance of any of its obligations under this Lease, or (ii) Landlord’s gross negligence or willful misconduct, or (iii) any loss or damage to property or injury to person occurring in the public entrances, stairways, corridors, elevators and elevator lobbies, and other public areas in the Building or the other public areas in the Building (except for such loss, damage or injury for which Tenant is obligated to indemnify Landlord under Section 16.2). Landlord’s indemnity obligation includes reasonable attorneys’ fees and costs, investigation costs and other reasonable costs and expenses incurred by Tenant. The indemnification contained in this Section 16.3 shall extend to the officers, directors, shareholders, partners, employees, agents and representatives of Tenant.

17. Assignment and Subletting

17.1. Compliance Required. Tenant shall not, directly or indirectly, voluntary or by operation of law, sell, assign or otherwise transfer this Lease, or any interest herein (collectively, “assign” or “assignment”), or sublet the Premises, or any part thereof, or permit the occupancy of the Premises by any person other than Tenant (collectively, “sublease” or “subletting”, the assignee or sublessee under an assignment or sublease being referred to as a “transferee”), without Landlord’s prior consent given or withheld in accordance with the express standards and conditions of this Article 17 and compliance with the other provisions of this Article 17. Any assignment or subletting made in violation of this Article 17 shall be void. As used herein, an “assignment” includes any sale or other transfer (such as by consolidation, merger or reorganization) of a majority of the voting stock of Tenant, if Tenant is a corporation (other than a corporation publicly traded on The New York Stock Exchange or NASDAQ or similar exchange), or any sale or other transfer of a majority of the beneficial interest in Tenant, if Tenant is any other form of entity. Tenant acknowledges and agrees that the limitations on Tenant’s right to sublet or assign which are set forth in this Article 17 are reasonable and, in particular, that the express standards and conditions upon Tenant’s right to assign or sublet which are set forth in this Article 17 are reasonable as of the Lease Date.

17.2. Request by Tenant; Landlord Response. If Tenant desires to effect an assignment or sublease, Tenant shall submit to Landlord a request for consent together with the identity of the parties to the transaction, the nature of the transferee’s proposed business use for the Premises, the proposed documentation for and terms of the transaction, and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved therein, including certified financial information, credit reports, the business background and references regarding the transferee, and an opportunity to meet and interview the transferee. Within twenty (20) days after the later of such interview or the receipt of all such information required by Landlord, or within thirty (30) days after the date of Tenant’s request to Landlord if Landlord does not request additional information or an interview, Landlord shall have the right, by notice to Tenant, to: (i) consent to the assignment or sublease, subject to the terms of this Article 17; (ii) decline to consent to the assignment or sublease; (iii) in the case of a subletting of at least one full floor of the Premises for a term in excess of six (6) months, to sublet from Tenant the portion of the Premises proposed to be sublet on the terms and conditions set forth in Tenant’s request to Landlord; or (iv) in the case of an assignment, to terminate this Lease as of the date specified by Tenant as the effective date of the proposed assignment, in which event Tenant will be relieved of all unaccrued obligations hereunder as of such date, other than those obligations which survive termination of this Lease. If Landlord elects so to terminate, Tenant shall have the right, by notice to Landlord within five (5) days after Landlord’s exercise of such right, to rescind its request for the proposed assignment, in which event this Lease shall not terminate and shall remain in full force and effect.

17.3. Conditions for Landlord Approval. In the event Landlord elects not to sublet from Tenant or terminate this Lease (in whole or in part) as provided in clauses (iii) and (iv) of Section 17.2, Landlord shall not unreasonably withhold its consent to a proposed subletting or assignment by Tenant. Without limiting the grounds on which it may be reasonable for Landlord to withhold its consent to an assignment or sublease, Tenant agrees that Landlord would be acting reasonably in withholding its consent in the following instances: (i) if Tenant is in default under Lease; (ii) if the transferee is a governmental or quasi-governmental agency, foreign or domestic, (iii) if the transferee is an existing tenant in the Building; (iv) if, in Landlord’s sole judgment, the transferee’s business, use and/or occupancy of the Premises would (A) violate any of the terms of this Lease or the lease of any other tenant in the

Landlord from any other person shall not be deemed a waiver by Landlord of any provision of this Article 17. On a default by any assignee of Tenant in the performance of any of the terms, covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of commencing or exhausting remedies against such assignee. No consent by Landlord to any further assignments or sublettings of this Lease, or any modification, amendment or termination of this Lease, or extension, waiver or modification of payment or any other obligations under this Lease, or any other action by Landlord with respect to any assignee or sublessee, or the insolvency, or bankruptcy or default of any such assignee or sublessee, shall affect the continuing liability of Tenant for its obligations under this Lease and Tenant waives any defense arising out of or based thereon, including any suretyship defense of exoneration. Landlord shall have no obligation to notify Tenant or obtain Tenant’s consent with respect to any of the foregoing matters.

17.8. No Encumbrance. Notwithstanding anything to the contrary contained in this Article 17. Tenant shall have no right to encumber, pledge, hypothecate or otherwise transfer this Lease, or any of Tenant’s interest or rights hereunder, as security for any obligation or liability of Tenant.

17.9 Assignment or Sublease to Related Entity. As long as no Suspension Condition then exists, Tenant shall have the right, subject to the terms and conditions set forth in this Section 17.9, without the consent of Landlord, but without in any way releasing Epicentric, Inc. from any of its obligations under this Lease, to (a) assign its interest in this Lease to (i) any corporation which is a successor to Tenant either by merger or consolidation, or (ii) a purchaser of all or substantially all of Tenant’s assets (provided such purchaser shall have also assumed substantially all of Tenant’s liabilities), or (iii) to a corporation or other entity which shall control, be under the control of, or be under common control with Epicentric, Inc. (the term “control” as used herein shall be deemed to mean ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation, or other majority equity and control interest if Tenant is not a corporation) (any such entity being a “Related Entity”), or (b) sublease all or any portion of the Premises to a Related Entity, so long as such sublease does not result in the demising of any space in the Premises. Any assignment or sublease to a Related Entity pursuant to this Section 17.9 shall be subject to the following conditions: (i) the principal purpose of such assignment or sublease is not the acquisition of Tenant’s interest in this Lease (except if such assignment or sublease is made to a Related Entity and is made for a valid intra-corporate business purpose and is not made to circumvent the provisions of this Article 17), (ii) any such assignee shall have a net worth and annual income and cash flow, determined in accordance with generally accepted accounting principles, consistently applied, after giving effect to such assignment, in amounts necessary to perform its duties, obligations and liabilities under such assignment, as reasonably determined by Landlord, (iii) such assignment or sublease shall be subject to the terms of this Lease, including the provisions of Sections 17.6 and 17.7, and (iv) such Related Entity shall have executed all documents reasonably requested by Landlord to memorialize the foregoing. Tenant shall, within ten (10) business days after execution thereof, deliver to Landlord (A) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, (B) if applicable, evidence reasonably satisfactory to Landlord establishing compliance by the assignee with the net worth, income and cash flow requirements of clause (b)(ii) above, (C) an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed or (D) a duplicate original sublease in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and subtenant.

18. Rules and Regulations. Tenant shall observe and comply, and shall cause its sublessees, employees, agents, contractors, licensees and invitees to observe and. comply, with the Rules and Regulations of the Building, a copy of which are attached to this Lease as Exhibit D, and, after notice thereof, with all reasonable modifications and additions thereto from time to time promulgated in writing by Landlord. Landlord shall not be responsible to Tenant, or Tenant’s sublessees, employees, agents, contractors, licensees or invitees, for noncompliance with any Rules and Regulations of the Building by any other tenant, sublessee, employee, agent, contractor, licensee, invitee or other occupant of the Building. Such Rules and Regulations shall be enforced by Landlord in a non-discriminatory manner.

19. Entry of Premises by Landlord.

19.1. Right to Enter. Upon 24 hours advance notice to Tenant (except in emergencies or in order to provide regularly scheduled or other routine Building standard services or additional services requested by Tenant, or post notices of nonresponsibility or other notices permitted or required by law when no such notice shall be required), Landlord and its authorized agents, employees, and contractors may enter the Premises at reasonable hours to: (i) inspect the same; (ii) determine Tenant’s compliance with its obligations hereunder, (iii) exhibit the same to prospective purchasers, lenders or tenants; (iv) supply any services to be provided by Landlord hereunder, (v) post notices of nonresponsibility or other notices permitted or required by law; (vi) make repairs, improvements or alterations, or perform maintenance in or to, the Premises or any other portion of the Building, including Building systems; and (vii) perform such other functions as Landlord deems reasonably necessary or desirable. Landlord may also grant access to the Premises to government or utility representatives and bring and use on or about the Premises such equipment as reasonably necessary to accomplish the purposes of Landlord’s entry. Landlord shall use reasonable good faith efforts to effect all entries and perform all work hereunder in such manner as to minimize interference with Tenant’s use and occupancy of the Premises. Landlord shall have and retain keys with which to unlock all of the doors in or to the Premises (excluding Tenant’s vaults, safes and similar secure areas designated in writing by Tenant in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper in an emergency in order to obtain entry to the Premises, including secure areas.

19.2. Tenant Waiver of Claims. Except for damages to persons or property caused by the negligence or willful misconduct of Landlord or its employees, Tenant waives any claim for damages for any inconvenience to or interference with Tenant’s business, or any loss of occupancy or quiet enjoyment of the Premises, or any other loss, occasioned by any entry effected or work performed under this Article 19 and Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry or performance of such work. No entry to the Premises by Landlord or anyone acting under Landlord shall constitute a forcible or unlawful entry into, or a detainer of, the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.

20. Default and Remedies.

20.1. Events of Default. The occurrence of any of the following events shall constitute a default by Tenant under this Lease:

a. Nonpayment of Rent. Failure to pay any Rent when due.

b. Unpermitted Assignment. An assignment or sublease made in contravention of any of the provisions of Article 17 above.

c. Abandonment. Abandonment of the Premises for a continuous period in excess of five (5) business days. For purposes hereof, “abandonment” shall have the meaning provided under California law.

d. Other Obligations. Failure to perform or fulfill any other obligation, covenant, condition or agreement under this Lease.

e. Bankruptcy and Insolvency. A general assignment by Tenant for the benefit of creditors, any action or proceeding commenced by Tenant under any insolvency or bankruptcy act or under any other statute or regulation for protection from creditors, or any such action commenced against Tenant and not discharged within sixty (60) days after the date of commencement; the employment or appointment of a receiver or trustee to take possession of all or substantially all of Tenant’s assets or the Premises; the attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) days after the levy thereof; the admission by Tenant in writing of its inability to pay its debts as they become due; or the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within thirty (30) days after the commencement of any such proceeding against Tenant, such proceeding is not dismissed. For purposes of this Section 20.1(e). “Tenant” means Tenant and any partner of Tenant, if Tenant is a partnership, or any person or entity comprising Tenant, if Tenant is comprised of more than one person or entity, or any guarantor of Tenant’s obligations, or any of them, under this Lease.

20.2. Notice to Tenant. Upon the occurrence of any default, Landlord shall give Tenant notice thereof. Such notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by California Code of Civil Procedure Section 1161 or any similar or successor statute; and giving of such notice in the manner required by Article 28 shall replace and satisfy any service-of-notice procedures set forth in any statute, including those required by California Code of Civil Procedure Section 1162 or any similar or successor statute. If a time period is specified below for cure of such default, then Tenant may cure such default within such time period. To the fullest extent allowed by law, Tenant hereby waives any right under law now or hereinafter enacted to any other time period for cure of default.

a. Nonpayment of Rent. For failure to pay Rent, within five (5) days after Landlord’s notice.

b. Other Obligations. For failure to perform any obligation, covenant, condition or agreement under this Lease (other than nonpayment of Rent, an assignment or subletting in violation of Article 17 or Tenant’s abandonment of the Premises) within ten (10) days after Landlord’s notice or, if the failure is of a nature requiring more than 10 days to cure, then an additional sixty (60) days after the expiration of such 10-day period, but only if Tenant commences cure within such 10-day period and thereafter diligently pursues such cure to completion within such additional 60-day period. If Tenant has failed to perform any such obligation, covenant, condition or agreement more than two (2) times during the Term and notice of such event of default has been given by Landlord in each instance, then no cure period shall apply.

c. No Cure Period. No cure period shall apply for any other event of default specified in Section 20.1.

20.3. Remedies Upon Occurrence of Default. On the occurrence of a default which Tenant fails to cure after notice and expiration of the time period for cure, if any, specified in Section 20.2 above, Landlord shall have the right either (i) to terminate this Lease and recover possession of the Premises, or (ii) to continue this Lease in effect and enforce all Landlord’s rights and remedies under California Civil Code Section 1951.4 (by which Landlord may recover Rent as it becomes due, subject to Tenant’s right to assign pursuant to Article 17). Landlord may store any property of Tenant located in the Premises at Tenant’s expense or otherwise dispose of such property in the manner provided by law. If

Landlord does not terminate this Lease, Tenant shall in addition to continuing to pay all Rent when due, also pay Landlord’s costs of attempting to relet the Premises, any repairs and alterations necessary to prepare the Premises for such reletting, and brokerage commissions and attorneys’ fees incurred in connection therewith, less the rents, if any, actually received from such reletting. Notwithstanding Landlord’s election to continue this Lease in effect, Landlord may at any time thereafter terminate this Lease pursuant to this Section 20.3.

20.4. Damages Upon Termination. If and when Landlord terminates this Lease pursuant to Section 20.3, Landlord may exercise all its rights and remedies available under California Civil Code Section 1951.2, including the right to recover from Tenant the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could have been reasonably avoided. As used herein and in Civil Code Section 1951.2, “time of award” means either the date upon which Tenant pays to Landlord the amount recoverable by Landlord, or the date of entry of any determination, order or judgment of any court or other legally constituted body determining the amount recoverable, whichever occurs first.

20.5. Computation of Certain Rent for Purposes of Default. For purposes of computing unpaid Rent pursuant to Section 20.4 above, Escalation Rent for the balance of the Term shall be determined by averaging the amount paid by Tenant as Escalation Rent for the calendar year prior to the year in which the default occurred (or, if the prior year is the Base Year or such default occurs during the Base Year, Escalation Rent shall be based on Landlord’s operating budget for the Building for the Base Year), increasing such average amount for each calendar year (or portion thereof) remaining in the balance of the Term at a per annum compounded rate equal to the mean average rate of increase for the preceding five (5) calendar years in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index (All Urban Consumers, All Items, 1982-1984 = 100) for the Metropolitan Area of which San Francisco, California, is a part, and adding together the resulting amounts. If such Index is discontinued or revised, such computation shall be made by reference to the index designated as the successor or substitute index by the United States Department of Labor, Bureau of Labor Statistics, or its successor agency, and if none is designated, by a comparable index as determined by Landlord in its sole discretion, which would likely achieve a comparable result to that achieved by the use of the Consumer Price Index. If the base year of the Consumer Price Index is changed, then the conversion factor specified by the Bureau, or successor agency, shall be utilized to determine the Consumer Price Index.

20.6. Right to Cure Defaults. If Tenant fails to pay Rent (other than Base Rent and Escalation Rent) required to be paid by it hereunder, or fails to perform any other obligation under this Lease, and Tenant fails to cure such default within the applicable cure period, if any, specified in Section 20.2 above, then Landlord may, without waiving any of Landlord’s rights in connection therewith or releasing Tenant from any of its obligations or such default, make any such payment or perform such other obligation on behalf of Tenant. Prior to commencing such payment or performing such obligation on behalf of Tenant, Landlord shall notify Tenant of its intentions to do so. All payments so made by Landlord, and all costs and expenses incurred by Landlord to perform such obligations, shall be due and payable by Tenant as Rent immediately upon receipt of Landlord’s demand therefor. If Landlord fails to perform its obligations under this Lease within fifteen (15) days after written notice from Tenant (provided Landlord shall have a longer time if reasonably necessary if Landlord commences cure within such fifteen (15) day period and diligently prosecutes such cure to completion) and such failure materially and adversely affects Tenant’s use of the Premises, then Tenant shall give Landlord an additional three (3) business days prior notice. If Landlord has not commenced performance of its obligation within such three (3) business day period. Tenant shall have the right to perform such obligation on Landlord’s behalf, and Landlord shall reimburse Tenant for the reasonable cost thereof within thirty (30) days after presentation of a reasonably detailed invoice demonstrating the expenses incurred by Tenant. In the event Tenant makes any repairs to the Premises on Landlord’s behalf pursuant to this Section 20.6, Tenant shall be responsible for damages or injuries caused by Tenant or its employees, contractors and subcontractors in making such repairs or any defect therein and shall indemnify Landlord against any liability, cost or expense (including attorneys’ fees) arising out of such repair or any defect in the work performed.

20.7. Remedies Cumulative. The rights and remedies of Landlord under this Lease are cumulative and in addition to, and not in lieu of, any other rights and remedies available to Landlord at law or in equity. Landlord’s pursuit of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other right or remedy.

21. Subordination, Attornment and Nondisturbance.

21.1. Subordination and Attornment. This Lease and all of Tenant’s rights hereunder shall be subordinate to any ground lease or underlying lease, and the lien of any mortgage, deed of trust, or any other security instrument now or hereafter affecting or encumbering the Building, or any part thereof or interest therein, and to any and all advances made on the security thereof or Landlord’s interest therein, and to all renewals, modifications, consolidations, replacements and extensions thereof (an “encumbrance”, the holder of the beneficial interest thereunder being referred to as an “encumbrancer”). An encumbrancer may, however, subordinate its encumbrance to this Lease, and if an encumbrancer so elects by notice to Tenant, this Lease shall be deemed prior to such encumbrance. If any encumbrance to which this Lease is subordinate is foreclosed, or a deed in lieu of foreclosure is given to the encumbrancer thereunder, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; and if any encumbrance consisting of a ground lease or underlying lease to which this Lease is subordinate is terminated, Tenant shall attorn to the lessor thereof. Tenant shall execute, acknowledge and deliver in the form requested by Landlord or any encumbrancer, any documents required to evidence or effectuate the subordination hereunder, or to make this Lease prior to the lien of any encumbrance, or to evidence such attornment.

21.2. Nondisturbance. If any encumbrance to which this Lease is subordinate is foreclosed, or a deed in lieu of foreclosure is given to the encumbrancer thereunder, or if any encumbrance consisting of a ground lease or underlying lease to which this Lease is subordinate is terminated, this Lease shall not terminate, and the rights and possession of Tenant under this Lease shall not be disturbed if (i) no default by Tenant then exists under this Lease; (ii) Tenant attorns to the purchaser, grantee, or successor lessor as provided in Section 21.1 above or, if requested, enters into a new lease for the balance of the Term upon the same terms and provisions contained in this Lease; and (iii) Tenant enters into a written agreement in a form reasonably acceptable to such encumbrancer with respect to subordination, attornment and non-disturbance.

22. Sale or Transfer by Landlord; Lease Non-Recourse.

22.1. Release of Landlord on Transfer. Landlord may at any time transfer, in whole or in part, its right, title and interest under this Lease and in the Building, or any portion thereof. If the original Landlord hereunder, or any successor to such original Landlord, transfers (by sale, assignment or otherwise) its right, title or interest in the Building, all liabilities and obligations of the original Landlord or such successor under this Lease accruing after such transfer shall terminate, the original Landlord or such successor shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant shall attorn to each such new owner.

22.2. Lease Nonrecourse to Landlord. Landlord shall in no event be personally liable under this Lease, and Tenant shall look solely to Landlord’s interest in the Building, for recovery of any damages for breach of this Lease by Landlord or on any judgment in connection therewith. None of the persons or entities comprising or representing Landlord (whether partners, shareholders, officers, directors, trustees, employees, beneficiaries, agents or otherwise) shall ever be personally liable under this Lease or liable for any such damages or judgment and Tenant shall have no right to effect any levy of execution against any assets of such persons or entities on account of any such liability or judgment. Any lien obtained by Tenant to enforce any such judgment, and any levy of execution thereon, shall be subject and subordinate to all encumbrances as specified in Article 21 above.

23. Estoppel Certificate.

23.1. Procedure and Content. From time to time, and within ten (10) days after written notice by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord a certificate as specified by Landlord certifying: (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and identifying each modification); (ii) the Commencement Date and Expiration Date; (iii) that Tenant has accepted the Premises (or the reasons Tenant has not accepted the Premises), and if Landlord has agreed to make any alterations or improvements to the Premises, that Landlord has properly completed such alterations or improvements (or the reasons why Landlord has not done so); (iv) the amount of the Base Rent and current Escalation Rent, if any, and the date to which such Rent has been paid; (v) that Tenant has not committed any event of default, except as to any events of default specified in the certificate, and whether there are any existing defenses against the enforcement of Tenant’s obligations under this Lease; (vi) that no default of Landlord is claimed by Tenant, except as to any defaults specified in the certificate; and (vii) such other matters as may reasonably be requested by Landlord.

23.2. Effect of Certificate. Any such certificate may be relied upon by any prospective purchaser of any part or interest in the Building or encumbrancer (as defined in Section 21.1) and, at Landlord’s request, Tenant shall deliver such certificate to Landlord and/or to any such entity and shall agree to such notice and cure provisions and such other matters as such entity may reasonably require. In addition, at Landlord’s request, Tenant shall provide to Landlord for delivery to any such entity such information, including financial information, that may reasonably be requested by any such entity. Any such certificate shall constitute a waiver by Tenant of any claims Tenant may have in contravention to the information contained in such certificate and Tenant shall be estopped from asserting any such claim. If Tenant fails or refuses to give a certificate hereunder within the time period herein specified, Landlord shall have the right to treat such failure or refusal as a default by Tenant.

23.3 Landlord’s Estoppel Certificate. If Tenant is required by an unaffiliated third party to produce an estoppel certificate, Landlord shall, within thirty (30) days after Tenant’s request, execute and deliver to Tenant an estoppel certificate in favor of Tenant and such other persons as Tenant shall reasonably request, setting forth the following: (a) the Commencement Date and the Expiration Date; (b) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (c) that all conditions under this Lease to be performed by Tenant have, to Landlord’s knowledge, been satisfied, or, in the alternative, those claimed by Landlord to be unsatisfied; (d) that, to Landlord’s knowledge, no defenses or offsets exist against the enforcement of this Lease by Landlord, or in the alternative, those claimed by Landlord; (e) that the amount of advance Rent, if any (or none if such is the case), has been paid by Tenant; (f) the date to which rent has been paid; and (g) such other information as Tenant may reasonably request.

24. No Light, Air, or View Easement. Nothing contained in this Lease shall be deemed, either expressly or by implication, to create any easement for light and air or access to any view. Any diminution or shutting off of light, air or view to or from the Premises by any structure which now exists or which may hereafter be erected, whether by Landlord or any other person, shall in no way affect this Lease or Tenant’s obligations hereunder, entitle Tenant to any reduction of Rent, or impose any liability on Landlord.

25. Holding Over. No holding over by Tenant shall operate to extend the Term. If Tenant remains in possession of the Premises after expiration or termination of this Lease, unless otherwise agreed by Landlord in writing, then (i) Tenant shall become a tenant at sufferance upon all the applicable terms and conditions of this Lease, except that Base Rent shall be increased to equal 150% of the Base Rent then in effect; (ii) Tenant shall indemnify, defend, protect and hold harmless Landlord, and any tenant to whom Landlord has leased all or part of the Premises, from any and all liability, loss, damages, costs or expense (including loss of Rent to Landlord or additional rent payable by such tenant and reasonable attorneys’ fees) suffered or incurred by either Landlord or such tenant resulting from Tenant’s failure timely to vacate the Premises; and (iii) such holding over by Tenant shall constitute a default by Tenant.

26. Security Deposit.

26.1 Initial Security Deposit. If so specified in the Basic Lease Information, Tenant shall deposit with Landlord, in cash, the Security Deposit on the date provided in the Basic Lease Information. Subject to the provisions of Section 26.3 below, the amount of the Security Deposit shall, at all times during the Term, be $2,750,000.00 (the “Required Amount”). At Tenant’s option, the Security Deposit may be in the form of an unconditional, clean, irrevocable, standby letter of credit (“L-C”). The Security Deposit shall be held by Landlord as security for the performance by Tenant of all its obligations under this Lease. If Tenant fails to pay any Rent due hereunder, or otherwise commits a default with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any such Rent or for the payment of any other amounts expended or incurred by Landlord by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may incur thereby (and in this regard Tenant hereby waives the provisions of California Civil Code Section 1950.7(c) and any similar or successor statute providing that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises). Exercise by Landlord of its rights hereunder shall not constitute a waiver of, or relieve Tenant from any liability for, any default. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall, within ten (10) days after demand by Landlord, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its full amount. If Tenant performs all of Tenant’s obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without interest, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest under this Lease, or to such person as Landlord and Tenant otherwise agree) within thirty (30) days after the later of (i) the date of expiration or earlier termination of this Lease, or (ii) vacation of the Premises by Tenant if the Premises has been left in the condition specified by this Lease. Landlord’s receipt and retention of the Security Deposit shall not create any trust or fiduciary relationship between Landlord and Tenant and Landlord need not keep the Security Deposit separate from its general accounts. Upon termination of the original Landlord’s (or any successor owner’s) interest in the Premises, the original Landlord (or such successor) shall be released from further liability with respect to the Security Deposit upon the original Landlord’s (or such successor’s) compliance with California Civil Code Section 1950.7(d), or successor statute.

26.2 Letter of Credit Provisions. If at any time Tenant elects to deposit an L-C as the Security Deposit, the L-C shall be issued by a bank reasonably acceptable to Landlord, shall be issued for a term of at least twelve (12) months, shall be unconditional, clean and irrevocable, and shall be in a form and with such content reasonably acceptable to Landlord. The L-C shall be payable on sight with the bearer’s draft. The L-C shall state that it shall be payable against sight drafts presented by Landlord, accompanied by Landlord’s statement that said drawing is in accordance with the terms and conditions of this Lease; no other document or certification from Landlord shall be required to negotiate the L-C. Landlord may designate any bank as Landlord’s advising bank for collection purposes and any sight drafts for the collection of the L-C may be presented by the advising bank on Landlord’s behalf. Tenant shall either replace the expiring L-C with an L-C in an amount equal to the original L-C or renew the expiring L-C, in any event no later than thirty (30) days prior to the expiration of the term of the L-C then in effect. If Tenant fails to deposit a replacement L-C or renew the expiring L-C, Landlord shall have the right to draw upon the expiring L-C for the full amount thereof and hold the same as the Security Deposit; provided, however, that if Tenant provides a replacement L-C that meets the requirements of this Article 26, then Landlord shall return to Tenant promptly in cash that amount of the L-C that had been drawn upon by Landlord. The fee for the maintenance of the L-C shall be at Tenant’s sole cost and expense. The L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. The L-C shall be transferable to any of the following parties: (i) any secured or unsecured lender of Landlord, (ii) any assignee, successor, transferee or other purchaser of all or any portion of the Building, or any interest in the Building, (iii) any partner, shareholder, member or other direct or indirect beneficial owner in Landlord (to the extent of their interest in the Lease). Further, in the event of any sale, assignment or transfer by the Landlord of its interest in the Premises or the Lease, Landlord shall have the right to assign or transfer the L-C to its grantee, assignee or transferee and in the event of any sale, assignment or transfer; the landlord so assigning or transferring the L-C shall have no liability to the Tenant for the return of the L-C, and Tenant shall look solely to such grantee, assignee or transferee for such return. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the L-C, and such use, application or retention shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.

26.3. Reduction of Letter of Credit. So long as Epicentric, Inc. or a Related Entity is the Tenant under this Lease, then the Required Amount shall be subject to reduction in the manner set forth in this Section 26.3.

26.3.1. Calendar Year 2002. If Tenant shall generate “Net Cash Provided by (used by) Operating Activities” of $5,000,000, as shown on Tenant’s audited financial statements for the calendar year 2002, and Tenant furnishes to Landlord, on or before March 31, 2003 evidence thereof reasonably satisfactory to Landlord, including annual financial statements prepared in accordance with generally accepted accounting principals, consistently applied, externally audited by a “Big 5” certified public accountant (“Financial Statements”), which satisfaction or not shall be determined by Landlord, and advised to Tenant, within ten (10) business days after receipt of such evidence, the Required Amount shall be reduced by $580,000, effective upon delivery of notice to Tenant from Landlord of its satisfaction with such evidence.

26.3.2. Calendar Year 2003. If Tenant shall generate “Net Cash Provided by (used by) Operating Activities” of $15,000,000, as shown on Tenant’s audited financial statements for the calendar year 2003 and Tenant furnishes to Landlord, on or before March 31, 2004, evidence thereof reasonably satisfactory to Landlord, including Financial Statements, which satisfaction or not shall be determined by Landlord, and advised to Tenant, within ten (10) business days after receipt of such evidence, the Required Amount shall be reduced by $580,000, effective upon delivery of notice to Tenant from Landlord of its satisfaction with such evidence.

26.3.3. Calendar Years 2004 and Thereafter. If Tenant shall generate “Net Cash Provided by (used by) Operating Activities” of $25,000,000, as shown on Tenant’s audited financial statements for the calendar year 2004 (and each calendar year thereafter during the term of the lease) and Tenant furnishes to Landlord, on or before March 31, 2005 (and each March 31 thereafter during the term of the lease), evidence thereof reasonably satisfactory to Landlord, including Financial Statements, which satisfaction or not shall be determined by Landlord, and advised to Tenant, within ten (10) business days after receipt of such evidence, the Required Amount shall be reduced by $580,000, but in no event shall the Required Amount at any time be less than $1,050,000, effective upon delivery of notice to Tenant from Landlord of its satisfaction with such evidence.

26.3.4. Limitations of Reduction of Required Amount. Notwithstanding the provisions of Sections 26.3.1, 26.3.2, and 26.3.3 to the contrary, the Required Amount shall not be reduced at any time if Tenant is in default under any provision of this Lease at the time such reduction would go into effect or if Tenant fails to deliver to Landlord evidence reasonably satisfactory to Landlord in order to determine whether Tenant has satisfied any of the provisions of this Section 26.3.

26.3.5. Procedure for Reduction. Each time the Required Amount is reduced, Tenant shall be entitled to amend the Letter of Credit to reflect such reduction provided that Tenant is not in default under any provision of this Lease.

26.3.6. Increase of Required Amount. The Required Amount shall be subject to increase if, at any time after the Required Amount has been reduced to less than an amount equal to Base Rent on a proforma basis for the next succeeding six (6) month period (“6 Months Rent Amount”), Tenant does not maintain a “Net Cash Provided by (used by) Operating Activities” of $2,500,000, as shown on Tenant’s unaudited financial statements for any two (2) consecutive quarters. In such event, the Required Amount shall be increased to the 6 Months Rent Amount and Tenant shall furnish to Landlord an amendment of the Letter of Credit to reflect such increase in the Required Amount within ten (10) business days after the delivery of the evidence to Landlord as required herein. Tenant shall furnish to Landlord (i) within fifteen (l5) days after the end of each calendar quarter during the Term quarterly statements of net income and cash flow accompanied by a certificate of Tenant’s chief financial officer, acting on behalf of Tenant (not personally), that such statements are true, correct and complete, and (ii) audited (in accordance with Section 26.3.1 above) Financial Statements of Tenant within ninety (90) days after the end of Tenant’s fiscal year.

27. Waiver. Failure of Landlord to declare a default by Tenant upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare such default at any time after its occurrence. To be effective, a waiver of any provision of this Lease, or any default, shall be in writing and signed by the waiving party. Any waiver hereunder shall not be deemed a waiver of subsequent performance of any such provision or subsequent defaults. The subsequent acceptance of Rent hereunder, or endorsement of any check by Landlord, shall not be deemed to constitute an accord and satisfaction or a waiver of any preceding default by Tenant, except as to the particular Rent so accepted, regardless of Landlord’s knowledge of the preceding default at the time of acceptance of the Rent. No course of conduct between Landlord and Tenant, and no acceptance of the keys to or possession of the Premises by Landlord before the Expiration Date shall constitute a waiver of any provision of this Lease or of any default, or operate as a surrender of this Lease.

28. Notices and Consents: Tenant’s Agent for Service. All notices, approvals, consents, demands and other communications from one party to the other given pursuant to this Lease shall be in writing and shall be made by personal delivery, by use of a reputable overnight courier service or by deposit in the United States mail, certified, registered or Express, postage prepaid and return receipt requested. Notices shall be addressed if to Landlord, to Landlord’s Address, and if to Tenant, to Tenant’s Address. Landlord and Tenant may each change their respective Addresses from time to time by giving written notice to the other of such change in accordance with the terms of this Article 28, at least ten (10) days before such change is to be effected. Any notice given in accordance with this Article 28 shall be deemed to have been given (i) on the date of personal delivery or (ii) on the earlier of the date of delivery or attempted delivery (as shown by the return receipt or other delivery record) if sent by courier service or mailed.

29. Tenant’s Authority. Tenant, and each of the persons executing this Lease on behalf of Tenant, represent and warrant that (i) Tenant is a duly formed, authorized and existing corporation, partnership or trust (as the case may be), (ii) Tenant is qualified to do business in California, (iii) Tenant has the full right and authority to enter into this Lease and to perform all of Tenant’s obligations hereunder, and (iv) each person signing on behalf of Tenant is authorized to do so. Tenant shall deliver to Landlord, upon Landlord’s request, such reasonable written assurances authorizing Tenant’s execution and delivery of this Lease.

30. Automobile Parking. There shall be no parking provided to Tenant in the Building or at any other location except as set forth in this Article 30. Pursuant to the terms of the lease between the owner of the Annex and Landlord for the Annex (the “Annex Master Lease”). Landlord currently has the right to use a certain number of parking spaces located within and outside the One Market Tower project adjacent to the Building (as such number of spaces increase or decrease, the “Landlord Parking Rights”). For as long as Landlord maintains the Landlord Parking Rights, Landlord shall provide to Tenant, at market rate costs to be paid by Tenant to Landlord, seven (7) parking spaces, a minimum of two (2) of such parking spaces shall be located within the One Market Tower project so long as Landlord has the Landlord Parking Rights pursuant to the Annex Master Lease to at least eight (8) spaces therein.

31. Tenant to Furnish Financial Statements. In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly deliver to Landlord, from time to time, upon Landlord’s written request, financial statements (including a balance sheet and statement of income and expenses on an annualized basis) reflecting Tenant’s then current financial condition; provided, however, that so long as Tenant is a company publicly traded on The New York Stock Exchange or NASDAQ, then Tenant shall only be obligated to provide to Landlord financial statements that are generally available to the public. Such statements shall be delivered to Landlord within fifteen (15) days after Tenant’s receipt of Landlord’s request. Tenant represents and warrants that all financial statements, records, and information furnished by Tenant to Landlord in connection with this Lease are and shall be true, correct and complete in all respects. So long as such financial information is not generally available to the public. Landlord shall (i) use such information only for the purposes described in this Agreement, (ii) keep such information confidential, and (iii) only disclose such information to Landlord’s attorneys, accountants, partners, lenders, investors, prospective purchasers, employees and other persons with a need to know who are subject to these same confidentiality restrictions.

32. Tenant’s Signs. Except as expressly provided in this Article 32, without Landlord’s prior consent, which Landlord may withhold in its sole discretion, Tenant shall not place on the Premises or on the Building any exterior signs nor any interior signs that are visible from the exterior of the Premises or Building. Tenant shall pay all costs and expenses relating to any such sign approved by Landlord, including without limitation, the cost of the installation and maintenance of the sign. On the date of expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, shall remove all signs and repair any damage caused by such removal. Notwithstanding the foregoing, if the lobby signage rights of Scient Corporation (“Scient”) are relinquished pursuant to the terms of that certain lease between Scient Corporation and Landlord with respect to the 5th and 6th Floors of the Building (the “Scient Premises”), then, subject to obtaining Landlord’s prior written consent as to size, design and location, which consent shall not be unreasonably withhold, Tenant shall have the right to install signage in the lobby of the Building for the remainder of the Term of this Lease so long as such signage shall not be more than 80% as large as the Del Monte signage. Landlord and Tenant agree that the Scient Lease contains the following provision, which shall not be amended by Landlord without obtaining Tenant’s prior written consent, which shall not be unreasonably withheld: “If Tenant [Scient] at any time pursuant to the terms of this Article 17 [of the Scient Lease] either (a) subleases less than the entire Premises [Scient Premises] or (ii) subleases all of the Premises [Scient Premises] to a subtenant, other than Epicentric, whose “creditworthiness” is less than that of Epicentric, such subletting shall result in

Tenant’s [Scient’s] relinquishment for the balance of the Term of any rights to signage in the ground floor lobby of the Building as provided in Article 32 [of the Scient Lease]. For purposes of determining “creditworthiness” under this Section 17.10 [of the Scient Lease], the company with the greater net worth shall be considered the more creditworthy company. Net worth shall be determined according to the following formula: assets minus current and long term liabilities equals net worth, as determined according to generally accepted accounting principles.”

33. Miscellaneous.

33.1. No Joint Venture. This Lease does not create any partnership or joint venture or similar relationship between Landlord and Tenant.

33.2. Successors and Assigns. Subject to the provisions of Article 17 regarding assignment, all of the provisions, terms, covenants and conditions contained in this Lease shall bind, and inure to the benefit of, the parties and their respective successors and assigns.

33.3. Construction and Interpretation. The words “Landlord” and “Tenant” include the plural as well as the singular. If there is more than one person comprising Tenant, the obligations under this Lease imposed on Tenant are joint and several. References to a party or parties refers to Landlord or Tenant, or both, as the context may require. The captions preceding the Articles, Sections and subsections of this Lease are inserted solely for convenience of reference and shall have no effect upon, and shall be disregarded in connection with, the construction and interpretation of this Lease. Use in this Lease of the words “including”, “such as”, or words of similar import when following a general matter, shall not be construed to limit such matter to the enumerated items or matters whether or not language of nonlimitation (such as “without limitation”) is used with reference thereto. All provisions of this Lease have been negotiated at arm’s length between the parties and after advice by counsel and other representatives chosen by each party and the parties are fully informed with respect thereto. Therefore, this Lease shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof, or by reason of the status of the parties as Landlord or Tenant, and the provisions of this Lease and the Exhibits hereto shall be construed as a whole according to their common meaning in order to effectuate the intent of the parties under the terms of this Lease.

33.4. Severability. If any provision of this Lease, or the application thereof to any person or circumstance, is determined to be illegal, invalid or unenforceable, the remainder of this Lease, or its application to persons or circumstances other than those as to which it is illegal, invalid or unenforceable, shall not be affected thereby and shall remain in full force and effect, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under the circumstances, or would frustrate the purposes of this Lease.

33.5. Entire Agreement: Amendments. This Lease, together with the Exhibits hereto and any Addenda identified on the Basic Lease Information, contains all the representations and the entire agreement between the parties with respect to the subject matter hereof and any prior negotiations, correspondence, memoranda, agreements, representations or warranties are replaced in total by this Lease, the Exhibits hereto and such Addenda. Neither Landlord nor Landlord’s agents have made any warranties or representations with respect to the Premises or any other portion of the Building, except as expressly set forth in this Lease. This Lease may be modified or amended only by an agreement in writing signed by both parties.

33.6. Governing Law. This Lease shall be governed by and construed pursuant to the laws of the State of California.

33.7. Litigation Expenses. If either party brings any action or proceeding against the other (including any cross-complaint, counterclaim or third party claim) to enforce or interpret this Lease or otherwise arising out of this Lease, the prevailing party in such action or proceeding shall be entitled to its costs. and expenses of suit, including reasonable attorneys’ fees and accountants’ fees.

33.8. Standards of Performance and Approvals. Unless otherwise provided in this Lease, (i) each party shall act in a reasonable manner in exercising or undertaking its rights, duties and obligations under this Lease and (ii) whenever approval, consent or satisfaction (collectively, an “approval”) is required of a party pursuant to this Lease or an Exhibit hereto, such approval shall not be unreasonably withheld or delayed. Unless provision is made for a specific time period, approval (or disapproval) shall be given within thirty (30) days after receipt of the request for approval. Nothing contained in this Lease shall, however, limit the right of a party to act or exercise its business judgment in a subjective manner with respect to any matter as to which it has been (A) specifically granted such right, (B) granted the right to act in its sole discretion or sole judgment, or (C) granted the right to make a subjective judgment hereunder, whether “objectively” reasonable under the circumstances and any such exercise shall not be deemed inconsistent with any covenant of good faith and fair dealing implied by law to be part of this Lease. The parties have set forth in this Lease their entire understanding with respect to the terms, covenants, conditions and standards pursuant to which their obligations are to be judged and their performance measured, including the provisions of Article 17 with respect to assignments and sublettings.

33.9. Brokers. Scient Corporation is obligated to pay certain commissions to the brokers described on the Basic Lease information (and CB Richard Ellis) in connection with this transaction (collectively, the “Scient Brokers”). Pursuant to a separate agreement, Landlord shall reimburse Scient for a portion of such commissions. Other than such Scient Brokers, Landlord and Tenant each represent and warrant to the other that no broker, agent, or finder has procured or was involved in the negotiation of this Lease and no such broker, agent or finder is or may be entitled to a commission or compensation in connection with this Lease. Landlord and Tenant shall each indemnify, defend, protect and hold the other harmless from and against any and all liability, loss, damages, claims, costs and expenses (including reasonable attorneys’ fees) resulting from claims that may be asserted against the indemnified party in breach of the foregoing warranty and representation.

33.10. Memorandum of Lease. Tenant shall, upon request of Landlord, execute, acknowledge and deliver a short form memorandum of this Lease (and any amendment hereto) in form suitable for recording. In no event shall this Lease be recorded by Tenant. Tenant shall have the tight to record the memorandum and, if Tenant elects to do so, Tenant shall pay all recording fees and transfer taxes in connection therewith. In addition, Landlord shall have the right to record the memorandum and, if Landlord elects to do so, Landlord shall pay all recording fees and transfer taxes in connection therewith. Upon termination or expiration of the Lease, Tenant shall promptly execute and record a quit claim deed or other instrument required to remove such memorandum from the records of the San Francisco County Recorder’s office.

33.11. Quiet Enjoyment. Upon paying the Rent and performing all its obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities claiming by or through Landlord, subject, however, to the provisions of this Lease and any encumbrances as specified in Article 21.

33.12. Surrender of Premises. Upon the Expiration Date or earlier termination of this Lease, Tenant shall quietly and peacefully surrender the Premises to Landlord in the condition specified in Article 9 above. On or before the Expiration Date or earlier termination of this Lease, Tenant shall remove all of its personal property from the Premises and repair at its cost and expense all damage to the

Premises or Building caused by such removal. All personal property of Tenant not removed hereunder shall be deemed, at Landlord’s option, to be abandoned by Tenant and Landlord may store such property in Tenant’s name at Tenant’s expense and/or dispose of the same in any manner permitted by law.

33.13. Building Directory. Landlord shall install a computerized touch screen Building directory for purposes of identifying the name, divisions and/or principal employees of tenants in the Building. Tenant shall be entitled to a reasonable number of entries in the directory commensurate with Tenant’s Percentage Share.

33.14. Name of Building: Address. Tenant shall not use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises. Tenant shall, in connection with all correspondence, mail or deliveries made to or from the Premises, use the official Building address specified from time to time by Landlord.

33.15. Exhibits. The Exhibits specified in the Basic Lease Information are by this reference made a part hereof.

33.16. Time of the Essence. Time is of the essence of this Lease and of the performance of each of the provisions contained in this Lease.

34. Sublease. Landlord has previously conveyed certain improvements located in, on or around the Promises (the “New Improvements”) to One Market Street, LLC, a Delaware limited liability company (“New SPE”). Landlord and New SPE have entered into a lease dated October 26, 2000 (as the same may be renewed, amended, modified or supplemented from time to time, the “Landlord-New SPE Lease”) pursuant to which Landlord is leasing the remaining improvements located in, on or around the Premises, together with the real property on which the Premises is located (collectively, the “Remaining Property”), to New SPE. The New SPE and Landlord have entered into a master lease/sublease dated October 26, 2000 (as the same may be renewed, amended, modified or supplemented from time to time, the “Master Lease/Sublease”), pursuant to which New SPE is leasing the New Improvements to Landlord and subleasing the Remaining Property to Landlord. Based upon and solely in reliance upon the foregoing, Tenant hereby recognizes and acknowledges that its interest under the Lease and in the Premises is as a sublessee of Landlord’s interests under the Master Lease/Sublease. Tenant agrees that this Lease and all terms and conditions contained herein and all rights, options, and renewals created thereby are and shall be subject and subordinate in all respects to all terms and conditions contained in each of the Landlord-New SPE Lease and the Master Lease/Sublease. The New SPE agrees that, upon any termination of the Master Lease/Sublease: (a) the Lease shall continue in full force and effect as a direct lease between New SPE and Tenant, and subject to all the terms, covenants and conditions of the Lease, and (b) New SPE shall not disturb Tenant’s right of quiet possession of the premises under the terms of the Lease so long as Tenant is not in default beyond any applicable grace period of any term, covenant or condition of the Lease. Tenant agrees that, in the event of any termination of the Master Lease/Sublease, Tenant will attorn to and recognize New SPE as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease, subject to the terms and conditions contained in the Lease. Tenant agrees that upon any termination of both the Master Lease/Sublease and the New SPE Lease: (a) the Lease shall continue in full force and effect as a direct lease between Landlord and Tenant, and subject to all the terms, covenants and conditions of the Lease; and (b) Landlord shall not disturb Tenant’s right of quiet possession of the Premises under the terms of the Lease so long as Tenant is not in default beyond any applicable grace period of any term, covenant or condition of the Lease. Tenant hereby agrees to give to New SPE copies of all notices of Landlord default(s) under the Lease in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord, and no such notice of default shall be deemed given to Landlord unless and until a copy of such notice shall have been so delivered to New SPE. The New SPE shall have the right but no obligation to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied. Tenant shall accept performance by the New SPE of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. No Landlord default under the Lease shall exist or shall be deemed to exist as long as New SPE, in good faith, shall have commenced to cure such default within thirty (30) days after receipt of written notice of default and shall be diligently prosecuting the same to completion with reasonable diligence, subject to force majeure, and a cure is completed within a reasonable period of time thereafter. Neither SPE nor its designee or nominee shall become liable under the Lease unless and until New SPE or its designee or nominee becomes, and then only with respect to periods in which New SPE or its designee or nominee remains, the owner of any interest in the Premises. In no event shall New SPE have any personal liability as successor to Landlord. Tenant shall look only to the estate and property of New SPE in the Premises for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by New SPE as Landlord under the Lease, and no other property or assets of New SPE shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease. New SPE shall have the right, without Tenant’s consent, but upon written notice to Tenant, to terminate the Master Lease/Sublease or to exercise any other remedies under the Master Lease/Sublease.

IN WITNESS WHEREOF, the parties have executed this Lease as of the Lease Date.

LANDLORD:

TMG/ONE MARKET, L.P., a Delaware limited partnership

By:	Martin/One Market, LLC, a California limited liability company Its General Partner

	By:	The Martin Group of Companies, Inc., a California corporation Its Managing Member

		By:	/s/ Illegible
		Its:	SVP

TENANT:

EPICENTRIC, INC., a California corporation

By:	/s/ Illegible
Its:	Senior Vice-President

By:
Its:

As to the rights and obligations under Article 34 only:

NEW SPE

ONE MARKET STREET, LLC, a Delaware limited liability company

By:	TMG/One Market, L.P., a Delaware limited partnership, its sole managing member

	By:	Martin/One Market, LLC, a California limited liability company, its general partner

		By:	The Martin Group of Companies, Inc., a California corporation, its manager

			By:	/s/ Cathy Greenwold
Name: Cathy Greenwold
Title: Senior Vice President

EXHIBIT A

FLOOR PLANS OF PREMISES

[GRAPHIC]

[GRAPHIC]

EXHIBIT B

LEGAL DESCRIPTION OF LAND

EXHIBIT C

INTENTIONALLY OMITTED

EXHIBIT D

RULES AND REGULATIONS

1.	No sidewalks, entrance or passages shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises.

2.	All curtains, blinds, shades, drapes, screens and other similar fixtures in the Premises must be of a uniform quality, type, design, color, material and general appearance approved by Landlord.

3.	No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Premises except inside the Building, without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant.

4.	No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building without the prior written consent of Landlord.

5.	The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein.

6.	Tenant shall not make, or permit to be made, any unseemly or disturbing noises which disturb or interfere with the occupants of neighboring buildings or premises or those having business with them. Tenant shall not throw anything out of the doors, windows or skylights.

7.	Neither Tenant nor any of Tenant’s agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance.

8.	Tenant must, upon the termination of the tenancy, restore to Landlord all keys of offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

9.

Tenant shall not occupy or permit any portion of Premises to be occupied as an office that is (a) for a physician’s or dentist’s office, a dance or music studio, a school, a beauty salon or barber shop, the business of photographic or multilith or multigraph reproductions or offset printing (not precluding using any part of the Premises for photographic, multilith or multigraph reproductions or off-set printing solely in connection with Tenant’s own business and/or activities), an outside news or cigar stand, or as a radio or television or recording studio, theater or exhibition-hall, for manufacturing, for the sale of merchandise, goods or property of any kind at auction, or for lodging, sleeping or for any immoral purpose including but not limited to any use (i) for a banking, trust company, depository, guarantee, or safe deposit business, (ii) as a savings bank, or as savings and loan association, or as a loan company, (iii) for the sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission. (iv) as a stockbroker’s or dealer’s office or for the underwriting of securities, or (v) a government office or foreign embassy or consulate, or (vi) tourist or travel bureau, or (b) a use which would be prohibited by any other portion of this lease (including but not limited to any other Rules and

Regulations) or in violation of law. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant on the Premises nor shall Tenant advertise for laborers giving an address at the Premises.

10.	Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Building which, in Landlord’s reasonable opinion, tends to impair the reputation of the Building and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

11.	If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of demised premise by Tenant, its agents, servants, employees, contractors, visitors, or licensees, exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

12.	No air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord.

13.	Tenant, Tenant’s agents, servants, employees, contractors, licensees or visitors shall not park any vehicles in any driveways, service entrances, or areas posted as No Parking.

14.	Tenant shall not use the name of The Landmark @ One Market for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor in its advertising, stationary or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.

EXHIBIT E

CONFIRMATION OF LEASE TERM

Landlord:	TMG/ONE MARKET, L.P., a Delaware limited partnership

Tenant:	EPICENTRIC, INC., a California corporation

LEASE DATE:	April , 2001

PREMISES:	____________________________

Pursuant to Section 3 of the above referenced Lease, the Commencement Date as defined in Section 3 shall be                             .

LANDLORD: TMG/ONE MARKET, L.P., a Delaware limited partnership

By:	Martin/One Market, LLC, a California limited liability company Its General Partner

	By:	The Martin Group of Companies, Inc., a California corporation Its Managing Member

By:
Its:

[SIGNATURES CONTINUE ON NEXT PAGE]

TENANT: EPICENTRIC, INC., a California corporation

By:
Its:

By:
Its:

EXHIBIT F

JANITORIAL SPECIFICATIONS BUILDING STANDARD JANITORIAL

AND CLEANING SERVICES

The following building standard janitorial and cleaning services shall be done by Landlord Monday through Friday. It is understood that no services of the character provided for in this Exhibit F shall be provided on Saturdays, Sundays or days recognized as Holidays pursuant to this Lease, unless specifically requested and the cost for such service shall be borne by tenant.

This cleaning specification may be changed or altered by Landlord from time-to-time to facilitate conformity with the latest methods of maintenance and cleaning technology generally recognized as acceptable for first class office buildings in San Francisco, California, and Landlord reserves the right to alter the level of such services from time-to-time as determined by Landlord to be appropriate for a first-class office building. If Tenant requires a higher level of services to suit its particular needs, the cost of such additional service shall be borne by Tenant. However, in no event will the level or quality of the services be diminished by such changes.

Office Areas

Empty all waste receptacles and remove waste paper and rubbish from the Premises nightly.

Vacuum nightly all rugs and carpeted areas in the Premises, lobbies and corridors.

Nightly damp wipe all glass furniture tops.

Nightly remove finger marks and smudges from vertical surfaces, including doors, door frames, glass, around light switches, private entrance glass and partitions.

Sweep all private stairways nightly, vacuum nightly if carpeted.

Police all stairwells throughout the Project daily and keep in clean clear condition.

Nightly damp mop spillage in non-carpeted office and public areas.

Nightly feather dust all telephones, desks and other furniture tops that are free of files, computers or personal property.

Washrooms (Including Private Washrooms)

Mop, rinse and dry floors nightly.

Scrub floors as necessary.

Clean all mirrors, bright work and enameled surfaces nightly.

Wash and disinfect all basins, urinals and bowls nightly using nonabrasive cleaners to remove stains and nightly clean undersides of rim of urinals and bowls.

Wash both sides of all toilet seats with soap, water and disinfectant nightly.

Nightly damp wipe and wash with disinfectant when necessary, partitions, tile walls and outside surface of dispensers and receptacles.

Empty and sanitize receptacles and sanitary disposals nightly; thoroughly clean and wash at least once per week.

Fill toilet tissue, soap, towel and sanitary napkin dispensers nightly.

Clean flush meter, piping toilet seat hinges and other metal work nightly.

Wash and polish walls, partitions, tile walls and enamel surfaces from trim to floor monthly.

Vacuum all louvers, ventilating grilles and dust light fixtures weekly.

NOTE: It is the intention to keep washrooms thoroughly cleaned and not to use a disinfectant to kill odor. If a disinfectant is necessary, an odorless product will be used.

Floors

Ceramic tile, marble and terrazzo floors to be swept nightly and washed, scrubbed and buffed as needed.

Vinyl, rubber or other composition floors and bases to be swept nightly using dust down preparation; such floors in public areas on multi-tenancy floors to be waxed and buffed monthly.

Tile floors in office areas will be waxed and buffed monthly.

Floors re-waxed and old wax removed as necessary.

Carpeted areas and rugs to be vacuum cleaned nightly.

All floor areas to be spot cleaned nightly.

Glass

Clean all perimeter glass every six (6) months outside and every six (6) months inside. Any additional cleaning to be at Tenant’s expense.

Clean glass lobby and tenant lobby entrance doors and adjacent glass panels nightly.

Clean partition glass and interior glass doors quarterly.

Clean exterior of ground floor glass as needed.

High Dusting (Quarterly)

Dust and wipe clean closet shelving when empty and carpet sweep and dry mop floors in closets if such are empty.

Dust clean all vertical surfaces such as walls, partitions, doors, door bucks and other surfaces above shoulder height.

Damp dust ceiling air-conditioning diffusers, wall grilles, registers and other ventilating louvers.

Dust the exterior surfaces of lighting fixtures, including glass and plastic enclosures and aluminum louvers.

Day Service

At least once, but not more than twice during the day, check men’s washrooms for toilet tissue replacement.

At least once, but not more than twice during the day, check women’s washrooms for toilet tissue and sanitary napkin replacement.

Supply toilet tissue, soup and towels in men’s and women’s washrooms and sanitary napkins in women’s washrooms.

As needed, vacuuming of elevator cabs will be performed.

General

Wipe all interior metal window frames, mullions, and other unpainted interior metal surfaces of the perimeter walls of the building each time the interior of the windows is washed.

Keep slop sink rooms in a clean, neat and orderly condition at all times.

Wipe clean all metal hardware fixtures nightly and polish bright work as necessary.

Dust and/or wash all directory boards as required and remove fingerprints and smudges nightly.

Maintain building lobby, corridors and other public areas in a clean condition.

EXHIBIT F-1

BUILDING HOLIDAYS

Below is a list of current Holidays on which the Building is officially closed. However, tenants are permitted into the Building at any time with a proper Building Access Card.

•	New Year’s Day

•	Martin Luther King Day

•	President’s Day

•	Memorial Day

•	Independence Day

•	Labor Day

•	Thanksgiving Day and the Day After Thanksgiving

•	Christmas Day

EXHIBIT F-2

DESCRIPTION OF SECURITY SERVICES

Landlord will provide on-site monitoring of the access and Fire Life Safety System to the Building twenty-four (24) hours per day seven (7) days per week. On-site security personnel will respond to emergencies and conduct daily security and Fire Life Safety Patrols within the Building. Security personnel shall be on duty 24 hours/day seven days/week during the Term.

Landlord will install and maintain throughout the public access areas a card access system that will allow Tenant and Landlord the ability to limit after hour access to the Building, the elevators and tenant floors.

EXHIBIT C

Master Sublease

C-1

OFFICE SUBLEASE

THE ANNEX @ ONE MARKET

San Francisco, California

TMG\ONE MARKET, L.P.

LANDLORD

and

EPICENTRIC, INC

TENANT

APRIL 23, 2001

OFFICE SUBLEASE

THE ANNEX @ ONE Market

San Francisco, California

BASIC LEASE INFORMATION

Lease Date:	April 23, 2001

Landlord:	TMG/ONE MARKET, L.P., a Delaware limited partnership

Tenant:	EPICENTRIC, INC., a California corporation

Premises:	10 square feet of Rentable Area located on the portion of the roof of the Building outlined on Exhibit A attached to this Lease (the “Roof Space”). The entire Building contains 44,220 square feet of Rentable Area.

Term:	Commencing on the date of the full execution of this Lease and continuing until a date five (5) years from the Commencement Date (the “Initial Term”), subject to one (1) option to extend the Term for a period that shall expire on December 31, 2010 (the “Extended Term”).

Commencement Date:	The Landmark Commencement Date.

Expiration Date:	The date which is five (5) years after the Commencement Date, or the last day of the Extended Term, if such Extended Term is properly exercised.

- i -

	Period of Term	Amount

Base Rent:	Commencement Date to end of Term.	$100.00/year

Permitted Use:	As an outside terrace for the use of Tenant’s employees and Tenant’s guests in the Landmark, subject to the terms and conditions of the Master Lease and all rules and regulations adopted by Master Landlord pursuant to the Master Lease

Security Deposit:	None

Tenant’s Address:	Epicentric, Inc. 333 Bryant Street Suite 300 San Francisco, California 94107 Attn: Cynthia E. Parks, Senior Vice President, Corporate Affairs

with a copy to:	Baker & McKenzie Two Embarcadero Center San Francisco CA 94111 Attn: Ty Prosser

Landlord’s Address:	100 Bush Street, Suite 2600 San Francisco, CA 94104

- ii -

Brokers:

Landlord’s Broker:	None

Tenant’s Broker:	BT Commercial/Colliers International

Exhibits, Schedule and Addenda:

Exhibit A:	Floor Plan(s) of Premises
Exhibit B:	Legal Description of Land
Exhibit C:	Intentionally Omitted
Exhibit D:	Rules and Regulations of the Building
Exhibit E:	Confirmation of Lease Term
Exhibit F:	Security
Addenda:	None

The Basic Lease Information is incorporated into and made a part of the Lease. Each reference in the Lease to any Basic Lease Information shall mean the applicable information set forth above. In the event of any conflict between an item in the Basic Lease Information and the Lease, the Lease shall control.

- iii -

OFFICE SUBLEASE

THIS SUBLEASE is made and entered into by and between Landlord and Tenant as of the Lease Date. Landlord and Tenant hereby agree as follows:

1. Definitions.

1.1. Terms Defined. The following terms have the meanings set forth below. Certain other terms have the meanings set forth in the Basic Lease Information or elsewhere in this Lease.

Alterations: Alterations, additions or other improvements to the Premises made by or on behalf of Tenant.

Building: The office building consisting of a 6-story building located on the Land, commonly known as The Annex @ One Market, One Market Street, San Francisco, California, and any additions to such Building.

Impositions: Taxes, assessments, charges, excises and levies, business taxes, licenses, permits, inspection and other authorization fees, transit development fees, assessments or charges for housing funds, service payments in lieu of taxes and any other fees or charges of any kind at any time levied, assessed, charged or imposed by any federal, state or local entity, (i) upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures or other personal property located in the Premises, or the cost or value of any alterations, additions or other improvements to the Premises made by or on behalf of Tenant; (ii) upon, or measured by, any Rent payable hereunder, including any gross receipts tax; (iii) upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; or (iv) upon this Lease transaction, or any document to which Tenant is a party creating or transferring any interest or estate in the Premises. Impositions do not include franchise, transfer, inheritance or capital stock taxes, or income taxes measured by the net income of Landlord from all sources, unless any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any Imposition.

Land: The parcel of land described on Exhibit B attached to this Lease.

Landmark Commencement Date. The “Commencement Date” as defined in the Landmark Lease.

Landmark Lease. That certain office lease dated as of even date herewith between TMG/One Market, L.P. and Tenant for space in that certain building (the “Landmark”) located adjacent to the Building.

Master Lease. That certain lease dated August 7, 1975 between EOP, as landlord (“Master Landlord”), and Landlord, as tenant, as amended.

Rent: Base Rent and all other additional charges and amounts payable by Tenant in accordance with this Lease.

Term: The period from the date of the full execution of this Lease to the Expiration Date.

1.2. Effect of Certain Defined Terms. The parties acknowledge that the Rentable Area of the Premises and the Building have been finally determined by the parties as part of this Lease for all purposes, and will not, except as otherwise provided in this Lease, be changed.

2. Lease of Premises.

2.1. Premises. Landlord subleases to Tenant and Tenant subleases from Landlord the Premises, together with the non-exclusive right to use, in common with others, any public portions of the Building, all subject to the terms, covenants and conditions set forth in this Lease; provided, however, that Tenant acknowledges that the Premises and the Building do not include any lobbies, stairs, elevators, plazas, pedestrian walkways, or restrooms. All the windows and exterior walls of the Premises, the terraces adjacent to the Premises, if any, and any space in the Premises used for shafts, columns, projections, stacks, pipes, conduits, ducts, electric utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of management, operation, maintenance and repairs, are reserved to Landlord.

2.2. Sublease. This Lease is a sublease of a portion of the premises leased by Landlord pursuant to the Master Lease. This Lease is and at all times shall be subject and subordinate to the Master Lease. Notwithstanding any provisions of this Lease to the contrary, Tenant hereby expressly assumes and agrees to comply with all the terms, conditions and provisions of the Master Lease, to the extent applicable to Tenant or the Premises, and to perform all the obligations on the part of the “Tenant” to be performed under the terms of the Master Lease or any rules or regulations promulgated by Master Landlord pursuant to the Master Lease, to the extent applicable to the Premises. If any provision of this Lease requires the consent of Landlord, then Landlord shall have the right to withhold such consent if Master Landlord’s consent is required under the Master Lease for the same item, and if Master Landlord denies such request for approval. In addition, if any action or omission to act by Tenant requires the consent of the Master Landlord pursuant to the Master Lease, then Tenant shall have no right to take such action or omit to take such action without obtaining the consent of Master Landlord. Landlord shall have no right to amend the Master Lease in a manner that adversely affects the rights of Tenant under this Lease without obtaining the prior written consent of Tenant, which consent shall not be unreasonably withheld. Landlord hereby represents to Tenant that the consent of the landlord under the Master Lease is not required in connection with the execution of this Lease.

2.3. Landmark Lease. This Lease shall automatically terminate upon a termination of the Landmark Lease. Without limiting the foregoing, if the Landmark Lease terminates as a result of a casualty or condemnation, then this Lease shall simultaneously terminate. If the Landmark Lease terminates due to a default by Tenant, then Tenant shall be liable to Landlord for damages under this Lease as if Tenant had committed an event of default under this Lease.

3. Term; Condition and Acceptance of Premises.

3.1 Initial Term and Acceptance of Premises. Except as hereinafter provided, and unless sooner terminated pursuant to the provisions of this Lease, the Term of this Lease shall commence on the date of the full execution of this Lease and end on the Expiration Date. Tenant hereby acknowledges that Tenant is accepting the Premises in their AS IS condition and that Landlord shall have absolutely no obligation to perform any construction or tenant improvement work in the Premises. Tenant hereby accepts possession of the Premises.

3.2 Option to Extend.

3.2.1. Exercise of Option to Extend Term. If no “Suspension Condition” (as hereinafter defined) exists at the time of Tenant’s exercise of an option to extend the Term or at the commencement of the Extended Term, as the case may be, and if Tenant has timely and properly exercised the option to extend set forth in the Landmark Lease for the comparable extended term, Tenant shall have one (1) option (the “Extension Option”) to extend the Initial Term until December 31, 2010 (the “Extended Term”). To exercise Tenant’s option with respect to the Extended Term, Tenant shall give notice to Landlord not earlier than eighteen (18) months prior and not later than twelve (12) months prior to the expiration of the Initial Term (“Election Notice”). A “Suspension Condition” shall mean the existence of any event or condition of default after the expiration of any applicable grace, notice or cure periods under either this Lease or the Landmark Lease.

3.2.2. Rent. If Tenant properly and timely exercises the Extension Option pursuant to Section 3.2.1 above, such Extended Term shall be upon all of the same terms, covenants and conditions of this Lease. Tenant shall pay all leasing commissions and consulting fees payable in connection with such extensions, unless such leasing commissions or consulting fees arise solely out of a contractual relationship between Landlord and a broker or consultant. All other terms and conditions of the Lease, which may be amended from time to time by the parties in accordance with the provisions of the Lease, shall remain in full force and effect and shall apply during the Extended Term, except that there shall be no further option to extend the Term beyond December 31, 2010.

4. Rent.

4.1. Obligation to Pay Base Rent. Tenant shall pay Base Rent to Landlord, in advance, in equal annual installments, commencing on or before the Commencement Date, and thereafter on or before the first day of each calendar year during the Term. If the Commencement Date and/or Expiration Date is other than the first day of a calendar year, the installment of Base Rent for the first and/or last fractional year of the Term shall be prorated on a daily basis. On the Commencement Date, Tenant shall pay to Landlord the first year’s Base Rent. As additional rent under this Lease, Tenant shall pay to Landlord, within fifteen (15) days of written notice from Landlord, all of the following sums payable by Landlord: (i) all sums payable by Landlord pursuant to Section IV(B) of the Master Lease with respect to the Premises, (ii) all sums payable by Landlord pursuant to Section 8.02(6) of the Master Lease, and (iii) all sums payable pursuant to Section 19.01 of the Master Lease as a result of Tenant’s use of the Premises.

4.2. Manner of Rent Payment. All Rent shall be paid by Tenant without notice, demand, abatement, deduction or offset, in lawful money of the United States of America, payable to Landlord, at Landlord’s Address as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate by notice to Tenant.

4.3. Additional Rent. All Rent not characterized as Base Rent or other payments required to be made under this Lease shall constitute additional rent, and if payable to Landlord shall, unless otherwise specified in this Lease, be due and payable fifteen (15) days after Tenant’s receipt of Landlord’s invoice therefor.

4.4. Late Payment of Rent; Interest. Tenant acknowledges that late payment by Tenant of any Rent will cause Landlord to incur administrative costs not contemplated by this Lease, the exact amount of which are extremely difficult and impracticable to ascertain based on the facts and circumstances pertaining as of the Lease Date. Accordingly, if any Rent is not paid by Tenant when due, Tenant shall pay to Landlord, with such Rent, a late charge equal to three percent (3%) of such Rent; provided, however, that the following additional provisions shall apply to such late charge: (i) the first two late payments in any calendar year shall not result in any late charge payment unless such payment of

Rent is not received within one (1) business day after telephonic notice by Landlord to each of Tenant’s Vice President of Finance, Controller and Assistant Treasurer (or any person succeeding such person for whom notice has been provided to Landlord), and (ii) if there are more than three (3) late payments of Rent by Tenant in any calendar year, then the late charge for each subsequent late payment in such calendar year shall be five percent (5%). Any Rent, other than late charges, due Landlord under this Lease, if not paid when due, shall also bear interest from the date due until paid, at the rate of ten percent (10%) per annum or, if a higher rate is legally permissible, at the highest rate legally permitted. The parties acknowledge that such late charge and interest represent a fair and reasonable estimate of the administrative costs and loss of use of funds Landlord will incur by reason of a late Rent payment by Tenant, but Landlord’s acceptance of such late charge and/or interest shall not constitute a waiver of Tenant’s default with respect to such Rent or prevent Landlord from exercising any other rights and remedies provided under this Lease, at law or in equity.

5. Payment of Utilities. Tenant shall pay to Landlord, within ten (10) days of receipt of an invoice from Landlord, the cost of all utilities provided by Landlord to the Premises during the Term.

6. Impositions Payable by Tenant. Tenant shall pay all Impositions prior to delinquency. If billed directly to Tenant, then, subject to Tenant’s right to contest such Impositions (upon the posting of a bond or other security reasonably satisfactory to Landlord), Tenant shall pay such Impositions and concurrently deliver to Landlord evidence of such payments. If any Impositions are billed to Landlord or included in bills to Landlord for real estate taxes or other charges, then Tenant shall pay to Landlord all such amounts within fifteen (15) days after delivery of Landlord’s invoice therefor. If applicable law prohibits Tenant from reimbursing Landlord for an Imposition, but Landlord may lawfully increase the Base Rent to account for Landlord’s payment of such Imposition, the Base Rent payable to Landlord shall be increased to net to Landlord the same return without reimbursement of such Imposition as would have been received by Landlord with reimbursement of such Imposition. Tenant’s obligation to pay Impositions which have accrued and remain unpaid upon the expiration or earlier termination of this Lease shall survive the expiration or earlier termination of this Lease.

7. Use of Premises.

7.1. Permitted Use. The Premises shall be used solely for the Permitted Use and for no other use or purpose; provided, however, that Tenant shall only have the right to any use of the Premises so long as Tenant satisfies the following requirements: (i) Tenant obtains all required permits for such use; (ii) Tenant constructs at its sole cost and expense all improvements to the Roof Space required to be performed by Tenant; (iii) Tenant’s use of the roof does not violate any terms of existing roof warranties so long as such warranties do not prohibit the use of the roof for an outside terrace, (iv) Tenant pays to Landlord one hundred percent (100%) of any increase in Landlord’s insurance expenses arising out of such use, and (v) Tenant fully complies with all of the terms of the Master Lease and all rules and regulations established by Master Landlord for the use of the Roof Space.

7.2. No Violation of Legal and Insurance Requirements. Tenant shall not do or permit to be done, or bring or keep or permit to be brought or kept, in or about the Premises, or any other portion of the Building, anything which (i) is prohibited by or will in any way conflict with any law, ordinance, rule or regulation; (ii) would invalidate or be in conflict with the provisions of any insurance policy carried by Landlord or Tenant on any portion of the Building or Premises, or any property therein; or (iii) would cause a cancellation of any such insurance, increase the existing rate of or affect any such Landlord’s insurance, or subject Landlord to any liability or responsibility for injury to any person or property. If Tenant does or permits anything to be done which increases the cost of any of Landlord’s insurance, or which results in the need, in Landlord’s reasonable judgment, for additional insurance by Landlord or Tenant with respect to any portion of the Building or Premises, then Tenant shall reimburse Landlord, upon demand, for any such additional costs or the costs of such additional insurance, and/or procure such additional insurance at Tenant’s sole cost and expense. Exercise by Landlord of such right to require reimbursement of additional costs (including the costs of procuring of additional insurance) shall not limit or preclude Landlord from prohibiting Tenant’s impermissible use of the Premises or from invoking any other right or remedy available to Landlord under this Lease.

7.3. Compliance with Legal, Insurance and Life Safety Requirements. Tenant, at its cost and expense, shall promptly comply with all laws, ordinances, rules, regulations, orders and other governmental requirements, the requirements of any board of fire underwriters or other similar body, any directive or occupancy certificate issued pursuant to any law by any public officer or officers, the provisions of all recorded documents affecting any portion of the Building and all life safety programs, procedures and rules implemented or promulgated by Landlord (“Laws”); provided, however, that if Tenant is unwilling to comply with any Laws, then Tenant shall have the right to terminate this Lease by delivering written notice of termination to Landlord.

7.4. No Nuisance. Tenant shall not (i) do or permit anything to be done in or about the Premises, or any other portion of the Building, which would injure, or obstruct or interfere with the rights of, Landlord or other occupants of the Building, or others lawfully in or about the Building; (ii) use or allow the Premises to be used in any manner inappropriate for a Class A office building, or for any improper or objectionable purposes; or (iii) cause, maintain or permit any nuisance or waste in, on or about the Premises, or any other portion of the Building.

7.5. Hazardous Substances. The term “hazardous substances” as used in the Lease, is defined as follows:

Any element, compound, mixture, solution, particle or substance, which presents danger or potential danger of damage or injury to health, welfare or to the environment including, but not limited to: (i) those substances which are inherently or potentially radioactive, explosive, ignitable, corrosive, reactive, carcinogenic or toxic and (ii) those substances which have been recognized as dangerous or potentially dangerous to health, welfare or to the environment by any federal, municipal, state, county or other governmental or quasi-governmental authority and/or any department or agency thereof.

Tenant represents and warrants to Landlord and agrees that at all times during the term of this Lease and any extensions or renewals thereof, Tenant shall:

(i) promptly comply at Tenant’s sole cost and expense, with all laws, orders, rules, regulations, certificates of occupancy, or other requirements, as the same now exist or may hereafter be enacted, amended or promulgated, of any federal, municipal, state, county or other governmental or quasi-governmental authorities and/or any department or agency thereof relating to the manufacturing, processing, distributing, using, producing, treating, storing (above or below ground level), disposing or allowing to be present (the “Environmental Activity”) of hazardous substances in or about the Premises (each, an “Environmental Law”, and all of them, “Environmental Laws”), to the extent Tenant is responsible for the presence of such hazardous substances.

(ii) indemnify and hold Landlord, its agents and employees, harmless from any and all demands, claims, causes of action, penalties, liabilities, judgments, damages (including consequential damages) and expenses including, without limitation, court costs and reasonable attorneys’ fees incurred by Landlord as a result of (a) Tenant’s failure or delay in properly complying with any Environmental Law as required by item (i) above, or (b) any adverse effect which results from the Environmental Activity, whether Tenant or Tenant’s subtenants or any of their respective agents, employees, contractors or invitees, with or without Tenant’s consent has caused, either intentionally or unintentionally, such Environmental Activity. If any action or proceeding is brought against Landlord, its agents or employees by reason of any such claim, Tenant, upon notice from Landlord, will defend such claim at Tenant’s expense with counsel reasonably satisfactory to Landlord. This indemnity obligation by Tenant of Landlord will survive the expiration or earlier termination of this Lease.

(iii) promptly disclose to Landlord by delivering, in the manner prescribed for delivery of notice in this Lease, a copy of any forms, submissions, notices, reports, or other written documentation (each, a “Communication”) relating to any Environmental Activity, whether any such Communication is delivered to Tenant or any of its subtenants or is requested of Tenant or any of its subtenants by any federal, municipal, state, county or other government or quasi-governmental authority and/or any department or agency thereof.

(iv) in the event there is a release of any hazardous substance as a result of or in connection with any Environmental Activity by Tenant or any of Tenant’s subtenants or any of their respective agents, employees, contractors or invitees, which must be remediated under any Environmental Law, Landlord shall perform the necessary remediation; and Tenant shall reimburse Landlord for all costs thereby incurred within fifteen (15) days after delivery of a written demand therefor from Landlord (which shall be accompanied by reasonable substantiation of such costs). In the alternative, Landlord shall have the right to require Tenant, at its sole cost and expense, to perform the necessary remediation in accordance with a detailed plan of remediation which shall have been approved in advance in writing by Landlord. Landlord shall give notice to Tenant within thirty (30) days after Landlord receives notice or obtains knowledge of the required remediation. The rights and obligations of Landlord and Tenant set forth in this subparagraph (iv) shall survive the expiration or earlier termination of this Lease.

(v) notwithstanding any other provisions of this Lease, allow Landlord, and any authorized representative of Landlord, access and the right to enter and inspect the Premises for Environmental Activity, at any time deemed reasonable by Landlord, without prior notice to Tenant.

Compliance by Tenant with any provision of this Section 7.5 shall not be deemed a waiver of any other provision of this Lease. Without limiting the foregoing, Landlord’s consent to any Environmental Activity shall not relieve Tenant of its indemnity obligations under the terms hereof.

Landlord represents and warrants to Tenant that as of the date of this Lease Landlord has no actual knowledge of the presence of any hazardous substance in the Building in violation of any applicable Environmental Law, rules or ordinances, except as described in the Phase I and Phase II hazardous materials reports prepared by Geomatrix and delivered by Landlord to Tenant before the execution of this Lease. Landlord shall promptly disclose to Tenant by delivering, in the manner prescribed for delivery of notice in this Lease, a copy of any material Communication relating to any Environmental Activity from any federal, municipal, state, county or other government or quasi-governmental authority and/or any department or agency thereof to the extent such notice is required by Environmental Laws. Landlord shall comply with all Environmental Laws applicable to the Building to the extent such compliance is required of Landlord as owner of the Building.

7.6. Special Provisions Relating to The Americans With Disabilities Act of 1990.

7.6.1. Allocation of Responsibility to Landlord. Subject to the provisions of the second sentence of Section 10.2 of this Lease, as between Landlord and Tenant, Landlord shall be responsible that the public entrances and other public areas in the Building comply with the requirements of Title III of the Americans with Disabilities Act of 1990 (42 U.S.C. 12181, et seq., The Provisions Governing Public Accommodations and Services Operated by Private Entities), and all regulations promulgated thereunder, and all amendments, revisions or modifications thereto now or hereafter adopted or in effect in connection therewith (hereinafter collectively referred to as the “ADA”), and to take such actions and make such alterations and improvements as are necessary for such compliance. As of the Commencement Date, Landlord shall cause such portions of the Building to so comply with ADA, as interpreted by the local building officials.

7.6.2. Allocation of Responsibility to Tenant. As between Landlord and Tenant, Tenant, at its sole cost and expense, shall be responsible that the Premises, all Alterations to the Premises, Tenant’s use and occupancy of the Premises, and Tenant’s performance of its obligations under this Lease, comply with the requirements of the ADA, and to take such actions and make such Alterations as are necessary for such compliance; provided, however, that Tenant shall not make any such Alterations except upon Landlord’s prior written consent pursuant to the terms and conditions of this Lease. Tenant shall protect, defend, indemnify and hold Landlord harmless from and against any claim, demand, cause of action, obligation, liability, loss, cost or expense (including reasonable attorneys’ fees) which may be asserted against or incurred by Landlord as a result of Tenant’s failure in any respect to comply with its obligations set forth in this Section 7.6.2. Tenant’s indemnity obligations set forth in the immediately preceding sentence shall survive the expiration or earlier termination of this Lease.

7.6.3. General. Notwithstanding anything in this Lease to the contrary, no act or omission of Landlord, including any approval, consent or acceptance by Landlord or Landlord’s agents, employees or other representatives, shall be deemed an agreement, acknowledgment, warranty, or other representation by Landlord that Tenant has complied with the ADA or that any action, alteration or improvement by Tenant complies or will comply with the ADA or constitutes a waiver by Landlord of Tenant’s obligations to comply with the ADA under this Lease or otherwise. Any failure of Landlord to comply with the obligations of the ADA shall not relieve Tenant from any obligations under this Lease or constitute or be construed as a constructive or other eviction of Tenant or disturbance of Tenant’s use and possession of the Premises.

8. Building Services.

8.1. Maintenance of Building. Landlord shall maintain the Building (other than the Premises and the premises of other tenants of the Building) in good order and condition, except for ordinary wear and tear, damage by casualty or condemnation, or damage occasioned by the act or omission of Tenant or Tenant’s employees, agents, contractors, licensees or invitees, which damage shall be repaired by Landlord at Tenant’s expense. Landlord’s maintenance of, and provision of services to, the Building shall be performed in a manner consistent with that of comparable office buildings in the San Francisco, California area. Landlord shall have the right in connection with its maintenance of the Building hereunder (i) to change the arrangement and/or location of any amenity, installation or improvement in the public entrances, stairways, corridors, elevators and elevator lobbies (if any), and other public areas in the Building, and (ii) to utilize portions of the public areas in the Building from time to time for entertainment, displays, product shows, leasing of kiosks or such other uses that in Landlord’s reasonable judgment tend to attract the public, so long as such uses do not materially interfere with or impair Tenant’s access to or use or occupancy of the Premises. Landlord shall not be in default under this Lease or liable for any damages directly or indirectly resulting from or incidental to, nor shall the rental reserved in this Lease be abated by reason of, Landlord’s failure to make any repair or to perform any maintenance required to be made or performed by Landlord under this Section 8.1, unless such failure shall persist for an unreasonable time after written notice of the need for such repair or maintenance is given to Landlord by Tenant; provided, however, that Landlord shall be liable to Tenant for actual, out of pocket, costs or expenses incurred by Tenant as a direct result of Landlord’s failure to cause the ground floor lobby, shared lobbies on Floors occupied by Tenant or elevators of the Building to comply with laws which are immediately applicable to, and enforceable against, the Building (subject to Landlord’s reasonable right of contest of such laws).

8.2. Building Standard Services. Landlord shall cause to be furnished to Tenant: (i) electricity for lighting to the extent provided by Master Landlord (or such greater electrical power to the extent of additional power provided by Landlord in Landlord’s sole discretion); (ii) security if and to the extent deemed appropriate by Landlord for the Building (but not less than as set forth on Exhibit F attached to this Lease) (but not individually for Tenant or the Premises – provided that Tenant shall have the right to install its own security service in the Premises), except that Landlord shall not be liable in any manner for acts of others, criminal or otherwise, or for any direct, consequential or other loss, damage, death or injury related to any interruption, discontinuance, malfunction, circumvention or failure of such security service and (iii) access to the Building 24 hours/day seven days/week. Landlord may establish in the Premises or other portions of the Building such measures as are required by laws, ordinances, rules or regulations or as it deems necessary or appropriate to conserve energy, including automatic switching of lights and/or more efficient forms of lighting. Security personnel shall be on-duty, on-site 24 hours/day seven days/week during the Term. Landlord shall have no obligation to provided janitorial or other services to the Premises.

8.3. Interruption or Unavailability of Services. Rent shall not abate, no constructive or other eviction shall be construed to have occurred, Tenant shall not be relieved from any of its obligations under this Lease, and Landlord shall not be in default hereunder or liable for any damages directly or indirectly resulting from, the failure of Landlord to furnish, or delay in furnishing, any maintenance or services under this Article 8 as a result of repairs, alterations, improvements or any circumstances beyond Landlord’s reasonable control. Landlord shall use reasonable diligence to remedy any failure or interruption in the furnishing of such maintenance or services. Notwithstanding anything set forth in this Lease to the contrary, if such interruption or unavailability of services entitles Landlord to an abated of rent under the Master Lease, then commencing upon such abatement, Rent shall proportionately abate until Landlord’s rental obligation under the Master Lease is reinstated.

8.4. INTENTIONALLY OMITTED

8.5. Provision of Additional Services. If Tenant desires services in additional amounts or at different times than set forth in Section 8.2 above, or any other services that are not provided for in this Lease, Tenant shall make a request for such services to Landlord with such advance notice as Landlord may reasonably require. If Landlord provides such services to Tenant, which Landlord may determine in its sole and absolute discretion, Tenant shall pay Landlord’s charges for such services within fifteen (15) days after Tenant’s receipt of Landlord’s invoice.

9. Maintenance of Premises. Tenant shall, at all times during the Term, at Tenant’s cost and expense, keep the Premises in good condition and repair, except for ordinary wear and tear and damage by casualty or condemnation, and in the condition required under the Master Lease. Except as may be specifically set forth in this Lease, Landlord has no obligation to alter, remodel, improve, repair, decorate or paint the Premises, or any part thereof, or any obligation respecting the condition, maintenance and repair of the Premises or any other portion of the Building. Tenant hereby waives all rights, including those provided in California Civil Code Section 1941 or any successor statute, to make repairs which are Landlord’s obligation under this Lease at the expense of Landlord or to receive any setoff or abatement of Rent or in lieu thereof to vacate the Premises or terminate this Lease.

10. Alterations to Premises.

10.1. Landlord Consent; Procedure. Subject to the terms of the Master Lease, Tenant shall not make or permit to be made any Alterations without Landlord’s prior consent, which consent may be granted or withheld in Landlord’s reasonable discretion, subject to the terms of the Master Lease; no consent shall be required for non-structural Alterations to any single floor within the Premises which do not require a building permit and which, in the aggregate, cost less than $50,000.00 to construct. Any Alterations to which Landlord has consented shall be made in accordance with procedures as then established by Landlord, the provisions of this Article 10, and the provisions of the Master Lease. Tenant shall provide Landlord with written notice of the commencement of all Alterations, within five (5) days before the commencement of such Alterations.

10.2. General Requirements. All Alterations shall be made at Tenant’s cost and expense. Tenant shall be solely responsible for compliance with applicable laws, ordinances, rules and regulations in connection with all Alterations. Without limiting the foregoing or any other provisions of this Lease, if any applicable law, ordinance, rule or regulation provides that any Alteration by Tenant will result in the requirement of the performance of any other work, repair, capital improvement or other expenditure with respect to any portion of the Building (including in the premises of other tenants), then Tenant shall be solely responsible, at Tenant’s sole cost and expense, to perform such work, repair or capital improvement, or to pay such expenditure. Tenant shall be responsible for the cost of any additional alterations required by applicable laws, ordinances, rules and regulations to be made by Landlord to any portion of the Building as a result of Alterations. Tenant shall promptly commence or cause the commencement of construction of all Alterations and complete or cause completion of the same with due diligence as soon as possible after commencement in order to cause the least disruption to Building operations and occupants and to continue Tenant’s business in the Premises. In connection with installing or removing Alterations, Tenant shall pay to Landlord on demand Landlord’s reasonable actual costs incurred in connection with the administration by Landlord (or its agent) of the construction, installation or removal of Alterations, and restoration of the Premises to their previous condition.

10.3. Removal of Alterations. If Landlord has not consented to an Alteration (for which such consent is required), Tenant shall, prior to the expiration of the Term or termination of this Lease, remove such Alteration and Tenant’s trade fixtures and personal property at Tenant’s cost and expense and restore the Premises to the condition existing prior to the installation of such Alteration. If Tenant fail so to do, then Landlord may remove such Alteration, trade fixtures and personal property and perform such restoration and Tenant shall reimburse Landlord for Landlord’s cost and expense incurred to perform such removal and restoration (which obligation of Tenant shall survive the expiration or earlier termination of this Lease). Tenant shall repair at its cost and expense all damage to the Premises or the Building caused by the removal of any Alteration. Subject to the foregoing provisions regarding removal, all Alterations (including any above Building standard improvements to the Premises) shall be Landlord’s property and from and after the expiration or earlier termination of this Lease shall remain on the Premises without compensation to Tenant; Tenant’s trade fixtures and personal property shall remain Tenant’s property, subject to applicable California laws regarding abandoned property.

11. Liens. Tenant shall keep the Premises and the Building free from any liens arising out of any work performed or obligations incurred by or for, or materials furnished to, Tenant pursuant to this Lease or otherwise. Landlord shall have the right to post and keep posted on the Premises any notices required by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens and to take any other action at the expense of Tenant that Landlord deems necessary or appropriate to prevent, remove or discharge such liens. Tenant shall protect, defend, indemnify and hold Landlord harmless from and against any claim, demand, cause of action, obligation, liability, loss, cost or expense (including reasonable attorneys’ fees) which may be asserted against or incurred by Landlord as a result of Tenant’s failure to comply with the foregoing obligation (which indemnity obligation shall survive the expiration or earlier termination of this Lease).

12. Damage or Destruction.

12.1. Obligation to Repair. Except as otherwise provided in this Article 12, and subject to the terms of the Master Lease, if the Premises, or any other portion of the Building necessary for Tenant’s use and occupancy of the Premises, are damaged or destroyed by fire or other casualty, Landlord shall, within thirty (30) days after such event, notify Tenant of the estimated time, in Landlord’s reasonable judgment, required to repair such damage or destruction. If Landlord’s estimate of time is less than one hundred eighty (180) days after the date that Landlord obtains the required building permits for the repair of such damage or destruction, then (i) Landlord shall proceed with all due diligence to repair the Premises, and/or the portion of the Building necessary for Tenant’s use and occupancy of the Premises, to substantially the condition existing immediately before such damage or destruction, as permitted by and subject to then applicable laws, ordinances, rules and regulations; (ii) this Lease shall remain in full force and effect; and (iii) Base Rent shall abate for such part of the Premises rendered unusable by Tenant, in Tenant’s reasonable, good faith judgment, in the conduct of its business during the time such part is so unusable, in the proportion that the Rentable Area contained in the unusable part of the Premises bears to the total Rentable Area of the Premises. Notwithstanding any provision of this Lease to the contrary, if Master Lessor elects to rebuild the Building upon a casualty, and if Tenant has not otherwise elected to terminate this Lease, then Landlord shall be obligated to repair the Premises in accordance with the terms of this Lease.

12.2. Landlord’s Election. Subject to Landlord’s obligations under Section 12.1 above, if Landlord determines that the necessary repairs cannot be completed within one hundred eighty (180) days after the date that Landlord obtains the required building permits for the repair of such damage or destruction, or if such damage or destruction arises from causes not covered by Landlord’s insurance policy then in force, and would cost in the aggregate more than $2,000,000 to repair, Landlord may elect, in its notice to Tenant pursuant to Section 12.1, to (i) terminate this Lease or (ii) repair the Premises or the portion of the Building necessary for Tenant’s use and occupancy of the Premises pursuant to the applicable provisions of Section 12.1 above. If Landlord terminates this Lease, then this Lease shall terminate as of the date of occurrence of the damage or destruction.

12.3. Cost of Repairs. Landlord shall pay the cost for repair of the Building and all improvements in the Premises, other than any Alterations. Tenant shall pay the costs to repair all Alterations (but Landlord shall make available to Tenant for such purpose any insurance proceeds received by Landlord for such purpose under Landlord’s insurance policy then in force). Tenant shall also replace or repair, at Tenant’s cost and expense, Tenant’s movable furniture, equipment, trade fixtures and other personal property in the Premises which Tenant shall be responsible for insuring during the Term of this Lease.

12.4. Damage at End of Term. Notwithstanding anything to the contrary contained in this Article 12, if the Premises, or any other portion thereof or of the Building, are materially damaged or destroyed by fire or other casualty within the last twelve (12) months of the Term, then Landlord shall have the right, in its sole discretion, to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such event. Such termination shall be effective on the date specified in Landlord’s notice, but in no event later than the end of such 90-day period. For purposes hereof, the Premises or other portion of the Building shall be deemed to be materially damaged if such damage costs more than $2,000,000 to repair. Notwithstanding the foregoing, if Landlord seeks to terminate the Lease in circumstances where the Premises were not affected by any such damage or destruction. Landlord may do so only if Landlord is terminating all other office leases in the Building on account thereof.

12.5. Tenant’s Right to Terminate. Notwithstanding anything to the contrary contained in this Article 12, if the Premises are materially damaged or destroyed by fire or other casualty and the date by which Landlord determines that the necessary repairs could be completed would occur in the last twelve (12) months of the Term, then Tenant shall have the right, in its sole discretion, to terminate this Lease by notice to Landlord given within ninety (90) days after the date of such casualty. Landlord shall, within thirty (30) days after such casualty, notify Tenant of the estimated time, in Landlord’s reasonable judgment, required to repair such damage or destruction. Such termination shall be effective on the date specified in Tenant’s notice, but in no event later than the end of such 90-day period.

12.6. Waiver of Statutes. The respective rights and obligations of Landlord and Tenant in the event of any damage to or destruction of the Premises, or any other portion of the Building, are governed exclusively by this Lease. Accordingly, Tenant hereby waives the provisions of any law to the contrary, including California Civil Code Sections 1932(2) and 1933(4) providing for the termination of a lease upon destruction of the leased property.

13. Eminent Domain.

13.1. Effect of Taking. Except as otherwise provided in this Article 13, or in the Master Lease, if all or any part of the Premises is taken as a result of the exercise of the power of eminent domain or condemned for any public or quasi-public purpose, or if any transfer is made in avoidance of such exercise of the power of eminent domain (collectively, “taken” or a “taking”), this Lease shall terminate as to the part of the Premises so taken as of the effective date of such taking. On a taking of a portion of the Premises, Landlord and Tenant shall each have the right to terminate this Lease by notice to the other given within thirty (30) days after the effective date of such taking, if the portion of the Premises taken is of such extent and nature so as to materially impair Tenant’s business use of the balance of the Premises, as reasonably determined by the party giving such notice. Such termination shall be operative as of the effective date of the taking. Landlord may also terminate this Lease on a taking of any other portion of the Building if Landlord reasonably determines that such taking is of such extent and nature as to render the operation of the remaining Building economically infeasible or to require a substantial alteration or reconstruction of such remaining portion. Landlord shall elect such termination by notice to Tenant given within thirty (30) days after the effective date of such taking, and such termination shall be operative as of the effective date of such taking. Upon a taking of the Premises which does not result in a termination of this Lease, the Base Rent shall thereafter be reduced as of the effective date of such taking in the proportion that the Rentable Area of the Premises so taken bears to the total Rentable Area of the Premises.

13.2. Condemnation Proceeds. Except as hereinafter provided, in the event of any taking, Landlord shall have the right to all compensation, damages, income, rent or awards made with respect thereto (collectively an “award”), including any award for the value of the leasehold estate created by this Lease. No award to Landlord shall be apportioned and, subject to Tenant’s rights hereinafter specified, Tenant hereby assigns to Landlord any right of Tenant in any award made for any taking. So long as such claim will not reduce any award otherwise payable to Landlord under this Section 13.2, Tenant may seek to recover, at its cost and expense, as a separate claim, any damages or awards payable on a taking of the Premises to compensate for the unamortized cost paid by Tenant for the alterations, additions or improvements, if any, made by or on behalf of Tenant during the initial improvement of the Premises for any Alterations, or for Tenant’s personal property taken, or for interference with or interruption of Tenant’s business (including goodwill), or for Tenant’s removal and relocation expenses.

13.3. Restoration of Premises. On a taking of the Premises which does not result in a termination of this Lease, Landlord and Tenant shall restore the Premises as nearly as possible to the condition they were in prior to the taking in accordance with the applicable provisions and allocation of responsibility for repair and restoration of the Premises on damage or destruction pursuant to Article 12 above, and both parties shall use any awards received by such party attributable to the Premises for such purpose.

13.4. Tenant Waiver. The rights and obligations of Landlord and Tenant on any taking of the Premises or any other material portion of the Building are governed exclusively by this Lease. Accordingly, Tenant hereby waives the provisions of any law to the contrary, including California Code of Civil Procedure Sections 1265.120 and 1265.130, or any similar successor statute.

14. Insurance.

14.1. Liability Insurance. Landlord, with respect to the Building, and Tenant, at its cost and expense with respect to the Premises, shall each maintain or cause to be maintained, from the Lease Date and throughout the Term, a policy or policies of Commercial General Liability insurance with limits of liability not less than Five Million Dollars ($5,000,000.00) per occurrence and in the aggregate. Each policy shall contain coverage for blanket contractual liability, personal injury liability, and premises operations, coverage deleting liquor liability exclusions and, as to Tenant’s insurance, fire legal liability. Tenant’s policy shall be subject to deductible amounts as Tenant may reasonably elect based on prudent risk management practices for business comparable to Tenant’s business and for Tenant’s financial condition.

14.2. Form of Policies. All insurance required by this Article 14 shall be issued on an occurrence basis by solvent companies qualified to do business in the State of California. Any insurance required under this Article 14 may be maintained under a “blanket policy” or an “umbrella policy”, insuring other parties and other locations, so long as the amount and coverage required to be provided hereunder is not thereby diminished. Tenant shall provide Landlord a copy of each policy of insurance or a certificate thereof certifying that the policies contain the provisions required hereunder. Tenant shall deliver such policies or certificates to Landlord within ten (10) business days following the date of this Lease or such earlier date as Tenant or Tenant’s contractors, agents, licensees, invitees or employees first enter the Premises and, upon renewal, not less than thirty (30) days prior to the expiration of such coverage. All evidence of insurance provided to Landlord shall provide (i) that Landlord, Landlord’s managing agent and any other person requested by Landlord who has an insurable interest, is designated as an additional insured without limitation as to coverage afforded under such policy; (ii) for severability of interests or that the acts or omissions of one of the insureds or additional insureds shall not reduce or affect coverage available to any other insured or additional insured; (iii) that the insurer agrees not to cancel or alter the policy without at least thirty (30) days prior written notice to all additional insureds; (iv) that the aggregate liability applies solely to the Premises and the remainder of the Building; and (v) that Tenant’s insurance is primary and noncontributing with any insurance carried by Landlord.

14.3. Workers’ Compensation Insurance. Tenant, at its sole cost and expense, shall maintain Workers’ Compensation insurance as required by law and employer’s liability insurance in an amount of not less than Five Hundred Thousand Dollars ($500,000).

14.4. Additional Tenant Insurance. Tenant, at its sole cost and expense, shall maintain such other insurance as Landlord may reasonably require from time to time, but in no event may Landlord require any other insurance which is (i) not then being required of comparable tenants leasing comparable amounts of space in comparable buildings in the vicinity of the Building or (ii) not then available at commercially reasonable rates.

14.5. Landlord’s Casualty Insurance. Subject to Master Landlord’s right to self insure, as provided in the Master Lease, Master Landlord shall, during the Term of this Lease, procure and maintain in full force and effect the insurance described in Section 13.01 of the Master Lease.

15. Waiver of Subrogation Rights. Notwithstanding anything to the contrary contained in this Lease, Landlord and SPE, on the one hand, and Tenant, on the other hand, for themselves and their respective insurers, agree to and do hereby release each other of and from any and all claims, demands, actions and causes of action that each may have or claim to have against the other for loss or damage to property, both real and personal, notwithstanding that any such loss or damage may be due to or result from the negligence of either of the parties hereto or their respective employees or agents. Each party shall, to the extent such insurance endorsement is lawfully available at commercially reasonable rates, obtain or cause to be obtained, for the benefit of the other party, a waiver of any right of subrogation which the insurer of such party may acquire against the other party by virtue of the payment of any such loss covered by such insurance.

16. Tenant’s Waiver of Liability and Indemnification.

16.1. Waiver and Release. Except to the extent due to the gross negligence or willful misconduct of Landlord, Landlord shall not be liable to Tenant or Tenant’s employees, agents, contractors, licenses or invitees for, and Tenant waives and releases Landlord and Landlord’s managing agent from, all claims for loss or damage to any property or injury, illness or death of any person in, upon or about the Premises (including claims caused in whole or in part by the act, omission, or neglect of other tenants, contractors, licensees, invitees or other occupants of the Building or their agents or employees). The waiver and release contained in this Section 16.1 extends to the officers, directors, shareholders, partners, employees, agents and representatives of Landlord.

16.2. Indemnification of Landlord. Except to the extent due to Landlord’s gross negligence or willful misconduct, Tenant shall indemnify, defend, protect and hold Landlord harmless of and from any and all loss, liens, liability, claims, causes of action, damage, injury, cost or expense arising out of or in connection with (i) the making of any alterations, additions or other improvements made by or on behalf of Tenant during the initial improvement of the Premises, or (ii) injury to or death of persons or damage to property occurring or resulting directly or indirectly from: (A) the use or occupancy of, or the conduct of business in, the Premises by Tenant or its subtenants or any of their respective officers, directors, employees, agents, contractors, invitees or licensees; (B) any other occurrence or condition in or on the Premises; and (C) acts, neglect or omissions of Tenant, or its subtenants or any of their respective officers, directors, employees, agents, contractors, invitees or licensees, in or about any portion of the Building. Tenant’s indemnity obligation includes reasonable attorneys’ fees and costs, investigation costs and other reasonable costs and expenses incurred by Landlord. If Landlord reasonably disapproves the legal counsel proposed by Tenant for the defense of any claim indemnified against hereunder. Landlord shall have the right to appoint its own legal counsel, the reasonable fees, costs and expenses of which shall be included as part of Tenant’s indemnity obligation hereunder. The indemnification contained in this Section 16.2 shall extend to the officers, directors, shareholders, partners, employees, agents and representatives of Landlord.

16.3. Indemnification of Tenant. Landlord shall indemnify, defend, protect and hold Tenant harmless of and from any and all loss, liens, liability, claims, causes of action, damage, injury, cost or expense arising out of or in connection with (i) any breach or default by Landlord in the performance of any of its obligations under this Lease, or (ii) Landlord’s gross negligence or willful misconduct, or (iii) any loss or damage to property or injury to person occurring in the public entrances, stairways, corridors, elevators and elevator lobbies, and other public areas in the Building or the other public areas in the Building (except for such loss, damage or injury for which Tenant is obligated to indemnify Landlord under Section 16.2). Landlord’s indemnity obligation includes reasonable attorneys’ fees and costs, investigation costs and other reasonable costs and expenses incurred by Tenant. The indemnification contained in this Section 16.3 shall extend to the officers, directors, shareholders, partners, employees, agents and representatives of Tenant.

17. Assignment and Subletting.

17.1. Compliance Required. Tenant shall not, directly or indirectly, voluntary or by operation of law, sell, assign or otherwise transfer this Lease, or any interest herein (collectively, “assign” or “assignment”), or sublet the Premises, or any part thereof, or permit the occupancy of the Premises by any person other than Tenant (collectively, “sublease” or “subletting”, the assignee or sublessee under an assignment or sublease being referred to as a “transferee”), without Landlord’s and (to the extent required) Master Landlord’s prior consent given or withheld in accordance with the express standards and conditions of this Article 17 and in the Master Lease and compliance with the other provisions of this Article 17. Any assignment or subletting made in violation of this Article 17 shall be void. As used herein, an “assignment” includes any sale or other transfer (such as by consolidation, merger or reorganization) of a majority of the voting stock of Tenant, if Tenant is a corporation (other than a corporation publicly traded on the The New York Stock Exchange or NASDAQ or similar exchange), or any sale or other transfer of a majority of the beneficial interest in Tenant, if Tenant is any other form of entity. Tenant acknowledges and agrees that the limitations on Tenant’s right to sublet or assign which are set forth in this Article 17 and in the Master Lease are reasonable and, in particular, that the express standards and conditions upon Tenant’s right to assign or sublet which are set forth in this Article 17 are reasonable as of the Lease Date.

17.2. Request by Tenant; Landlord Response. If Tenant desires to effect an assignment or sublease, Tenant shall submit to Landlord a request for consent together with the identity of the parties to the transaction, the nature of the transferee’s proposed business use for the Premises, the proposed documentation for and terms of the transaction, and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved therein, including certified financial information, credit reports, the business background and references regarding the transferee, and an opportunity to meet and interview the transferee. Within twenty (20) days after the later of such interview or the receipt of all such information required by Landlord, or within thirty (30) days after the date of Tenant’s request to Landlord if Landlord does not request additional information or an interview, Landlord shall have the right, by notice to Tenant, to: (i) consent to the assignment or sublease, subject to the terms of this Article 17; (ii) decline to consent to the assignment or sublease; (iii) in the case of a subletting of at least one full floor of the Premises for a term in excess of six (6) months, to sublet from Tenant the portion of the Premises proposed to be sublet on the terms and conditions set forth in Tenant’s request to Landlord; or (iv) in the case of an assignment, to terminate this Lease as of the date specified by Tenant as the effective date of the proposed assignment, in which event Tenant will be relieved of all unaccrued obligations hereunder as of such date, other than those obligations which survive termination of this Lease. If Landlord elects so to terminate, Tenant shall have the right, by notice to Landlord within five (5) days after Landlord’s exercise of such right, to rescind its request for the proposed assignment, in which event this Lease shall not terminate and shall remain in full force and effect.

17.3. Conditions for Landlord Approval. In the event Landlord elects not to sublet from Tenant or terminate this Lease (in whole or in part ) as provided in clauses (iii) and (iv) of Section 17.2, Landlord shall not unreasonably withhold its consent to a proposed subletting or assignment by Tenant. Without limiting the grounds on which it may be reasonable for Landlord to withhold its consent to an assignment or sublease, Tenant agrees that Landlord would be acting reasonably in withholding its consent in the following instances: (i) if Tenant is in default under this Lease or if it violates the terms of the Master Lease; (ii) if the transferee is a governmental or quasi-governmental agency, foreign or domestic; (iii) if the transferee is an existing tenant in the Building; (iv) if, in Landlord’s sole judgment, the transferee’s business, use and/or occupancy of the Premises would (A) violate any of the terms of this Lease or the lease of any other tenant in the Building, or (B) not be comparable to and compatible with the types of use by other tenants in the Building, (C) fall within any category of use for which Landlord would not then lease space in the Building under its leasing guidelines and policies then in effect, (D) require any Alterations which would reduce the value of the existing leasehold improvements in the Premises, or (E) result in increased density per floor in excess of one person/200 square feet of Rentable Area, or require increased services by Landlord; (v) in the case of a sublease, it would result in more than four (4) occupancies on one floor of the Premises, including Tenant and subtenants; or (vi) if the financial condition of the transferee does not meet the requirements applied by Landlord for other tenants in the Building under leases with comparable terms, or in Landlord’s reasonable judgment the business reputation of the transferee is not consistent with that of other tenants of the Building. If Landlord consents to an assignment or sublease, the terms of such assignment or sublease transaction shall not be modified without Landlord’s prior written consent pursuant to this Article 17. Landlord’s consent to an assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

17.4. Costs and Expenses. As a condition to the effectiveness of any assignment or subletting under this Article 17, Tenant shall pay to Landlord a processing fee of Five Hundred Dollars ($500.00) and all reasonable costs and expenses, including reasonable attorneys’ fees and disbursements, incurred by Landlord in evaluating Tenant’s requests for assignment or sublease, whether or not Landlord consents to an assignment or sublease. Tenant shall pay the processing fee with Tenant’s request for Landlord’s consent under Section17.2. Tenant shall also pay to Landlord all costs and expenses incurred by Landlord due to a transferee taking possession of the Premises, including freight elevator operation, security service, janitorial service and rubbish removal.

17.5. Payment of Excess Rent and Other Consideration. Tenant shall also pay to Landlord, promptly upon Tenant’s receipt thereof, fifty percent (50%) of any and all rent, sums or other consideration, howsoever denominated, realized by Tenant in connection with any assignment or sublease transaction in excess of the Base Rent payable hereunder (prorated to reflect the Rent allocable to the portion of the Premises if a sublease), after first deducting, (i) in the case of an assignment, the unamortized actual out of pocket, third-party, costs of Alterations paid for by Tenant and actual out of pocket third party real estate commissions paid by Tenant solely in connection with such assignment, and (ii) in the case of a sublease, the actual out of pocket, third-party, cost of Alterations made to the Premises at Tenant’s cost to effect the sublease, and the actual amount of any real estate commissions paid by Tenant to a third party solely in connection with such sublease, both amortized over the term of the sublease.

17.6. Assumption of Obligations; Further Restrictions on Subletting. Each assignee shall, concurrently with any assignment, assume all obligations of Tenant under this Lease. Each sublease shall be made subject to this Lease and all of the terms, covenants and conditions contained herein; and the surrender of this Lease by Tenant, or a mutual cancellation thereof, or the termination of this Lease in accordance with its terms, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or operate as an assignment to Landlord of any or all such subleases. No sublessee (other than Landlord) shall have the right further to sublet more than one additional time, without Landlord’s prior written consent, which may be withheld in Landlord’s sole discretion; provided, however, that such sublessee shall have one right further to sublet subject to obtaining Landlord’s reasonable consent. Any assignment by a sublessee of its sublease shall be subject to Landlord’s prior consent in the same manner as a sublease by Tenant. No sublease, once consented to by Landlord, shall be modified without Landlord’s prior consent. No assignment or sublease shall be binding on Landlord unless the transferee delivers to Landlord a fully executed counterpart of the assignment or sublease which contains the assumption by the assignee, or recognition by the sublessee, of the provisions of this Section 17.6, in form and substance satisfactory to Landlord, but the failure or refusal of a transferee to deliver such instrument shall not release or discharge such transferee from the provisions and obligations of this Section 17.6, but such failure shall constitute a default by Tenant under this Lease. Notwithstanding any provision of this Lease to the contrary, Tenant’s right to enter into a sublese or assignment shall be subject to the provisions of Article 8 of the Master Lease.

17.7. No Release. No assignment or sublease shall release Tenant from its obligations under this Lease, whether arising before or after the assignment or sublease. The acceptance of Rent by Landlord from any other person shall not be deemed a waiver by Landlord of any provision of this Article 17. On a default by any assignee of Tenant in the performance of any of the terms, covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of commencing or exhausting remedies against such assignee. No consent by Landlord to any further assignments or sublettings of this Lease, or any modification, amendment or termination of this Lease, or extension, waiver or modification of payment or any other obligations under this Lease, or any other action by Landlord with respect to any assignee or sublessee, or the insolvency, or bankruptcy or default of any such assignee or sublessee, shall affect the continuing liability of Tenant for its obligations under this Lease and Tenant waives any defense arising out of or based thereon, including any suretyship defense of exoneration. Landlord shall have no obligation to notify Tenant or obtain Tenant’s consent with respect to any of the foregoing matters.

17.8. No Encumbrance. Notwithstanding anything to the contrary contained in this Article 17, Tenant shall have no right to encumber, pledge, hypothecate or otherwise transfer this Lease, or any of Tenant’s interest or rights hereunder, as security for any obligation or liability of Tenant.

17.9 Assignment or Sublease to Related Entity. As long as no Suspension Condition then exists, and subject to the terms of the Master Lease, Tenant shall have the right, subject to the terms and conditions set forth in this Section 17.9, without the consent of Landlord, but without in any way releasing Epicentric, Inc. from any of its obligations under this Lease, to (a) assign its interest in this Lease to (i) any corporation which is a successor to Tenant either by merger or consolidation, or (ii) a purchaser of all or substantially all of Tenant’s assets (provided such purchaser shall have also assumed substantially all of Tenant’s liabilities), or (iii) to a corporation or other entity which shall control, be under the control of, or be under common control with Epicentric, Inc. (the term “control” as used herein shall be deemed to mean ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation, or other majority equity and control interest if Tenant is not a corporation) (any such entity being a “Related Entity”), or (b) sublease all or any portion of the Premises to a Related Entity, so long as such sublease does not result in the demising of any space in the Premises. Any assignment or sublease to a Related Entity pursuant to this Section 17.9 shall be subject to the following conditions: (i) the principal purpose of such assignment or sublease is not the acquisition of Tenant’s interest in this Lease (except if such assignment or sublease is made to a Related Entity and is made for a valid intra-corporate business purpose and is not made to circumvent the provisions of this Article 17), (ii) any such assignee shall have a net worth and annual income and cash flow, determined in accordance with generally accepted accounting principles, consistently applied, after giving effect to such assignment, in amounts necessary to perform its duties, obligations and liabilities under such assignment, as reasonably determined by Landlord, (iii) such assignment or sublease shall be subject to the terms of this Lease, including the provisions of Sections 17.6 and 17.7, and (iv) such Related Entity shall have executed all documents reasonably requested by Landlord to memorialize the foregoing. Tenant shall, within ten (10) business days after execution thereof, deliver to Landlord (A) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant. (B) if applicable, evidence reasonably satisfactory to Landlord establishing compliance by the assignee with the net worth, income and cash flow requirements of clause (b)(ii) above, (C) an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed or (D) a duplicate original sublease in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and subtenant.

18. Rules and Regulations. Tenant shall observe and comply, and shall cause its sublessees, employees, agents, contractors, licensees and invitees to observe and comply, with the Rules and Regulations of the Building, a copy of which are attached to this Lease as Exhibit D, and, after notice thereof, with all reasonable modifications and additions thereto from time to time promulgated in writing by Landlord and all of the rules and regulations established by Master Landlord. Landlord shall not be responsible to Tenant, or Tenant’s sublessees, employees, agents, contractors, licensees or invitees, for noncompliance with any Rules and Regulations of the Building by any other tenant, sublessee, employee, agent, contractor, licensee, invitee or other occupant of the Building. Such Rules and Regulations shall be enforced by Landlord in a non-discriminatory manner.

19. Entry of Premises by Landlord.

19.1. Right to Enter. Master Landlord shall have the right of entry into the Premises set forth in the Master Lease. In addition, upon 24 hours advance notice to Tenant (except in emergencies or in order to provide regularly scheduled or other routine Building standard services or additional services requested by Tenant, or post notices of nonresponsibility or other notices permitted or required by law when no such notice shall be required), Landlord and its authorized agents, employees, and contractors may enter the Premises at reasonable hours to: (i) inspect the same; (ii) determine Tenant’s compliance with its obligations hereunder; (iii) exhibit the same to prospective purchasers, lenders or tenants; (iv) supply any services to be provided by Landlord hereunder; (v) post notices of nonresponsibility or other notices permitted or required by law; (vi) make repairs, improvements or alterations, or perform maintenance in or to, the Premises or any other portion of the Building, including Building systems; and (vii) perform such other functions as Landlord deems reasonably necessary or desirable. Landlord may also grant access to the Premises to government or utility representatives and bring and use on or about the Premises such equipment as reasonably necessary to accomplish the purposes of Landlord’s entry. Landlord shall use reasonable good faith efforts to effect all entries and perform all work hereunder in such manner as to minimize interference with Tenant’s use and occupancy of the Premises. Landlord shall have and retain keys with which to unlock all of the doors in or to the Premises (excluding Tenant’s vaults, safes and similar secure areas designated in writing by Tenant in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper in an emergency in order to obtain entry to the Premises, including secure areas.

19.2. Tenant Waiver of Claims. Except for damages to persons or property caused by the negligence or willful misconduct of Landlord or its employees, Tenant waives any claim for damages for any inconvenience to or interference with Tenant’s business, or any loss of occupancy or quiet enjoyment of the Premises, or any other loss, occasioned by any entry effected or work performed under this Article 19, and Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry or performance of such work. No entry to the Premises by Landlord or anyone acting under Landlord shall constitute a forcible or unlawful entry into, or a detainer of, the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.

20. Default and Remedies.

20.1. Events of Default. The occurrence of any of the following events shall constitute a default by Tenant under this Lease:

a. Nonpayment of Rent. Failure to pay any Rent when due.

b. Unpermitted Assignment. An assignment or sublease made in contravention of any of the provisions of Article 17 above.

c. Abandonment. Abandonment of the Premises for a continuous period in excess of five (5) business days. For purposes hereof, “abandonment” shall have the meaning provided under California law.

d. Other Obligations. Failure to perform or fulfill any other obligation, covenant, condition or agreement under this Lease.

e. Bankruptcy and Insolvency. A general assignment by Tenant for the benefit of creditors, any action or proceeding commenced by Tenant under any insolvency or bankruptcy act or under any other statute or regulation for protection from creditors, or any such action commenced against Tenant and not discharged within sixty (60) days after the date of commencement; the employment or appointment of a receiver or trustee to take possession of all or substantially all of Tenant’s assets or the Premises; the attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) days after the levy thereof; the admission by Tenant in writing of its inability to pay its debts as they become due; or the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within thirty (30) days after the commencement of any such proceeding against Tenant, such proceeding is not dismissed. For purposes of this Section 20.1(e), “Tenant” means Tenant and any partner of Tenant, if Tenant is a partnership, or any person or entity comprising Tenant, if Tenant is comprised of more than one person or entity, or any guarantor of Tenant’s obligations, or any of them, under this Lease.

f. Landmark Lease. The occurrence of a default by Tenant under the Landmark Lease.

20.2. Notice to Tenant. Upon the occurrence of any default, Landlord shall give Tenant notice thereof. Such notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by California Code of Civil Procedure Section 1161 or any similar or successor statute; and giving of such notice in the manner required by Article 28 shall replace and satisfy any service-of-notice procedures set forth in any statute, including those required by California Code of Civil Procedure Section 1162 or any similar or successor statute. If a time period is specified below for cure of such default, then Tenant may cure such default within such time period. To the fullest extent allowed by law, Tenant hereby waives any right under law now or hereinafter enacted to any other time period for cure of default.

a. Nonpayment of Rent. For failure to pay Rent, within five (5) days after Landlord’s notice.

b. Other Obligations. For failure to perform any obligation, covenant, condition or agreement under this Lease (other than nonpayment of Rent, an assignment or subletting in violation of Article 17 or Tenant’s abandonment of the Premises) within ten (10) days after Landlord’s notice or, if the failure is of a nature requiring more than 10 days to cure, then an additional sixty (60) days after the expiration of such 10-day period, but only if Tenant commences cure within such 10-day period and thereafter diligently pursues such cure to completion within such additional 60-day period. If Tenant has failed to perform any such obligation, covenant, condition or agreement more than two (2) times during the Term and notice of such event of default has been given by Landlord in each instance, then no cure period shall apply.

c. No Cure Period. No cure period shall apply for any other event of default specified in Section 20.1.

20.3. Remedies Upon Occurrence of Default. On the occurrence of a default which Tenant fails to cure after notice and expiration of the time period for cure, if any, specified in Section 20.2 above, Landlord shall have the right either (i) to terminate this Lease and recover possession of the Premises, or (ii) to continue this Lease in effect and enforce all Landlord’s rights and remedies under California Civil Code Section 1951.4 (by which Landlord may recover Rent as it becomes due, subject to Tenant’s right to assign pursuant to Article 17). Landlord may store any property of Tenant located in the Premises at Tenant’s expense or otherwise dispose of such property in the manner provided by law. If Landlord does not terminate this Lease, Tenant shall in addition to continuing to pay all Rent when due, also pay Landlord’s costs of attempting to relet the Premises, any repairs and alterations necessary to prepare the Premises for such reletting, and brokerage commissions and attorneys’ fees incurred in connection therewith, less the rents, if any, actually received from such reletting. Notwithstanding Landlord’s election to continue this Lease in effect, Landlord may at any time thereafter terminate this Lease pursuant to this Section 20.3.

20.4. Damages Upon Termination. If and when Landlord terminates this Lease pursuant to Section 20.3, Landlord may exercise all its rights and remedies available under California Civil Code Section 1951.2, including the right to recover from Tenant the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could have been reasonably avoided. As used herein and in Civil Code Section 1951.2, “time of award” means either the date upon which Tenant pays to Landlord the amount recoverable by Landlord, or the date of entry of any determination, order or judgment of any court or other legally constituted body determining the amount recoverable, whichever occurs first.

20.5. INTENTIONALLY OMITTED.

20.6. Right to Cure Defaults. If Tenant fails to pay Rent (other than Base Rent) required to be paid by it hereunder, or fails to perform any other obligation under this Lease, and Tenant fails to cure such default within the applicable cure period, if any, specified in Section 20.2 above, then Landlord may, without waiving any of Landlord’s rights in connection therewith or releasing Tenant from any of its obligations or such default, make any such payment or perform such other obligation on behalf of Tenant. Prior to commencing such payment or performing such obligation on behalf of Tenant, Landlord shall notify Tenant of its intentions to do so. All payments so made by Landlord, and all costs and expenses incurred by Landlord to perform such obligations, shall be due and payable by Tenant as Rent immediately upon receipt of Landlord’s demand therefor. If Landlord fails to perform its obligations under this Lease within fifteen (15) days after written notice from Tenant (provided Landlord shall have a longer time if reasonably necessary if Landlord commences cure within such fifteen (15) day period and diligently prosecutes such cure to completion) and such failure materially and adversely affects Tenant’s use of the Premises, then Tenant shall give Landlord an additional three (3) business days prior notice. If Landlord has not commenced performance of its obligation within such three (3) business day period, Tenant shall have the right to perform such obligation on Landlord’s behalf, and Landlord shall reimburse Tenant for the reasonable cost thereof within thirty (30) days after presentation of a reasonably detailed invoice demonstrating the expenses incurred by Tenant. In the event Tenant makes any repairs to the Premises on Landlord’s behalf pursuant to this Section 20.6, Tenant shall be responsible for damages or injuries caused by Tenant or its employees, contractors and subcontractors in making such repairs or any defect therein and shall indemnify Landlord against any liability, cost or expense (including attorneys’ fees) arising out of such repair or any defect in the work performed.

20.7. Remedies Cumulative. The rights and remedies of Landlord under this Lease are cumulative and in addition to, and not in lieu of, any other rights and remedies available to Landlord at law or in equity. Landlord’s pursuit of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other right or remedy.

21. Subordination, Attornment and Nondisturbance.

21.1. Subordination and Attornment. This Lease and all of Tenant’s rights hereunder shall be subordinate to any ground lease or underlying lease, and the lien of any mortgage, deed of trust, or any other security instrument now or hereafter affecting or encumbering the Building, or any part thereof or interest therein, and to any and all advances made on the security thereof or Landlord’s interest therein, and to all renewals, modifications, consolidations, replacements and extensions thereof (an “encumbrance”, the holder of the beneficial interest thereunder being referred to as an “encumbrancer”). An encumbrancer may, however, subordinate its encumbrance to this Lease, and if an encumbrancer so elects by notice to Tenant, this Lease shall be deemed prior to such encumbrance. If any encumbrance to which this Lease is subordinate is foreclosed, or a deed in lieu of foreclosure is given to the encumbrancer thereunder, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; and if any encumbrance consisting of a ground lease or underlying lease to which this Lease is subordinate is terminated, Tenant shall attorn to the lessor thereof. Tenant shall execute, acknowledge and deliver in the form requested by Landlord or any encumbrancer, any documents required to evidence or effectuate the subordination hereunder, or to make this Lease prior to the lien of any encumbrance, or to evidence such attornment.

21.2. Nondisturbance. If any encumbrance to which this Lease is subordinate is foreclosed, or a deed in lieu of foreclosure is given to the encumbrancer thereunder, or if any encumbrance consisting of a ground lease or underlying lease to which this Lease is subordinate is terminated, this Lease shall not terminate, and the rights and possession of Tenant under this Lease shall not be disturbed if (i) no default by Tenant then exists under this Lease; (ii) Tenant attorns to the purchaser, grantee, or successor lessor as provided in Section 21.1 above or, if requested, enters into a new lease for the balance of the Term upon the same terms and provisions contained in this Lease; and (iii) Tenant enters into a written agreement in a form reasonably acceptable to such encumbrancer with respect to subordination, attornment and non-disturbance.

22. Sale or Transfer by Landlord; Lease Non-Recourse.

22.1. Release of Landlord on Transfer. Landlord may at any time transfer, in whole or in part, its right, title and interest under this Lease and in the Building, or any portion thereof. If the original Landlord hereunder, or any successor to such original Landlord, transfers (by sale, assignment or otherwise) its right, title or interest in the Building, all liabilities and obligations of the original Landlord or such successor under this Lease accruing after such transfer shall terminate, the original Landlord or such successor shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant shall attorn to each such new owner.

22.2. Lease Nonrecourse to Landlord. Landlord shall in no event be personally liable under this Lease, and Tenant shall look solely to Landlord’s interest in the Building, for recovery of any damages for breach of this Lease by Landlord or on any judgment in connection therewith. None of the persons or entities comprising or representing Landlord (whether partners, shareholders, officers, directors, trustees, employees, beneficiaries, agents or otherwise) shall ever be personally liable under this Lease or liable for any such damages or judgment and Tenant shall have no right to effect any levy of execution against any assets of such persons or entities on account of any such liability or judgment. Any lien obtained by Tenant to enforce any such judgment, and any levy of execution thereon, shall be subject and subordinate to all encumbrances as specified in Article 21 above.

23. Estoppel Certificate.

23.1. Procedure and Content. From time to time, and within ten (10) days after written notice by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord a certificate as specified by Landlord certifying: (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and identifying each modification); (ii) the Commencement Date and Expiration Date; (iii) that Tenant has accepted the Premises (or the reasons Tenant has not accepted the Premises), and if Landlord has agreed to make any alterations or improvements to the Premises, that Landlord has properly completed such alterations or improvements (or the reasons why Landlord has not done so); (iv) the amount of the Base Rent and the date to which such Rent has been paid; (v) that Tenant has not committed any event of default, except as to any events of default specified in the certificate, and whether there are any existing defenses against the enforcement of Tenant’s obligations under this Lease; (vi) that no default of Landlord is claimed by Tenant, except as to any defaults specified in the certificate; and (vii) such other matters as may reasonably be requested by Landlord.

23.2. Effect of Certificate. Any such certificate may be relied upon by any prospective purchaser of any part or interest in the Building or encumbrancer (as defined in Section 21.1) and, at Landlord’s request, Tenant shall deliver such certificate to Landlord and/or to any such entity and shall agree to such notice and cure provisions and such other matters as such entity may reasonably require. In addition, at Landlord’s request, Tenant shall provide to Landlord for delivery to any such entity such information, including financial information, that may reasonably be requested by any such entity. Any such certificate shall constitute a waiver by Tenant of any claims Tenant may have in contravention to the information contained in such certificate and Tenant shall be estopped from asserting any such claim. If Tenant fails or refuses to give a certificate hereunder within the time period herein specified, Landlord shall have the right to treat such failure or refusal as a default by Tenant.

23.3 Landlord’s Estoppel Certificate. If Tenant is required by an unaffiliated third party to produce an estoppel certificate, Landlord shall, within thirty (30) days after Tenant’s request, execute and deliver to Tenant an estoppel certificate in favor of Tenant and such other persons as Tenant shall reasonably request, setting forth the following: (a) the Commencement Date and the Expiration Date; (b) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (c) that all conditions under this Lease to be performed by Tenant have, to Landlord’s knowledge, been satisfied, or, in the alternative, those claimed by Landlord to be unsatisfied; (d) that, to Landlord’s knowledge, no defenses or offsets exist against the enforcement of this Lease by Landlord, or in the alternative, those claimed by Landlord; (e) that the amount of advance Rent, if any (or none if such is the case), has been paid by Tenant; (f) the date to which rent has been paid; and (g) such other information as Tenant may reasonably request.

24. No Light, Air, or View Easement. Nothing contained in this Lease shall be deemed, either expressly or by implication, to create any easement for light and air or access to any view. Any diminution or shutting off of light, air or view to or from the Premises by any structure which now exists or which may hereafter be erected, whether by Landlord or any other person, shall in no way affect this Lease or Tenant’s obligations hereunder, entitle Tenant to any reduction of Rent, or impose any liability on Landlord.

25. Holding Over. No holding over by Tenant shall operate to extend the Term. If Tenant remains in possession of the Premises after expiration or termination of this Lease, unless otherwise agreed by Landlord in writing, then (i) Tenant shall become a tenant at sufferance upon all the applicable terms and conditions of this Lease, except that Base Rent shall be increased to equal 150% of the Base Rent then in effect; (ii) Tenant shall indemnify, defend, protect and hold harmless Landlord, and any tenant to whom Landlord has leased all or part of the Premises, from any and all liability, loss, damages, costs or expense (including loss of Rent to Landlord or additional rent payable by such tenant and reasonable attorneys’ fees) suffered or incurred by either Landlord or such tenant resulting from Tenant’s failure timely to vacate the Premises; and (iii) such holding over by Tenant shall constitute a default by Tenant.

26. INTENTIONALLY OMITTED.

27. Waiver. Failure of Landlord to declare a default by Tenant upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare such default at any time after its occurrence. To be effective, a waiver of any provision of this Lease, or any default, shall be in writing and signed by the waiving party. Any waiver hereunder shall not be deemed a waiver of subsequent performance of any such provision or subsequent defaults. The subsequent acceptance of Rent hereunder, or endorsement of any check by Landlord, shall not be deemed to constitute an accord and satisfaction or a waiver of any preceding default by Tenant, except as to the particular Rent so accepted, regardless of Landlord’s knowledge of the preceding default at the time of acceptance of the Rent. No course of conduct between Landlord and Tenant, and no acceptance of the keys to or possession of the Premises by Landlord before the Expiration Date shall constitute a waiver of any provision of this Lease or of any default, or operate as a surrender of this Lease.

28. Notices and Consents: Tenant’s Agent for Service. All notices, approvals, consents, demands and other communications from one party to the other given pursuant to this Lease shall be in writing and shall be made by personal delivery, by use of a reputable overnight courier service or by deposit in the United States mail, certified, registered or Express, postage prepaid and return receipt requested. Notices shall be addressed if to Landlord, to Landlord’s Address, and if to Tenant, to Tenant’s Address. Landlord and Tenant may each change their respective Addresses from time to time by giving written notice to the other of such change in accordance with the terms of this Article 28, at least ten (10) days before such change is to be effected. Any notice given in accordance with this Article 28 shall be deemed to have been given (i) on the date of personal delivery or (ii) on the earlier of the date of delivery or attempted delivery (as shown by the return receipt or other delivery record) if sent by courier service or mailed.

29. Tenant’s Authority. Tenant, and each of the persons executing this Lease on behalf of Tenant, represent and warrant that (i) Tenant is a duly formed, authorized and existing corporation, partnership or trust (as the case may be), (ii) Tenant is qualified to do business in California, (iii) Tenant has the full right and authority to enter into this Lease and to perform all of Tenant’s obligations hereunder, and (iv) each person signing on behalf of Tenant is authorized to do so. Tenant shall deliver to Landlord, upon Landlord’s request, such reasonable written assurances authorizing Tenant’s execution and delivery of this Lease.

30. Automobile Parking. There shall be no parking provided to Tenant in the Building or at any other location.

31. Tenant to Furnish Financial Statements. In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly deliver to Landlord, from time to time, upon Landlord’s written request, financial statements (including a balance sheet and statement of income and expenses on an annualized basis) reflecting Tenant’s then current financial condition; provided, however, that so long as Tenant is a company publicly traded on The New York Stock Exchange or NASDAQ, then Tenant shall only be obligated to provide to Landlord financial statements that are generally available to the public. Such statements shall be delivered to Landlord within fifteen (15) days after Tenant’s receipt of Landlord’s request. Tenant represents and warrants that all financial statements, records, and information furnished by Tenant to Landlord in connection with this Lease are and shall be true, correct and complete in all respects. So long as such financial information is not generally available to the public, Landlord shall (i) use such information only for the purposes described in this Agreement, (ii) keep such information confidential, and (iii) only disclose such information to Landlord’s attorneys, accountants, partners, lenders, investors, prospective purchasers, employees and other persons with a need to know who are subject to these same confidentiality restrictions.

32. Tenant’s Signs. Without Landlord’s prior consent, which Landlord may withhold in its sole discretion, Tenant shall not place on the Premises or on the Building any exterior signs nor any interior signs that are visible from the exterior of the Premises or Building. Tenant shall pay all costs and expenses relating to any such sign approved by Landlord, including without limitation, the cost of the installation and maintenance of the sign. On the date of expiration of earlier termination of this Lease, Tenant, at its sole cost and expense, shall remove all signs and repair any damage caused by such removal.

33. Miscellaneous.

33.1. No Joint Venture. This Lease does not create any partnership or joint venture or similar relationship between Landlord and Tenant.

33.2. Successors and Assigns. Subject to the provisions of Article 17 regarding assignment, all of the provisions, terms, covenants and conditions contained in this Lease shall bind, and inure to the benefit of, the parties and their respective successors and assigns.

33.3. Construction and Interpretation. The words “Landlord” and “Tenant” include the plural as well as the singular. If there is more than one person comprising Tenant, the obligations under this Lease imposed on Tenant are joint and several. References to a party or parties refers to Landlord or Tenant, or both, as the context may require. The captions preceding the Articles, Sections and subsections of this Lease are inserted solely for convenience of reference and shall have no effect upon, and shall be disregarded in connection with, the construction and interpretation of this Lease. Use in this Lease of the words “including”, “such as”, or words of similar import when following a general matter, shall not be construed to limit such matter to the enumerated items or matters whether or not language of nonlimitation (such as “without limitation”) is used with reference thereto. All provisions of this Lease have been negotiated at arm’s length between the parties and after advice by counsel and other representatives chosen by each party and the parties are fully informed with respect thereto. Therefore, this Lease shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof, or by reason of the status of the parties as Landlord or Tenant, and the provisions of this Lease and the Exhibits hereto shall be construed as a whole according to their common meaning in order to effectuate the intent of the parties under the terms of this Lease.

33.4. Severability. If any provision of this Lease, or the application thereof to any person or circumstance, is determined to be illegal, invalid or unenforceable, the remainder of this Lease, or its application to persons or circumstances other than those as to which it is illegal, invalid or unenforceable, shall not be affected thereby and shall remain in full force and effect, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under the circumstances, or would frustrate the purposes of this Lease.

33.5. Entire Agreement; Amendments. This Lease, together with the Exhibits hereto and any Addenda identified on the Basic Lease Information, contains all the representations and the entire agreement between the parties with respect to the subject matter hereof and any prior negotiations, correspondence, memoranda, agreements, representations or warranties are replaced in total by this Lease, the Exhibits hereto and such Addenda. Neither Landlord nor Landlord’s agents have made any warranties or representations with respect to the Premises or any other portion of the Building, except as expressly set forth in this Lease. This Lease may be modified or amended only by an agreement in writing signed by both parties.

33.6. Governing Law. This Lease shall be governed by and construed pursuant to the laws of the State of California.

33.7. Litigation Expenses. If either party brings any action or proceeding against the other (including any cross-complaint, counterclaim or third party claim) to enforce or interpret this Lease or otherwise arising out of this Lease, the prevailing party in such action or proceeding shall be entitled to its costs and expenses of suit, including reasonable attorneys’ fees and accountants’ fees.

33.8. Standards of Performance and Approvals. Unless otherwise provided in this Lease, (i) each party shall act in a reasonable manner in exercising or undertaking its rights, duties and obligations under this Lease and (ii) whenever approval, consent or satisfaction (collectively, an “approval”) is required of a party pursuant to this Lease or an Exhibit hereto, such approval shall not be unreasonably withheld or delayed. Unless provision is made for a specific time period, approval (or disapproval) shall be given within thirty (30) days after receipt of the request for approval. Nothing contained in this Lease shall, however, limit the right of a party to act or exercise its business judgment in a subjective manner with respect to any matter as to which it has been (A) specifically granted such right, (B) granted the right to act in its sole discretion or sole judgment, or (C) granted the right to make a subjective judgment hereunder, whether “objectively” reasonable under the circumstances and any such exercise shall not be deemed inconsistent with any covenant of good faith and fair dealing implied by law to be part of this Lease. The parties have set forth in this Lease their entire understanding with respect to the terms, covenants, conditions and standards pursuant to which their obligations are to be judged and their performance measured, including the provisions of Article 17 with respect to assignments and sublettings.

33.9. Brokers. Scient Corporation is obligated to pay certain commissions to the brokers described in the Basic Lease Information (and CB Richard Ellis) in connection with this transaction (collectively, the “Scient Brokers”). Pursuant to a separate agreement, Landlord shall reimburse Scient for a portion of such commissions. Other than such Scient Brokers, Landlord and Tenant each represent and warrant to the other that no broker, agent, or finder has procured or was involved in the negotiation of this Lease and no such broker, agent or finder is or may be entitled to a commission or compensation in connection with this Lease. Landlord and Tenant shall each indemnify, defend, protect and hold the other harmless from and against any and all liability, loss, damages, claims, costs and expenses (including reasonable attorneys’ fees) resulting from claims that may be asserted against the indemnified party in breach of the foregoing warranty and representation.

33.10. Memorandum of Lease. Tenant shall, upon request of Landlord, execute, acknowledge and deliver a short form memorandum of this Lease (and any amendment hereto) in form suitable for recording. In no event shall this Lease be recorded by Tenant. Tenant shall have the right to record the memorandum and, if Tenant elects to do so. Tenant shall pay all recording fees and transfer taxes in connection therewith. In addition, Landlord shall have the right to record the memorandum and, if Landlord elects to do so, Landlord shall pay all recording fees and transfer taxes in connection therewith. Upon termination or expiration of the Lease, Tenant shall promptly execute and record a quit claim deed or other instrument required to remove such memorandum from the records of the San Francisco County Recorder’s office.

33.11. Quiet Enjoyment. Upon paying the Rent and performing all its obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities claiming by or through Landlord, subject, however, to the provisions of this Lease and any encumbrances as specified in Article 21.

33.12. Surrender of Premises. Upon the Expiration Date or earlier termination of this Lease, Tenant shall quietly and peacefully surrender the Premises to Landlord in the condition specified in Article 9 above. On or before the Expiration Date or earlier termination of this Lease, Tenant shall remove all of its personal property from the Premises and repair at its cost and expense all damage to the Premises or Building caused by such removal. All personal property of Tenant not removed hereunder shall be deemed, at Landlord’s option, to be abandoned by Tenant and Landlord may store such property in Tenant’s name at Tenant’s expense and/or dispose of the same in any manner permitted by law.

33.13. Name of Building; Address. Tenant shall not use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises. Tenant shall, in connection with all correspondence, mail or deliveries made to or from the Premises, use the official Building address specified from time to time by Landlord.

33.14. Exhibits. The Exhibits specified in the Basic Lease Information are by this reference made a part hereof.

33.15. Time of the Essence. Time is of the essence of this Lease and of the performance of each of the provisions contained in this Lease.

IN WITNESS WHEREOF, the parties have executed this Lease as of the Lease Date.

LANDLORD :

TMG/ONE MARKET, L.P.,
a Delaware limited partnership

By:	Martin/One Market, LLC,
a California limited liability company
Its General Partner

	By:	The Martin Group of Companies, Inc.,
a California corporation
Its Managing Member

		By:	/s/ [ILLEGIBLE]
		Its:	SVP

TENANT:

EPICENTRIC, INC.,
a California corporation

By:	/s/ [ILLEGIBLE]
Its:	Senior Vice-President

By:
Its:

EXHIBIT B

LEGAL DESCRIPTION OF LAND

EXHIBIT B

A portion of the following described land more particularly described in the Lease:

Beginning at the point of intersection of the northwesterly line of Mission Street with the southwesterly line of Steuart Street; thence north 44 degrees 51’51” west along said southwesterly line, 334.33 feet to a point in a line parallel with and distant 334.33 feet northwesterly, measured at right angles, from said northwesterly line of Mission Street; thence south 45 degrees 08’ 09” west along said parallel line 32 feet and 4 1/2 inches; thence north 44 degrees 51’ 51” west 6 feet and 1 1/2 inches; thence south 45 degrees 08’ 09” west 16 feet and 4 inches; thence north 44 degrees 51’ 51” west 112 feet and 5 1/8 inches; thence south 45 degrees 08’ 09” west 177 feet and 7 1/2 inches; thence south 44 degrees 51’ 51” east 112 feet and 5 1/8 inches; thence south 45 degrees 08’ 09” west 16 feet and 3 1/2 inches; thence south 44 degrees 51’ 51” east 6 feet and 1 1/2 inches to a point in said parallel line; thence south 45 degrees 08’ 09” west along said parallel line 32 feet and 4 1/2 inches to a point in the northeasterly line of Spear Street; thence south 44 degrees 51’ 51” east along said northeasterly line, 334.33 feet to a point in said northwesterly line of Mission Street; thence north 45 degrees 08’ 09” east along said northwesterly line 275 feet to the point of beginning.

EXHIBIT D

RULES AND REGULATIONS

1.	No sidewalks, entrance or passages shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises.

2.	All curtains, blinds, shades, drapes, screens and other similar fixtures in the Premises must be of a uniform quality, type, design, color, material and general appearance approved by Landlord.

3.	No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Premises except inside the Building, without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant.

4.	No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building without the prior written consent of Landlord.

5.	The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein.

6.	Tenant shall not make, or permit to be made, any unseemly or disturbing noises which disturb or interfere with the occupants of neighboring buildings or premises or those having business with them. Tenant shall not throw anything out of the doors, windows or skylights.

7.	Neither Tenant nor any of Tenant’s agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance.

8.	Tenant must, upon the termination of the tenancy, restore to Landlord all keys of offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

9.

Tenant shall not occupy or permit any portion of Premises to be occupied as an office that is (a) for a physician’s or dentist’s office, a dance or music studio, a school, a beauty salon or barber shop, the business of photographic or multilith or multigraph reproductions or offset printing (not precluding using any part of the Premises for photographic, multilith or multigraph reproductions or off-set printing solely in connection with Tenant’s own business and/or activities), an outside news or cigar stand, or as a radio or television or recording studio, theater or exhibition-hall, for manufacturing, for the sale of merchandise, goods or property of any kind at auction, or for lodging, sleeping or for any immoral purpose including but not limited to any use (i) for a banking, trust company, depository, guarantee, or safe deposit business, (ii) as a savings bank, or as savings and loan association, or as a loan company, (iii) for the sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (iv) as a stock broker’s or dealer’s office or for the underwriting of securities, or (v) a government office or foreign embassy or consulate, or (vi) tourist or travel bureau, or (b) a use which would be prohibited by any other portion of this lease (including but not limited to any other Rules and

Regulations) or in violation of law. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant on the Premises nor shall Tenant advertise for laborers giving an address at the Premises.

10.	Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Building which, in Landlord’s reasonable opinion, tends to impair the reputation of the Building and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

11.	If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of demised premise by Tenant, its agents, servants, employees, contractors, visitors, or licensees, exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

12.	No air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord.

13.	Tenant, Tenant’s agents, servants, employees, contractors, licensees or visitors shall not park any vehicles in any driveways, service entrances, or areas posted as No Parking.

14.	Tenant shall not use the name of The Landmark @ One Market for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.

EXHIBIT E

CONFIRMATION OF LEASE TERM

Landlord:	TMG/ONE MARKET, L.P., a Delaware limited partnership

Tenant:	EPICENTRIC, INC.,
a California corporation

LEASE DATE:	April , 2001

PREMISES:	___________________

Pursuant to Section 3 of the above referenced Lease, the Commencement Date as defined in Section 3 shall be                                 .

LANDLORD:

TMG/ONE MARKET, L.P.,

a Delaware limited partnership

By:	Martin/One Market, LLC,
a California limited liability company
Its General Partner

	By:	The Martin Group of Companies, Inc.,
a California corporation
Its Managing Member

By:
Its:

[SIGNATURES CONTINUE ON NEXT PAGE]

TENANT:

EPICENTRIC, INC.,
a California corporation

By:
Its:

By:
Its:

EXHIBIT F

DESCRIPTION OF SECURITY SERVICES

Landlord will provide on-site monitoring of the access and Fire Life Safety System to the Building twenty-four (24) hours per day seven (7) days per week. On-site security personnel will respond to emergencies and conduct daily security and Fire Life Safety Patrols within the Building. Security personnel shall be on duty 24 hours/day seven days/week during the Term.

Landlord will install and maintain throughout the public access areas a card access system that will allow Tenant and Landlord the ability to limit after hour access to the Building, the elevators and tenant floors.

EXHIBIT D

Furniture

D-1

INVENTORY - 7TH FLOOR VIGNETTE

CHAIRS	TOTAL	$ Estimate	Total $
AERON	153	$500.00	$76,500.00
GENI black stacking arm chair	50	$40.00	$2,000.00
Solid grey SITAG	12	$40.00	$480.00
Clear blacked SITAG	125	$40.00	$5,000.00
White “ICF Spa”	6	$60.00	$360.00
Exec brown wood	16	$60.00	$960.00
Lg black cush chair	1	$70.00	$70.00
Sm black cush chair	1	$40.00	$40.00
Maroon cush chair	1	$40.00	$40.00
Adjustbl black stool	2	$40.00	$80.00
Adjustbl blue/grey stool	2	$40.00	$80.00
			$85,610.00

WORKSTATIONS	TOTAL	$ Estimate	Total $
Full	142	$500.00	$71,000.00

KITCHEN	TOTAL	$ Estimate	Total $
Bowls	11	$5.00	$55.00
Toaster Cuisinart RBT 25	1	$15.00	$15.00
Toaster DeLonghi Elite Alfredo	1	$40.00	$40.00
Microwave Panasonic	1	$80.00	$80.00
Refridgerator Tappan	1	$150.00	$150.00
			$340.00

PEDS, CABINETS, SHELVING	TOTAL	$ Estimate	Total $
Peds	151	$60.00	$9,060.00
3-drawer file cabinet	28	$100.00	$2,800.00
2-drawer file cabinet	59	$80.00	$4,720.00
5-drawer tall cabinet	5	$150.00	$750.00
Lg FIRE KING 4-drawer cabinet (brwn)	2	$800.00	$1,600.00
Sm FIRE KING 4-drawer cabinet (brwn)	2	$600.00	$1,200.00
Black FIRE KING 4-drawer cabinet	1	$700.00	$700.00
SCHWAB 5000 fireproof cabinet	1	$1,000.00	$1,000.00
4-drawer “HON” cabinet - fireproof	1	$500.00	$500.00
5-shelf closet - grey	1	$90.00	$90.00
Exec wood 3-drawer cabinet	1	$200.00	$200.00
Exec wood credenza	2	$600.00	$1,200.00
Exec 5-tier wood shelves	1	$400.00	$400.00
4-tier beige/corkboard shelf	8	$40.00	$320.00
4-tier silver metal/corkboard shelf	1	$40.00	$40.00
3-tier silver metal/corkboard shelf	1	$30.00	$30.00
Lg dark grey key cabinet	1	$200.00	$200.00
wood lam 2-drawer doorless cabinet w/wheels	2	$60.00	$120.00
Lg black metal 3-tier shelf	2	$50.00	$100.00
Med black metal 3-tier shelf	2	$40.00	$80.00
Sm off-white wood lam mail cabinet w/out doors	1	$30.00	$30.00
Lg off-white wood lam mail cab w/out doors	1	$40.00	$40.00
6-tier grey metal shelf	2	$60.00	$120.00
5-tier black metal shelf	1	$50.00	$50.00
3-tier open glass shelf	1	$30.00	$30.00
Rect. white PLam cabinet w/doors	1	$200.00	$200.00
			$25,580.00

PATIO	TOTAL	$ Estimate	Total $
Aluminum chairs	52	$30.00	$1,560.00
Aluminum tables	13	$40.00	$520.00
Teak chairs	10	$50.00	$500.00
Teak round tables	3	$60.00	$180.00
Teak bench	1	$70.00	$70.00
Green picinic table	2	$30.00	$60.00
Green unbrellas	2	$80.00	$160.00
			$3,050.00

GARBAGE CANS	TOTAL	$ Estimate	Total $
Silver mesh	67	$10.00	$670.00
Sm grey	21	$5.00	$105.00
Sm black	20	$5.00	$100.00
Lg grey	2	$10.00	$20.00
Sm blue recycling bins	28	$10.00	$280.00
Lg blue recycling bins	6	$15.00	$90.00
			$1,265.00

TABLES	TOTAL	$ Estimate	Total $
Lg white PLam rect with middle cutout	6	$300.00	$1,800.00
Sm white PLam rect with middle cutout	1	$200.00	$200.00
2-drawer white PLam rect tables	6	$100.00	$600.00
3-drawer white PLam rect tables	2	$150.00	$300.00
Lg round white Plam table	4	$270.00	$1,080.00
Sm brown square wood table	1	$100.00	$100.00
Brown/silver wavy exec desk	3	$1,900.00	$5,700.00
Brown round wood exec table w/wheels	5	$100.00	$500.00
Full “U” shaped exec wood desk	3	$1,900.00	$5,700.00
Partial “U” shaped exec wood desk	2	$1,500.00	$3,000.00
Sm round white Plam tbl w/wheels	1	$50.00	$50.00
Sm round white Plam tbl w/out wheels	5	$45.00	$225.00
Rect white Plam tbl w/1/2 moon cutout at back	3	$50.00	$150.00
Lg white Plam square tbl w/cutout center	1	$60.00	$60.00
White round “marble” tables	5	$80.00	$400.00
Square Wood Lam tbl w/black base	1	$90.00	$90.00
Lg rect white Plam tbl w/wheels	2	$70.00	$140.00
Sm rect white Plam tbl w/wheels	3	$50.00	$150.00
			$20,245.00
Note: Training room tables are staying with Vignette.

MISCELLANEOUS	TOTAL	$ Estimate	Total $
Plastic silver coat rack	1	$10.00	$10.00
Black Coat rack	1	$10.00	$10.00
Mobile, 2-sided stand-up whiteboard/bulletin bd	2	$100.00	$200.00
Mobile, 2-sided, stand-up whiteboard	1	$100.00	$100.00
Exec wooden whiteboard cabinets	2	$250.00	$500.00
Black footstool	2	$10.00	$20.00
Fiber termination box in 7W MDF	1	$5.00	$5.00
			$845.00

AUDIO VISUAL	TOTAL
Audio Visual Rack Enclosue	1	$400.00	$400.00
RF Gateway	1	$200.00	$200.00
Shure Receiver	1	$100.00	$100.00
Yamaha RX-V1	1	$250.00	$250.00
Media Matrix Control Unit	1	$200.00	$200.00
AM/FM/TV Tuner	1	$200.00	$200.00
Panasonic VCR	1	$150.00	$150.00
Pioneer DVD Unit	1	$200.00	$200.00
Pull out drawer	1	$100.00	$100.00
Extron Aux Inputs control unit	1	$300.00	$300.00
Extron Outputs control unit	1	$300.00	$300.00
Crestron A/V Processor	1	$250.00	$250.00
Automix Unit	1	$200.00	$200.00
Rave Amp #1	1	$300.00	$300.00
Rave Amp #2	1	$300.00	$300.00
Furman Power Unit	1	$200.00	$200.00
Crestron Remote Control Unit, in room	1	$300.00	$300.00
NEC MT1055 projection unit	3	$4,000.00	$12,000.00
Unison Lighting Control unit	1	$4,000.00	$4,000.00
JBL Subwoofer speaker	1	$100.00	$100.00
JBL Front Speaker	2	$100.00	$200.00
JBL Rear Speaker	4	$60.00	$240.00
Motorized av screes	2	$2,000.00	$4,000.00
Projector mounting brackets	3	$500.00	$1,500.00
			$25,990.00

LANDLORD’S CONSENT AND AGREEMENT

(Sublease)

This Landlord’s Consent and Agreement (the “Consent”) is attached to that certain Sublease Agreement (the “Sublease”), dated August 8, 2003 (the “Effective Date”), between Vignette Corporation (“Sublessor”) and Salesforce.com, Inc. (“Sublessee”). Terms used in this Consent shall have the meaning set forth in the Sublease.

The undersigned, TMG\One Market, L.P. (“Landlord”) under the lease referred to as the “Master Lease” in the Sublease hereby consents to the subletting described in the Sublease upon the following express terms and conditions. Terms used in this Consent shall have the meaning set forth in the Sublease and the Lease.

1. The Sublease is subject and subordinate to the Lease and to all of the terms, covenants, conditions, provisions and agreements set forth in the Lease. The Sublease shall automatically terminate on the termination of the Lease.

2. Neither such subletting nor this Consent shall:

(a) release or discharge Sublessor from any liability, whether past, present or future, under the Lease;

(b) operate as a consent or approval by Landlord to or of any of the terms, covenants, conditions, provisions or agreements of the Sublease and Landlord shall not be bound thereby;

(c) be construed to modify, waive or affect any of the terms, covenants, conditions, provisions or agreements of the Lease or to waive any breach thereof, or any of Landlord’s rights as Landlord thereunder; or to enlarge or increase Landlord’s obligations as Landlord thereunder, or

(d) be construed as a consent by Landlord to any further subletting either by Sublessor or by Sublessee or to any assignment by Sublessor of the Lease or assignment by Sublessee of the Sublease, whether or not the Sublease purports to permit the same and, without limiting the generality of the foregoing, both Sublessor and Sublessee agree that the Sublessee has no right whatsoever to assign, mortgage or encumber the Sublease nor to sublet any portion of the Subleased Premises or permit any portion of the Subleased Premises to be used or occupied by any other party.

3. In the event of Sublessor’s default under the provisions of the Lease, the rent due from the Sublessee under the Sublease shall be deemed assigned to Landlord and Landlord shall have the right, upon such default, at any time at Landlord’s option, to give notice of such assignment to the Sublessee, and upon receipt of such notice and without regard to whether Sublessor’s default shall in fact have occurred, Sublessee shall thereafter pay all rent under the

Sublease directly to Landlord. Landlord shall credit Sublessor with any rent received by Landlord under such assignment but the acceptance of any payment on account of rent from the Sublessee as the result of any such default shall in no manner whatsoever be deemed an attornment by the Sublessee to Landlord, or serve to release Sublessor from liability under the terms, covenants, conditions, provisions or agreements under the Lease.

4. Both Sublessor and Sublessee shall be and continue to be liable for the payment of all costs properly chargeable by Landlord under the Lease for services and materials supplied to the Subleased Premises.

5. The term of the Sublease shall expire and come to an end on its natural expiration date or any premature termination date thereof or concurrently with any premature termination of the Lease, or by operation of law or at Landlord’s option in the event of default by Sublessor beyond applicable notice and cure periods.

6. This Consent is not assignable, nor shall this Consent be a consent to any amendment, modification, extension or renewal of the Sublease, without Landlord’s prior written consent.

7. Sublessor and Sublessee covenant and agree that, under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease, and Sublessor and Sublessee agree to indemnify Landlord against same and against any cost or expense (including but not limited to counsel fees) incurred by Landlord in resisting any claim for any such brokerage commission.

8. Sublessor and Sublessee understand and acknowledge that Landlord’s consent hereto is not a consent to any improvement or alteration work being performed in Subleased Premises, that Landlord’s consent must be separately sought for such work.

9. This Consent shall for all purposes be construed in accordance with and governed by the laws of the State of California.

10. This Consent shall not be effective until executed by all the parties hereto.

11. If any one of more of the provisions contained in this Consent shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Consent shall not in any way be affected or impaired thereby.

12. Concurrent with the execution of this Consent, Sublessor shall pay to Landlord an amount equal to $1,437.50, representing Landlord’s attorneys fees and costs incurred in connection with the review of the Sublease and the preparation of this Consent.

13. Landlord shall be named as an additional insured under all insurance required to be carried by Sublessee pursuant to Section 7.1 of the Sublease, and Sublessee shall furnish Landlord with a certificate of insurance before the commencement of the term of the Sublease.

The execution of a copy of this Consent by Sublessor and by the Sublessee shall indicate your confirmation of the foregoing conditions and of your agreement to be bound thereby and shall constitute Sublessee’s acknowledgment that it has received a copy of the Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Consent as of the day and year of the Sublease.

LANDLORD:

TMG/ONE MARKET, L.P.,

a Delaware limited partnership

By:	MARTIN/ONE MARKET, LLC, a California limited liability company Its: General Partner

	By:	TMG ONE MARKET MANAGER, INC., a California corporation
Its: Manager

By:
Name:
Its:

SUBLESSOR:

VIGNETTE CORPORATION,
a Delaware corporation

By:
Name:
Its:

SUBLESSEE:

SALESFORCE.COM, INC.,
a Delaware corporation

By:	/s/ David Schellhase
Name:	David Schellhase
Its:	VP, General Counsel

The execution of a copy of this Consent by Sublessor and by the Sublessee shall indicate your confirmation of the foregoing conditions and of your agreement to be bound thereby and shall constitute Sublessee’s acknowledgment that it has received a copy of the Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Consent as of the day and year of the Sublease.

LANDLORD:

TMG/ONE MARKET, L.P.,
a Delaware limited partnership

By:	MARTIN/ONE MARKET, LLC,
a California limited liability company
Its: General Partner

	By:	TMG ONE MARKET MANAGER, INC.,
a California corporation Its: Manager

		By:	/s/ Cathy Greenwold
		Name:	Cathy Greenwold
		Its:	Executive Vice President

SUBLESSOR:

VIGNETTE CORPORATION,		Approved as to Legal Form:
a Delaware corporation		Fisher, Sweetbaum & Levis, P.C.:

By:	/s/ [ILLEGIBLE]	By /s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]	Date 8/8/03
Its:	SVP

SUBLESSEE:

SALESFORCE.COM, INC.,		APPROVED: /s/ [ILLEGIBLE]
a Delaware corporation		VIGNETTE LEGAL

By:
Name:
Its:

FIRST AMENDMENT TO SUBLEASE AGREEMENT

This First Amendment to Sublease Agreement (this “Amendment”) is entered into as of October 8, 2004, by and between Vignette Corporation, a Delaware corporation (“Sublandlord”) and Salesforce.com, Inc., a Delaware corporation (“Subtenant” and with Sublandlord the “Parties”).

RECITALS

A. Sublandlord and Subtenant entered into that certain Sublease dated as of July 16, 2003 (the “Sublease”) with respect to certain premises located in the building commonly known as The Landmark @ One Market, California, more particularly described in the Sublease.

B. Sublandlord and Subtenant now desire to amend the Sublease and to modify certain other provisions of the Sublease.

NOW, therefore, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Sublandlord and Subtenant agree that:

1. Definitions. In this Amendment the following terms have the meanings given to them.

(a) Original Subleased Premises: The entire 7th floor of the Building containing 37,488 rentable square feet, as shown on Exhibit A attached to the Sublease.

(b) Expansion Effective Date: The date that Master Landlord consents in writing to this Amendment.

Any capitalized term used in this Amendment but not defined in this Amendment has the meaning given for such term in the Sublease.

2. Expansions Premises. As of the Expansion Effective Date, approximately 9,200 rentable square feet of office space on the Spear Street side of the 8th floor of the Building (the “Expansion Premises”) shall be deemed added to the Subleased Premises for the remainder of the Term. The Expansion Premises are shown on Exhibit A attached hereto. From and after the Expansion Effective Date, all references in the Sublease to the Subleased Premises, shall be deemed to refer to the Original Subleased Premises and the Expansion Premises, except that Subleased Premises as it is used in Sections 3.1(a) and 3.1(c) of the Sublease shall continue to refer only to the Original Subleased Premises. Subtenant’s Sublease of the Expansion Premises shall be in accordance with all terms and conditions of the Sublease, except as otherwise set forth in this Amendment. Sublandlord makes no representation or warranty in Exhibit A as to the actual usable or rentable square footage of the Expansion Premises. Sublandlord and Subtenant acknowledge and agree that 9,200 rentable square feet is a fair approximation of the rentable square footage of the Expansion Premises, and both parties agrees to the square footage figures set forth herein for all purposes of this Amendment and the Sublease.

3. Right of Access. As of the Expansion Effective Date and for the remainder of the Term, Sublandlord shall grant to Subtenant a non-exclusive right to use the portion of the Premises connecting the 8th floor elevators to the Expansion Premises as identified on Exhibit A, for purposes of ingress and egress.

4. Delivery of Possession. Sublandlord will deliver possession of the Expansion Premises to Subtenant, and Subtenant will accept the Expansion Premises “AS-IS” in their present condition on the Expansion Effective Date. Prior to the Expansion Effective Date, Sublandlord shall (i) deliver all furniture and other equipment described on Exhibit B attached hereto to the Expansion Premises (the “Expansion Furniture”), and (ii) on or before October 22, 2004, remove from the Expansion Premises the personal property, equipment, and trade fixtures of Sublandlord that are not listed on Exhibit B. Sublandlord shall be permitted access to the Expansion Premises at all reasonable times for the purpose of removing the personal property referred to in subsection (ii) above. To the extent that Sublandlord shall not have timely completed the obligations described in the preceding sentence, the Expansion Effective Date shall be extended until such obligations have been completed. Within five (5) business days following the date hereof, representatives from both Sublandlord and Subtenant shall conduct a walk through of and videotape the Expansion Premises in order to show the physical condition of the Expansion Premises as of such date. Subtenant acknowledges that neither Sublandlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Expansion Premises for the conduct of Subtenant’s business or as to the physical condition or actual dimensions of the Expansion Premises, nor has Sublandlord or its agents or employees agreed to undertake any alterations or construct any tenant improvements to the Expansion Premises.

5. Security Deposit. As of the date of this Amendment, Subtenant has provided a Security Deposit to Sublandlord in the form of an irrevocable stand-by letter of credit in the amount of $96,844.00. As additional security for the sublease of the Expansion Premises, Sublandlord requires that Subtenant provide further security in the form of an additional security deposit in the amount of $23,766.67. From and after the Expansion Effective Date, the total Security Deposit required by Sublandlord shall, thus, be $120,610.67, and all references to Security Deposit in the Sublease shall be deemed to refer to $120,610.67. Subtenant shall deliver an amended or replacement letter of credit in such amount within five (5) business days following the Expansion Effective Date. The form of the amended or replacement letter of credit shall comply with all terms and conditions set forth in Section 4.3 of the Sublease.

6. Monthly Rent. Monthly Rent for the Expansion Premises shall be $23,766.67 for the remainder of the Term. As of the Expansion Effective Date through the expiration or earlier termination of the Sublease, the total Monthly Rent for the Subleased Premises shall be $120,610.67. If the Expansion Effective Date occurs on any day other than the first day of the month, the initial installment of Monthly Rent for the Expansion Premises shall be prorated on a per diem basis based on the actual number of days in that month.

7. Subtenant’s Percentage Share. Subtenant’s Percentage Share shall have the same meaning as Tenant’s Percentage Share defined in Section 1.1(i) of the Sublease, except as modified by this paragraph. As of the Expansion Effective Date, all references in the Sublease to Tenant’s Percentage Share shall be deemed to refer to Subtenant’s Percentage Share. As of the Expansion Effective Date, Subtenant’s Percentage Share shall be 12.875%. Subtenant’s Percentage Share is calculated by dividing the rentable area of the Original Subleased Premises and the Expansion Premises (37,488 + 9,200 = 46,688), by the rentable area of the Building (362,109), and multiplying the resulting quotient by 100 and rounding to the 3rd decimal place. Sublandlord and Subtenant acknowledge and agree that the Subleased Premises constitutes 62.487% of the space leased by Sublandlord from Master Landlord pursuant to the Master Lease.

2

8. Subtenant’s Work.

(a) Upon obtaining Master Landlord’s prior written consent in accordance with Section 5.2 of the Sublease, Subtenant shall, at its sole cost and expense, promptly perform the Alterations set forth on Exhibit C attached hereto (the “Expansion Improvements”). Sublandlord hereby approves of the Expansion Improvements. Any design, permitting, labor, and material costs, and all other fees and expenses associated with completion of the Expansion Premises shall be paid for by Subtenant directly to the provider, without any credit against, or deduction from, Subtenant’s Rent obligations under the Sublease. Subtenant’s construction of the Expansion Improvements shall at all times be in compliance with the requirements and procedures set forth in Section 5.2 of the Sublease.

(b) The initial alterations to the Expansion Premises to be made by Subtenant other than the Expansion Improvements (the “Initial Alterations”) shall be constructed in accordance with the working drawings attached hereto as Exhibit D. Sublandlord hereby consents to and approves the Initial Alterations and the working drawings attached hereto as Exhibit D. Subtenant’s construction of the Initial Alterations shall at all times be in compliance with the requirements and procedures set forth in Section 5.2 of the Sublease. Upon obtaining Master Landlord’s prior written consent in accordance with Section 5.2 of the Sublease, Subtenant shall have the right to enter upon the Expansion Premises for the purpose of fixturing, installation of Subtenant’s cabling, wiring or furniture.

9. Expansion Furniture. Subtenant shall have the right to use the Expansion Furniture during the remainder of the Term. Sublandlord makes no representations or warranties to Subtenant regarding the condition or fitness of the Expansion Furniture for Subtenant’s intended use. At Sublandlord’s option, Subtenant, at its sole cost and expense, shall either be responsible for the replacement of any items that are lost, damaged or show wear and tear other than ordinary wear and tear, or Subtenant shall pay to Sublandlord within 10 days after written demand, (i) 100% of the cost of the item as set forth on Exhibit B attached hereto if the termination of the Lease or a default beyond applicable notice and cure periods occurs in the first twelve months of the Sublease Term, (ii) 66% of the cost of the item as set forth on Exhibit B if the termination of the Lease or a default beyond applicable notice and cure periods occurs in the second twelve months of the Sublease Term, or (iii) 33% of the cost of the item as set forth on Exhibit B if the termination of the Lease or a default beyond applicable notice and cure periods occurs after the 24th month of the Sublease Term. The Expansion Furniture shall at all times remain in the Expansion Premises, and Subtenant shall not at any time move the Expansion Furniture to any of its other space in the Building. Sublandlord may enter the Expansion Premises at any time to inspect and inventory the Expansion Furniture, and determine whether Subtenant has performed all of its obligations with respect thereto. Subtenant shall indemnify, defend, and hold Sublandlord harmless from any and all injury, cost, loss, liability and expense, including without limitation, reasonable attorneys fees, arising out of or in connection with Subtenant’s use of the Expansion Furniture. Notwithstanding anything to the contrary contained herein, Sublandlord shall have no interest in, and Subtenant shall continue to hold exclusively and free from any claim by Sublandlord, Subtenant’s personal property including any such property which may be located within the Subleased Premises.

10. Effective Date. Notwithstanding anything to the contrary contained herein, the effectiveness of this Amendment is contingent upon Sublandlord’s receipt of Master Landlord’s written consent on or before October 31, 2004. The terms and conditions of Master Landlord’s consent to this Amendment shall be mutually acceptable to both Sublandlord and Subtenant in their reasonable discretion. Such consent shall include approval of the Expansion Improvements described in Exhibit C and the Initial Alterations described in Exhibit D, subject to review of final

3

plans. Sublandlord shall use commercially reasonable efforts to obtain the Master Landlord’s consent to this Amendment; provided, however, Sublandlord shall not be required to come out of pocket for any costs or fees requested or required by Master Landlord. If Master Landlord fails to respond to the request for its consent on or before October 31, 2004, then until such time as a response is actually received, Subtenant or Sublandlord may elect to terminate this Amendment at any time after October 31, 2004 by delivering written notice to the other; provided, however, that if Master Landlord refuses to grant its consent, this Amendment shall be deemed terminated as of the date of the refusal. In the event this Amendment is terminated pursuant to this Section 10, the Sublease shall remain in full force and effect as to the Original Subleased Premises only. Within 15 days after the Expansion Effective Date, Sublandlord shall provide Subtenant with a letter confirming the Expansion Effective Date.

11. Subtenant Authority. Subtenant and the party executing this Amendment on behalf of Subtenant represent to Sublandlord that such party is authorized to do so by requisite action of the board of directors and agree upon request to deliver to Sublandlord a resolution or similar document to that effect.

12. Representations and Warranties of Sublandlord.

12.1 All requisite action has been taken by Sublandlord and all requisite consents required of Sublandlord have been obtained in connection with this Amendment (other than Master Landlord’s consent), the instruments and documents referenced herein, and the consummation of the transaction contemplated hereby, and no consent of any other party is required.

12.2 There has not been filed by or against Sublandlord a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof or any other action brought pursuant to such bankruptcy laws with respect to Sublandlord.

12.3 To Sublandlord’s actual knowledge Sublandlord is not in default under the Master Lease, nor has any event occurred which, with the giving of notice or the passage of time or both, would constitute a default by Sublandlord thereunder.

12.4 The copy of the Master Lease attached to the Sublease as Exhibit B is a true and correct copy of the Master Lease. The Master Lease is in full force and effect and has not been amended. To Sublandlord’s actual knowledge, Master Landlord is not in default under the Master Lease, nor has any event occurred which, with the giving of notice or the passage of time or both, would constitute a default thereunder.

12.5 Sublandlord has paid all rent due to Master Landlord under the Master Lease through and including October 31, 2004.

12.6 Sublandlord is currently in possession of the Expansion Premises, and except for an assignment of the Master Lease from Epicentric, Inc. to Sublandlord, Sublandlord has not previously sublet, assigned or encumbered the Expansion Premises or any portion thereof.

13. Brokers. Sublandlord and Subtenant respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the Subleased Premises except Cushman & Wakefield. Each of them will indemnify the other against and hold the other harmless from any claims for fees or commissions from anyone with whom either

4

of them has consulted or negotiated with regard to the Subleased Premises except for any claims for fees or commissions made by Cushman & Wakefield. Sublandlord shall pay any commission due to Cushman & Wakefield in accordance with a separate written agreement.

5

14. Notice. Sublandlord’s address for purposes of notice under the Sublease is hereby amended as follows:

Vignette Corporation

1301 S. MoPac Expressway, Suite 100

Austin, TX 78746

Attn: Real Estate Manager

Subtenant’s address for purposes of notice under the Sublease is hereby amended as follows:

Salesforce.com, Inc.

Landmark @ One Market

One Market Street, 3rd Floor

San Francisco, CA 94105-5106

Attention: General Counsel

with a copy to:

Winston & Strawn LLP

101 California Street, 39th Floor

San Francisco, California 94111

Attention: Stephen I. Berkman, Esq

15. Amendment of Sublease. This Amendment is and shall constitute an amendment to the Sublease and shall be effective as of the date hereof. Except as modified hereby, all of the terms and conditions of the Sublease shall remain in full force and effect.

Sublandlord and Subtenant have executed this Amendment on the date first set forth above to be effective as of that date.

SUBLANDLORD:		SUBTENANT:

Vignette Corporation,		Salesforce.com, Inc.,
a Delaware corporation		a Delaware corporation

By:	/s/ Charles Sansbury	By:	/s/ David Schellhase

Name:	Charles Sansbury	Name:	David Schellhase

Title:	CFO	Title:	VPS General Counsel

6

EXHIBIT A

Expansion Premises

[GRAPHIC]

A-1

EXHIBIT B

Furniture

[GRAPHIC]

B-1

EXHIBIT C

Expansion Improvements

1. At the commencement of construction of the Expansion Improvements, and prior to any other construction work being done in the Expansion Premises, Subtenant shall secure the passage between Sublandlord’s “long corridor” and the Expansion Premises, so as to prevent contractor access (except by prior arrangement for specific activities) through the portion of the Premises retained by Sublandlord to the portion of the Expansion Premises under construction. Subject to Master Landlord’s approval of Sublandlord’s requirements set forth below and compliance with all applicable fire and building codes, Subtenant shall perform the following work inside the portion of the Premises retained by Sublandlord: (i) move an existing card reader on Sublandlord’s system to the Training Room door and add an electrified mortise lock and electrical hinge to such door, and (ii) add storeroom-function locks to the two (2) Lunch Room doors and to one (1) other conference room door to be designated by Sublandlord ten (10) days prior to commencement of the construction of the Expansion Improvements.

2. Relocation of thirty (30) data and voice cables from Closet 8W to Sublandlord’s engineering lab in accordance with Sublandlord’s reasonable specifications and requirements. All relocation work shall be compliant with all applicable fire and building codes, and performed by a licensed contractor selected by Subtenant, and reasonably approved by Sublandlord.

3. Construction of a multi-tenant corridor, demising wall and fire exit doors in locations as shown on Exhibit D. Any hardware known as “hold open hardware” shall be installed on the door near the fire exit in the common corridor as shown on Exhibit D. Any plans and specifications without such hardware will not be approved by Sublandlord. In addition to all design, permitting, and construction costs, Subtenant shall be responsible for all costs associated with the maintenance and restoration of such multi-tenant corridor, demising wall and fire exist doors, provided, however, that Subtenant’s restoration obligations shall be to the extent set forth in Section 5.2 of the Sublease.

C-1

EXHIBIT D

Initial Alterations

[GRAPHIC]

D-1

SUBLEASE TERMINATION AGREEMENT

This Sublease Termination Agreement (this “Agreement”) is entered into as of March 7, 2005, by and between Vignette Corporation, a Delaware corporation (“Sublandlord”) and Salesforce.com, Inc., a Delaware corporation (“Subtenant” and with Sublandlord the “Parties”).

RECITALS

WHEREAS, Sublandlord and Subtenant entered into that certain Sublease dated as of July 16, 2003, which Sublease was thereafter amended by that certain First Amendment to Sublease dated as of October 8, 2004 (collectively, the “Sublease”);

WHEREAS, pursuant to the Sublease, Sublandlord has subleased to Subtenant and Subtenant has subleased from Sublandlord approximately 46,688 rentable square feet of office space (the “Premises”) in the building commonly known as The Landmark @ One Market, California (the “Building”), and as more particularly described in the Sublease; and

WHEREAS, Sublandlord and Subtenant now desire to terminate the Sublease on the terms and conditions contained herein.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Sublandlord and Subtenant agree that:

AGREEMENT

1. Sublease Termination.

a. The Sublease will be terminated effective as of the later of (the “Termination Date”) (i) March 15, 2005 and (ii) the date of occurrence of all of the following: (x) full execution and delivery of this Agreement by both Sublandlord and Subtenant, (y) full execution, delivery and effectiveness, including receipt of all necessary consent(s) and approval(s), of an amendment (the “Amendment”) to that certain Office Lease by and between TMG/One Market, L.P., a Delaware limited partnership (“Master Landlord”) and Subtenant dated as of June 23, 2000 (as amended, the “Lease”) granting Subtenant occupancy of the entire seventh and eighth floors of the Building concurrently with the termination of the Sublease and (z) full execution, delivery and effectiveness, including receipt of all necessary consent(s) and approval(s), of an agreement by and between Master Landlord and Sublandlord terminating that certain Office Lease by and between Master Landlord and Sublandlord dated as of April 23, 2001 and that certain Office Sublease by and between Master Landlord and Sublandlord dated as of April 23, 2001 (the “Master Lease Termination Agreement”), and, notwithstanding anything to the contrary in the Sublease, shall thereafter be of no further force and effect. All of the terms, covenants, agreements and conditions of the Sublease shall remain in full force and effect with respect to the Premises through the Termination Date. Subject to satisfaction or waiver of the conditions set forth in Paragraph 3 below, all of Subtenant’s rights in and to the Premises and obligations with respect to the Premises pursuant to the

Sublease shall terminate as of the Termination Date. The execution of the Amendment by Subtenant, and the termination of the Master Lease by Sublandlord, shall be in each of its sole and absolute discretion.

b. Notwithstanding anything in this Agreement to the contrary, if any of the conditions described in subclause (ii) of subparagraph (a) above remain unsatisfied as of June 1, 2005, then the Sublease shall not terminate and Sublandlord shall instead sublease to Subtenant (the “Additional Expansion Premises Sublease”) the approximately 28,195 rentable square feet of office space on the 8th floor of the Building (the “Additional Expansion Premises”), being the entire 8th floor of the Building other than the approximately 9,200 rentable square feet of office space on the Spear Street side of the 8th floor of the Building. The sublease of the Additional Expansion Premises shall be upon the same terms and conditions set forth in the Sublease; provided that, the Monthly Rent for the Additional Expansion Premises shall be calculated at Thirty-Five Dollars ($35) per rentable square foot on an annual basis. If Subtenant subleases the Additional Expansion Premises from Sublandlord: (i) Sublandlord will deliver possession of the Additional Expansion Premises to Subtenant, (ii) Subtenant will accept the Additional Expansion Premises “AS-IS” in their present condition, (iii) Sublandlord shall deliver to the Additional Expansion Premises the Additional Expansion Furniture (as defined below) and remove from the Additional Expansion Premises Sublandlord’s personal property, equipment and trade fixtures other than the Additional Expansion Furniture and (iv) Sublandlord and Subtenant acknowledge and agree that as of the effectiveness of the Additional Expansion Premises Sublease the “Subleased Premises” will constitute all of the space leased by Sublandlord from Master Landlord pursuant to the Lease. Subtenant shall deliver an amended or replacement letter of credit in the amount of $202,846.09 within 5 business days following the date the consent of Master Landlord to the Additional Expansion Premises Sublease is received. The form of the amended or replacement letter of credit shall comply with all terms and conditions set forth in Section 4.3 of the Sublease.

c. If Subtenant subleases the Additional Expansion Premises from Sublandlord as set forth above: (i) the Additional Expansion Premises shall be added to the “Subleased Premises” for the remainder of the term of the Sublease (except that “Subleased Premises” as it is used in Sections 3.1(a) and 3.1(c) of the Sublease shall continue to refer only to the “Original Subleased Premises”), (ii) the “Security Deposit” under the Sublease shall be in the amount of $202,846.09, (iii) total “Monthly Rent” under the Sublease shall be in the amount of $202,846.09 and (iv) ”Subtenant’s Percentage Share” under the Sublease shall equal 20.634%.

d. Notwithstanding anything to the contrary contained herein, the effectiveness of the Additional Expansion Premises Sublease is contingent upon Sublandlord’s receipt of Master Landlord’s written consent. The terms and conditions of Master Landlord’s

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consent to the Additional Expansion Premises Sublease shall be mutually acceptable to both Sublandlord and Subtenant in their reasonable discretion. Sublandlord shall use commercially reasonable efforts to obtain Master Landlord’s consent to the Additional Expansion Premises Sublease; provided, however, Sublandlord shall not be required to come out of pocket for any costs or fees requested or required by Master Landlord. If Master Landlord fails to respond to the request for its consent on or before July 1, 2005, then until such time as a response is actually received, Subtenant or Sublandlord may elect to terminate the Additional Expansion Premises Sublease at any time after July 1, 2005 by delivering written notice to the other; provided, however, that if Master Landlord refuses to grant its consent, the Additional Expansion Premises Sublease shall be deemed terminated as of the date of the refusal. In the event the Additional Expansion Premises Sublease is terminated pursuant to this subsection (d), the Sublease shall remain in full force and effect but will not include the Additional Expansion Premises.

e. If Subtenant subleases the Additional Expansion Premises from Sublandlord, Subtenant shall have the right to use the furniture described in Attachment A-3 to the Furniture Sale Agreement and Bill of Sale attached as Exhibit A (the “Additional Expansion Furniture”) during the remainder of the term of the Sublease. Sublandlord makes no representations or warranties to Subtenant regarding the condition or fitness of the Additional Expansion Furniture for Subtenant’s intended use. At Sublandlord’s option, Subtenant, at its sole cost and expense, shall either be responsible for the replacement of any items that are lost, damaged or show wear and tear other than ordinary wear and tear, or Subtenant shall pay to Sublandlord within 10 days after written demand, (i) 100% of the cost of the item as set forth on Exhibit A-3 attached hereto if the termination of the Sublease or a default beyond applicable notice and cure periods occurs in the first twelve months of the Sublease Term, (ii) 66% of the cost of the item as set forth on Exhibit A-3 if the termination of the Sublease or a default beyond applicable notice and cure periods occurs in the second twelve months of the Sublease Term, or (iii) 33% of the cost of the item as set forth on Exhibit A-3 if the termination of the Sublease or a default beyond applicable notice and cure periods occurs after the 24th month of the Sublease Term. Subtenant, at its sole cost and expense, shall be responsible for the replacement of any items that are lost, damaged or show wear and tear other than ordinary wear and tear. The Additional Expansion Furniture shall at all times remain in the Premises, and Subtenant shall not at any time move the Additional Expansion Furniture to any of its other space in the Building. Sublandlord may enter the Additional Expansion Premises at any time to inspect and inventory the Additional Expansion Furniture, and determine whether Subtenant has performed all of its obligations with respect thereto. Subtenant shall indemnify, defend, and hold Sublandlord harmless from any and all injury, cost, loss, liability and expense, including without limitation, reasonable attorneys fees, arising out of or in connection with Subtenant’s use of the Additional Expansion Furniture. Notwithstanding anything to the contrary contained herein, Sublandlord shall have no interest in, and Subtenant shall continue to hold exclusively and free from any claim by Sublandlord, Subtenant’s personal property including any such property which may be located within the Additional Expansion Premises.

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2. Surrender of Premises. From and after the Termination Date, Subtenant will cease occupying the Premises pursuant to the Sublease and will occupy the Premises pursuant to the Lease. Notwithstanding any other requirements to the contrary contained in the Sublease, on the Termination Date Subtenant shall surrender the Premises to Sublandlord in its current “AS-IS” condition, and Sublandlord shall accept the Premises in such condition. Upon such surrender, Subtenant will not be required to remove Subtenant’s personal property and equipment from the Premises, perform any restoration of any alterations to the Premises or vacate the Premises.

3. Letter of Credit. Sublandlord hereby affirms that is has no right to draw upon the irrevocable stand-by letter of credit in the amount of $120,610.67 (the “Letter of Credit”) provided by Subtenant under the Sublease, so long as Subtenant does not default under the Sublease prior to the Termination Date. Provided that the Sublease is terminated as set forth in Section 1(a) above, Sublandlord shall deliver to Subtenant at Subtenant’s suite in the Building either (a) the original Letter of Credit and a letter on Sublandlord’s letterhead instructing the issuing bank thereunder to cancel the Letter of Credit (collectively, the “Letter of Credit Documents”) or (b) if, after the date of this Agreement, Sublandlord has drawn on the Letter of Credit in accordance with the Sublease, then any amount drawn on the Letter of Credit that is in excess of the amount applied by Sublandlord to Subtenant’s obligations arising under the Sublease prior to the Termination Date (the “Excess Draw Amount”), as well as the Letter of Credit Documents if the original Letter of Credit has not been drawn on in full. Concurrently with Sublandlord’s delivery of the Letter of Credit Documents, Subtenant shall deliver to Sublandlord the sum of $158,276.00 (which includes sales tax on the purchase price) in immediately available funds as payment for the purchase of the “Furniture” pursuant to the Furniture Sale Agreement and Bill of Sale attached as Exhibit A. Provided that the Sublease is terminated as set forth in Section 1(a) above, the deliveries required by this Paragraph 3 shall occur at a mutually agreed upon time (x) on the Termination Date if the Termination Date is March 15, 2005 or (y) three Business Days after the Termination Date if the Termination Date is after March 15, 2005.

4. Releases. Subject to each party performing its obligations under this Agreement, and subject to each party performing its obligations arising under the Sublease prior to the Termination Date, effective as of the Termination Date, Sublandlord and Subtenant, for themselves and on behalf of their respective trustees, directors, officers, employees, constituent partners, representatives, successors and assigns, each hereby fully releases and forever discharges the other, and the other’s trustees, directors, officers, employees, constituent partners, representatives, successors, and assigns, from any and all claims, demands, actions, liabilities, obligations and debts of any kind whatsoever, whether known or unknown, foreseen or unforeseen arising out of or resulting from the Sublease or the condition of the Premises. With respect to the matters released herein, each of the Parties expressly waives the provisions of California Civil Code section 1542, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

/s/ JD	/s/ DRS
Sublandlord’s Initials	Subtenant’s Initials

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5. Furniture. In connection with the execution of this Agreement and on the condition that the Sublease is terminated as contemplated hereby, Sublandlord has agreed to sell and Subtenant has agreed to buy certain furniture located within the Building and as more particularly described in Exhibit A hereto on the terms and conditions set forth in the Furniture Sale Agreement and Bill of Sale attached as Exhibit A. On or before the Termination Date, Sublandlord shall remove from the portion of the Eighth floor of the Building outside of the Premises all personal property not being sold to Subtenant pursuant to Exhibit A; provided, however, that any personal property of Sublandlord that is not being sold to Subtenant and is not removed from the Building prior to the Termination Date shall conclusively be deemed abandoned, and Sublandlord shall have no responsibility therefor. Subtenant shall have the right to inspect the portion of the Eighth floor of the Building outside of the Premises at any time prior to the Termination Date, so long as Subtenant coordinates any such inspection with Sublandlord, to confirm that all of the personal property listed on Attachment A-3 to the Furniture Sale Agreement and Bill of Sale remains therein and that Sublandlord has otherwise complied with the requirements of the prior sentence hereof.

6. Representations and Warranties of Sublandlord and Subtenant. Sublandlord and Subtenant each represents and warrants to the other: (a) that it has not assigned its right, title and interest in and to the Sublease nor assigned the rentals payable thereunder, (b) that it has full right and lawful authority to enter into this Agreement and to relieve the other of its obligations and liabilities under the Sublease arising after the Termination Date, (c) subject to all required consents by Master Landlord and its lender, that all consents and approvals required to terminate the Sublease have been obtained, including from any lender and (d) that it is not in default under the Sublease and to its knowledge the other Party hereto is not in default under the Sublease. Each of Sublandlord and Subtenant shall indemnify, defend and hold harmless the other from and against any and all direct and actual loss, damage, injury, liability, claim, cause of action, action, judgment, reasonable cost or expense (including, without limitation, reasonable attorney’s fees) with respect to any violation or breach of any of the provisions of this Paragraph 6 of the Agreement, and such indemnification, defense and hold harmless obligation shall survive the termination of the Sublease.

7. Attorneys’ Fees. If any legal proceeding is initiated by either party to enforce or interpret this Agreement, or otherwise on the basis of an alleged breach thereof, the prevailing party in any such proceeding, in an appeal (if any) therefrom and/or in a proceeding (if any) to enforce a judgment obtained therein, in addition to any other relief that may be granted will be entitled to recover from the other party its reasonable, direct and actual costs and reasonable attorneys’ fees incurred in connection with the legal proceeding, the appeal (if any) therefrom and/or the proceeding (if any) to enforce a judgment obtained therein, as the case may be.

8. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Parties and their respective heirs, representatives, successors and assigns.

9. Waivers. No waiver by either party of any condition or other provision of this Agreement or of any breach of the Agreement will be deemed to be a waiver of any other condition or provision hereof or of any subsequent breach of the same or of any other provision, and no waiver by either party of any condition or other provision of this Agreement, any breach or any right of the waiving party will be effective unless contained in a written instrument, signed by the waiving party.

10. Costs. Each party shall bear its own costs, including brokerage and attorneys’ fees, with respect to the termination of the Sublease and the execution and delivery of this Agreement; the

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Furniture Sale Agreement and Bill of Sale; the Amendment; and the Master Lease Termination Agreement.

11. Notices. All notices desired or required to be given under this Agreement shall be delivered in the manner set forth in the Sublease.

12. Conflict. In the event of any conflict or inconsistency between the terms and provisions of the Sublease and the terms and provisions of this Agreement, the terms and provisions of this Agreement shall prevail.

13. Entire Agreement. This Agreement is the entire agreement between the Parties regarding the subject matter hereof and supersedes any prior statements, agreements, or representations regarding such subject matter, whether oral or written.

14. Modification. This Agreement shall not be altered, amended, changed, waived, terminated or otherwise modified in any respect or particular, and no consent or approval required pursuant to this Agreement shall be effective, unless the same shall be in writing and signed by or on behalf of the party to be charged.

15. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of California without reference to principles of conflicts of laws.

16. Partial Invalidity. If any provision of this Agreement shall be unenforceable or invalid, the same shall not affect the remaining provisions of this Agreement and to this end the provisions of this Agreement are intended to be and shall be severable.

17. Counterparts. This Agreement may be executed in any number of counterparts, including facsimile counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same agreement.

18. Headings and Recitals. The headings of the paragraphs of this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any terms or provision hereof. The Recitals set forth above are true and correct and incorporated into this Agreement by this reference.

Sublandlord and Subtenant have executed this Agreement on the date first set forth above to be effective as of that date.

SUBLANDLORD:		SUBTENANT:

Vignette Corporation, a Delaware corporation		Salesforce.com, Inc., a Delaware corporation

By:	/s/ John H. Degnan	By:	/s/ David Schellhase

Name:	John H. Degnan, III	Name:	David Schellhase

Title:	Director – Global Real Estate	Title:	SVP & General Counsel

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EXHIBIT A

Furniture Sale Agreement and Bill of Sale

This Furniture Sale Agreement and Bill of Sale (this “Agreement”) dated as of March 31, 2005, between Vignette Corporation, a Delaware corporation, with offices at 1301 South MoPac Expressway, Austin, Texas 78746 (“Vignette”) and Salesforce.com, Inc., a Delaware corporation, with offices at One Market, One Market Street, San Francisco, California 94105 (“Salesforce”) is made effective as of the “Termination Date” under that certain Sublease Termination Agreement (the “Sublease Termination Agreement”) entered into as of March 7, 2005, by and between Vignette and Salesforce (the “Effective Date”).

WHEREAS, Vignette desires to sell, and Salesforce desires to buy, certain of Vignette’s office furniture, fixtures, and leasehold improvements located on the seventh and eighth floors of the building known as Landmark at One Market (the “Building”), One Market Street, San Francisco, California and identified on Attachments “A-1,” “A-2,” and “A-3” attached hereto and made a part hereof (the “Furniture”).

THEREFORE, the parties hereby agree as follows:

1. For the sum of $158,276.00 (the “Sales Price,” comprised of a purchase price of $145,876.50, plus $12,399.50 in sales tax) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Vignette does hereby unconditionally, absolutely, and irrevocably grant, bargain, sell, transfer, assign, convey, set over and deliver unto Salesforce all of Vignette’s right, title and interest in and to Furniture. The Sales Price represents 33% of the combined estimated market value of the Furniture as set forth on Attachments “A-1,” “A-2,” and “A-3” as summarized on Attachment B, plus sales tax (the “Sales Price”). Salesforce shall have no obligation to deliver the Sales Price until Vignette has delivered the “Letter of Credit Documents” or the “Excess Draw Amount,” as applicable, in the manner described in Section 3 of the Sublease Termination Agreement.

2. If Salesforce fails to deliver the Sales Price to Vignette in cash or other immediately available funds on or before the date required in Section 3 of the Sublease Termination Agreement and concurrently with delivery by Vignette of the “Letter of Credit Documents” or the “Excess Draw Amount,” as applicable, at any time thereafter Vignette shall provide written notice to Salesforce of such failure and permit Salesforce three (3) business days to cure such failure. The date of such notice to Salesforce is hereinafter referred to as the “Notice Date.” If Salesforce fails to cure the failure as described in this Section 2, Vignette shall have the right, at any time within the thirty (30) day period following the Notice Date (or such longer period if required under applicable law in order for Vignette to exercise its remedies effectively), to void this Agreement, to repossess the Furniture, or to have one or more liquidation companies and/or purchasers liquidate all of the Furniture. Salesforce hereby agrees to reasonably cooperate fully with Vignette, its employees, agents, vendors, and potential purchasers in the event of any such repossession or liquidation, and to provide full access to the Furniture for inspection, repossession and removal of any and all Furniture throughout the thirty (30) day period after the Notice Date (or such longer period if required under applicable law in order for Vignette to exercise its remedies effectively).

3. The parties further acknowledge that Salesforce has been using that portion of the Furniture identified on Attachments “A-1” and “A-2” pursuant to the terms of the Sublease dated July 16, 2003 between Vignette and Salesforce, as amended by the First Amendment to Sublease Agreement, dated October 8, 2004 (collectively, the “Sublease”). As of the date that Vignette receives full payment of the Sales Price, Vignette relinquishes any and all rights to the Furniture.

4. VIGNETTE HEREBY DISCLAIMS ALL WARRANTIES OF ANY KIND OR NATURE WHATSOEVER (INCLUDING WARRANTIES OF HABITABILITY AND FITNESS FOR PARTICULAR PURPOSE), WHETHER EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES WITH RESPECT TO THE FURNITURE OR THE SUITABILITY OF THE FURNITURE FOR SALESFORCE’S INTENDED USE. SALESFORCE FURTHER ACKNOWLEDGES THAT VIGNETTE IS CONVEYING THE FURNITURE “AS IS” AND IN ITS PRESENT CONDITION AND THAT SALESFORCE IS NOT RELYING UPON ANY REPRESENTATION OF ANY KIND OR NATURE MADE BY VIGNETTE OR BY VIGNETTE’S AGENTS WITH RESPECT TO THE FURNITURE. BY ACCEPTANCE OF THIS BILL OF SALE, SALESFORCE ACKNOWLEDGES THAT SALESFORCE’S OPPORTUNITY FOR INSPECTION AND INVESTIGATION OF THE FURNITURE HAS BEEN ADEQUATE TO ENABLE SALESFORCE TO MAKE SALESFORCE’S OWN DETERMINATION WITH RESPECT TO THE FURNITURE; AND SALESFORCE, FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, FURTHER WAIVES, RELEASES AND DISCHARGES ALL CLAIMS IT NOW HAS, MIGHT HAVE HAD OR MAY HEREAFTER HAVE, AGAINST VIGNETTE AND ITS SUCCESSORS AND ASSIGNS, WITH RESPECT TO THE CONDITION, EITHER PATENT OR LATENT, OF THE FURNITURE.

5. Vignette shall execute and deliver such further instruments of sale, conveyance, transfer and assignment and take such other actions reasonably requested by Salesforce in order to more effectively bargain, sell, assign, transfer, convey to and vest in Salesforce all rights and title to the Furniture sold to Salesforce, as specified herein.

6. Vignette represents and warrants to Salesforce that as of the Effective Date Vignette has good, valid and marketable title to all of the Furniture and has transferred to and vested in Salesforce good and marketable title to each item of the Furniture herein conveyed, free and clear of any and all options, liens, mortgages, pledges, security interests, prior assignments, encumbrances, covenants, restrictions, claims and any other matters affecting title. Vignette warrants that it has full power and authority to sell the Furniture. Vignette is hereby conveying the Furniture to Buyer, to have and to hold, absolutely and unconditionally, and Vignette does hereby bind itself, its successors and assigns, to warrant and defend the title to such Furniture to Salesforce and its successors and assigns against every person making claim thereto forever.

7. All additions and modifications to this Agreement must be made in writing referencing this Agreement and must be signed by both parties. This Agreement supersedes all prior discussions and writings and constitutes the entire agreement with respect to the subject matter thereof. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without regard to its choice of law rules.

8. This Agreement inures to the benefit of and is binding upon the successors and assigns of the parties hereto.

9. This Agreement may be executed in a number of identical counterparts which, taken together, constitute collectively one agreement.

10. If any legal proceeding is initiated by either party to enforce or interpret this Agreement, or otherwise on the basis of an alleged breach thereof, the prevailing party in any such proceeding, in an appeal (if any) therefrom and/or in a proceeding (if any) to enforce a judgment obtained therein, in addition to any other relief that may be granted will be entitled to recover from the other party its reasonable, direct and actual costs and reasonable attorneys’ fees incurred in connection with the legal proceeding, the appeal (if any) therefrom and/or the proceeding (if any) to enforce a judgment obtained therein, as the case may be.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

Vignette:		Salesforce:

Vignette Corporation, a Delaware corporation		Salesforce.com, Inc., a Delaware corporation

By:	/s/ John H. Degnan	By:	/s/ David Schellhase
Name:	John H. Degnan, III	Name:	David Schellhase
Title:	Director – Global Real Estate	Title:	SVPs General Counsel
Date:	March 31, 2005	Date:	March 31, 2005

ATTACHMENT A-1

INVENTORY - 7TH FLOOR VIGNETTE

CHAIRS	TOTAL	$ Estimate	Total $
AERON	153	$500.00	$76,500.00
GENI black stacking arm chair	50	$40.00	$2,000.0
Solid grey SITAG	12	$40.00	$480.00
Clear blacked SITAG	125	$40.00	$5,000.00
White “ ICF Spa”	6	$60.00	$360.00
Exec brown wood	16	$60.00	$960.00
Lg black cush chair	1	$70.00	$70.00
Sm black cush chair	1	$40.00	$40.00
Maroon cush chair	1	$40.00	$40.00
Adjustbl black stool	2	$40.00	$80.00
Adjustbl blue/grey stool	2	$40.00	$80.00
			$85,610.00

WORKSTATIONS	TOTAL	$ Estimate	Total $
Full	142	$500.00	$71,000.00

KITCHEN	TOTAL	$ Estimate	Total $
Bowls	11	$5.00	$55.00
Toaster Cu_sinart RBT 25	1	$15.00	$15.00
Toaster DeLonghi Elite Alfredo	1	$40.00	$40.00
Microwave Panasonic	1	$80.00	$80.00
Refridgerator Tappan	1	$150.00	$150.00
			$340.00

PEDS, CABINETS, SHELVING	TOTAL	$ Estimate	Total $
Peds	151	$60.00	$9,060.00
3-drawer file cabinet	28	$100.00	$2,800.00
2-drawer file cabinet	59	$80.00	$4,720.00
5-drawer tall cabinet	5	$150.00	$750.00
Lg FIRE KING 4-drawer cabinet (brwn)	2	$800.00	$1,600.00
Sm FIRE KING 4-drawer cabinet (brwn)	2	$600.00	$1,200.00
Black FIRE KING 4-drawer cabinet	1	$700.00	$700.00
SCHWAB 5000 fireproof cabinet	1	$1,000.00	$1,000.00
4-drawer “HON” cabinet - fireproof	1	$500.00	$500.00
5-shelf closet - grey	1	$90.00	$90.00
Exec wood 3-drawer cabinet	1	$200.00	$200.00
Exec wood credenza	2	$600.00	$1,200.00
Exec 5-tier wood shelves	1	$400.00	$400.00
4-tier beige/corkboard shelf	8	$40.00	$320.00
4-tier silver metal/corkboard shelf	1	$40.00	$40.00
3-tier silver metal/corkboard shelf	1	$30.00	$30.00
Lg dark grey key cabinet	1	$200.00	$200.00
wood lam 2-drawer doorless cabinet w/wheels	2	$60.00	$120.00
Lg black metal 3-tier shelf	2	$50.00	$100.00
Med black metal 3-tier shelf	2	$40.00	$80.00
Sm off-white wood lam mail cabinet w/out doors	1	$30.00	$30.00
Lg off-white wood lam mail cab w/out doors	1	$40.00	$40.00
6-tier grey metal shelf	2	$60.00	$120.00
5-tier black metal shelf	1	$50.00	$50.00
3-tier open glass shelf	1	$30.00	$30.00
Rect. white PLam cabinet w/doors	1	$200.00	$200.00
			$25,580.00

Attachment A-1

PATIO	TOTAL	$ Estimate	Total $
			$3,050.00

GARBAGE CANS	TOTAL	$ Estimate	Total $
Silver mesh	67	$10.00	$670.00
Sm grey	21	$5.00	$105.00
Sm black	20	$5.00	$100.00
Lg grey	2	$10.00	$20.00
Sm blue recycling bins	28	$10.00	$280.00
Lg blue recycling bins	6	$15.00	$90.00
			$1,265.00

TABLES	TOTAL	$ Estimate	Total $
Lg white PLam rect with middle cutout	6	$300.00	$1,800.00
Sm white PLam rect with middle cutout	1	$200.00	$200.00
2-drawer white PLam rect tables	6	$100.00	$600.00
3-drawer white PLam rect tables	2	$150.00	$300.00
Lg round white Plam table	4	$270.00	$1,080.00
Sm brown square wood table	1	$100.00	$100.00
Brown/silver wavy exec desk	3	$1,900.00	$5,700.00
Brown round wood exec table w/wheels	5	$100.00	$500.00
Full “U” shaped exec wood desk	3	$1,900.00	$5,700.00
Partial “U” shaped exec wood desk	2	$1500.00	$3,000.00
Sm round white Plam tbl w/wheels	1	$50.00	$50.00
Sm round white Plam tbl w/out wheels	5	$45.00	$225.00
Rect white Plam tbl w/1/2 moon cutout at back	3	$50.00	$150.00
Lg white Plam square tbl w/cutout center	1	$60.00	$60.00
White round “marble” tables	5	$80.00	$400.00
Square Wood Lam tbl w/black base	1	$90.00	$90.00
Lg rect white Plam tbl w/wheels	2	$70.00	$140.00
Sm rect white Plam tbl w/wheels	3	$50.00	$150.00
			$20,245.00

Note: Training room tables are staying with Vignette.

MISCELLANEOUS	TOTAL	$ Estimate	Total $
Plastic silver coat rack	1	$10.00	$10.00
Black Coat rack	1	$10.00	$10.00
Mobile, 2-sided stand-up whiteboard/bulletin bd	2	$100.00	$200.00
Mobile, 2-sided, stand-up whiteboard	1	$100.00	$100.00
Exec wooden whiteboard cabinets	2	$250.00	$500.00
Black footstool	2	$10.00	$20.00

Attachment A-1

Audio Visual Rack Enclosue	1	$400.00	$400.00
RF Gateway	1	$200.00	$200.00
Shure Receiver	1	$100.00	$100.00
Yamaha RX-V1	1	$250.00	$250.00
Media Matrix Control Unit	1	$200.00	$200.00
AM/FM/TV Tuner	1	$200.00	$200.00
Panasonic VCR	1	$150.00	$150.00
Pioneer DVD Unit	1	$200.00	$200.00
Pull out drawer	1	$100.00	$100.00
Extron Aux Inputs control unit	1	$300.00	$300.00
Extron Outputs control unit	1	$300.00	$300.00
Crestron A/V Processor	1	$250.00	$250.00
Automix Unit	1	$200.00	$200.00
Rave Amp #1	1	$300.00	$300.00
Rave Amp #2	1	$300.00	$300.00
Furman Power Unit	1	$200.00	$200.00
Crestron Remote Control Unit in room	1	$300.00	$300.00
NEC MT 1055 projection unit	3	$4,000.00	$12,000.00
Unison Lighting Control unit	1	$4,000.00	$4,000.00
JBL Subwoofer speaker	1	$100.00	$100.00
JBL Front Speaker	2	$100.00	$200.00
JBL Rear Speaker	4	$60.00	$240.00
Motorized av screes	2	$2,000.00	$4,000.00
Projector mounting brackets	3	$500.00	$1,500.00
			$25,990.00

Attachment A-1

ATTACHMENT A-2

EXHIBIT B - INVENTORY 8 WEST VIGNETTE 10/2/2004

CHAIRS	QTY	ESTIMATE	TOTAL
GENI black slacking arm chair	0	$40.00	$0.00
Clear blacked SITAG	48	$40.00	$1,920.00
Exec brown wood	0	$60.00	$0.00
Sm grey stool	0	$5.00	$0.00
Ergo “Kneel” chair	0	$15.00	$0.00

WORKSTATIONS	QTY	ESTIMATE	TOTAL
Full	75	$500.00	$37,500.00
Partial - Miscellaneous componentry to build additional workstations	3	$350.00	$1,050.00

PEDS, CABINETS, SHELVING	QTY	ESTIMATE	TOTAL
Peds	90	$60.00	$5,400.00
3-drawer file cabinet	4	$100.00	$400.00
2-drawer file cabinet	2	$80.00	$160.00
4-tier beige/corkboard shelf	1	$40.00	$40.00
3-tier silver metal/corkboard shelf	1	$30.00	$30.00
4-cabinet Plam rectangular table	1	$100.00	$100.00
4-drawer black cabinet	2	$100.00	$200.00
2-door beige cabinet	1	$80.00	$80.00

GARBAGE CANS	QTY	ESTIMATE	TOTAL
Silver mesh	0	$10.00	$0.00
Sm grey	0	$5.00	$0.00
Sm black	0	$5.00	$0.00
Sm blue recycling bins	0	$10.00	$0.00
Lg black	0	$10.00	$0.00

TABLES	QTY	ESTIMATE	TOTAL
Lg white PLam rect with middle cutout	3	$300.00	$900.00
2-drawer white PLam rect tables	2	$100.00	$200.00
Brown round wood exec table w/wheels	1	$100.00	$100.00
Lg state oval conference room table	1	$100.00	$100.00
Sm wood lam round table	1	$90.00	$90.00
Round gray table	1	$40.00	$40.00

MISCELLANEOUS	QTY	ESTIMATE	TOTAL
First Aid Kit	1	$200.00	$200.00
Exec Birch desk w/return & overhead cabs	0	$1,900.00	$0.00
Lg black fan	0	$5.00	$0.00
Halogen desk lamps	0	$5.00	$0.00

Attachment A-2

ATTACHMENT A-3

INVENTORY 8 EAST VIGNETTE

CHAIRS	QTY	Actual	ESTIMATE	TOTAL
Aeron chairs	157	150	$350.00	$52,500.00
GENI black stacking arm chair	11	12	$40.00	$480.00
Clear blacked SITAG	54	54	$40.00	$2,160.00
Exec brown wood	9	9	$60.00	$540.00
Black leather couch	2	2	$150.00	$300.00
Black leather chair	1	1	$130.00	$130.00
blue fabric chairs w/wheels	2	2	$60.00	$120.00
blue/green fabric couch	1	2	$100.00	$200.00
red/blue fabric couch	1	1	$100.00	$100.00
blue/green fabric chair	1	2	$65.00	$130.00
Sm grey stool	6	7	$5.00	$35.00
Ergo “kneel” chair	3	2	$15.00	$30.00
small black stool	3	5	$5.00	$25.00
tall colored chairs	8	8	$10.00	$80.00
sm colored chairs	5	5	$5.00	$25.00
school desks	3	3	$1.00	$3.00
Adjustable stool/chair	1	1	$30.00	$30.00

WORKSTATIONS/DESKS	QTY		ESTIMATE	TOTAL
Full	135	135	$500.00	$67,500.00
Office desks/reception desk	6	7	$300.00	$2,100.00
Exec desk w/return and overhead cabs	1	1	$1,900.00	$1,900.00

PEDS, CABINETS, SHELVING	QTY		ESTIMATE	TOTAL
Peds	166	166	$60.00	$9,960.00
3-drawer file cabinet	17	17	$100.00	$1,700.00
2-drawer file cabinet	9	9	$80.00	$720.00
3-tier beige/corkboard shelf	2	2	$40.00	$80.00
3-tier silver metal/corkboard shelf	2	2	$30.00	$60.00
Lg black cabinet	3	1	$100.00	$100.00
Lg 2-door beige cabinet	8	4	$80.00	$320.00
2-tier wooden bookshlvs	3	3	$5.00	$15.00
Long exec wood/silver cabinets	2	2	$280.00	$560.00
Exec armoire	1	1	$250.00	$250.00
5-tier beige cab, no doors	1	1	$35.00	$35.00
Tall black “skinny” bookshelves	6	1	$15.00	$15.00
3-tier wide black bookshelves	1	1	$15.00	$15.00
Med-size black cabinets	2	2	$60.00	$120.00
Lg 4-door black filing cabinet	1	1	$40.00	$40.00
Eng Lab System Furniture	16	16	$45.00	$720.00

Attachment A-3

GARBAGE CANS	QTY		ESTIMATE	TOTAL
Silver mesh	85	74	$10.00	$740.00
Sm grey	13	8	$5.00	$40.00
Sm black	26	17	$5.00	$85.00
Lg blue	33	29	$10.00	$290.00
Lg grey	5	2	$10.00	$20.00
Lg black	25	18	$10.00	$180.00
Tall grey	2	1	$10.00	$10.00
Lg round bins	6	2	$10.00	$20.00

TABLES	QTY		ESTIMATE	TOTAL
XL white p-lam rect tbl	1	1	$200.00	$200.00
Lg white PLam rect with middle cutout	3	3	$300.00	$900.00
2-drawer white PLam rect tables	3	3	$100.00	$300.00
Brown round wood exec table w/wheels	1	1	$100.00	$100.00
Lg round white p-lam table	2	2	$100.00	$200.00
Sm wood lam round table	4	4	$90.00	$360.00
Tall wood lam round table	2	2	$90.00	$180.00
Round gray table	1	1	$40.00	$40.00
Sm rect white p-lam tbl	1	3	$30.00	$90.00
Sm rect white p-lam tbl w/wheels	1	1	$30.00	$30.00
3-drawer rect tables	5	5	$40.00	$200.00
Exec curved table	1	1	$40.00	$40.00
Sq white p-lam table w/cutout	1	1	$40.00	$40.00
Wood sq coffee table w/storage space under	1	1	$40.00	$40.00

Sm Plam white round table	5	5	$40.00	$200.00
Xsmall wooden side table	1	0	$40.00	$0.00
Exec coffee table (reception)	1	1	$40.00	$40.00
Sq wood p-lam table	1	0	$40.00	$0.00

MISCELLANEOUS	QTY		ESTIMATE	TOTAL
First Aid Kit	2	2	$200.00	$400.00
Schwab 5000	1	1	$400.00	$400.00
Fire King	1	1	$400.00	$400.00
Microbiz alarm panels	10	11	$40.00	$440.00
Coat rack	12	16	$10.00	$160.00
Exec whiteboard	1	1	$80.00	$80.00
Food bins in kitchen on metal rack	16	16	$2.00	$32.00
sm 3-tier wire racks	5	1	$80.00	$80.00
lg 3-tier wire racks	6	5	$100.00	$500.00
xl wire racks	5	11	$100.00	$1,100.00
black wire rack	1	1	$60.00	$60.00
grey podium	1	1	$10.00	$10.00
Lg wood TV cabinet	1	0	$20.00	$0.00
computer stand w/wheels	1	1	$20.00	$20.00
wood-plam printer stand (sm)	1	1	$20.00	$20.00
white TV cart	1	0	$20.00	$0.00
19” Relay Racks	27	27	$80.00	$2,160.00
Data Enclosures	27	27	$300.00	$8,100.00
Mid size Data Enclosure	1	1	$80.00	$80.00

Attachment A-3

wood A/V cart	1	1	$20.00	$20.00
HP LJ 4050 N	3	3	$150.00	$450.00
HP LJ 8000 N	3	2	$250.00	$500.00
HP LJ 8100 N	1	1	$250.00	$250.00

Attachment A-3

ATTACHMENT B

Attachment	Combined Estimated Market Value Of Furniture Listed on Attachment	33% of the Estimated Value of Furniture Listed on Attachment
A-1	$230,875.00	$76,188.75
A-2	$48,510.00	$16,008.30
A-3	$162,665.00	$53,679.45

Total	$442,050.00	$145,876.50